EXHIBIT 10.2
Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
Execution Version

JUNIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT
DATED AS OF JULY 23, 2020
AMONG
CALIFORNIA RESOURCES CORPORATION,
A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE,
AS THE BORROWER,
THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,
AND
ALTER DOMUS PRODUCTS CORP.,
AS ADMINISTRATIVE AGENT
________________________

Page
ARTICLE I DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Interpretive Provisions    32
1.3    Accounting Terms    33
1.4    Rounding    33
1.5    References to Agreements, Laws, Etc    33
1.6    Times of Day    33
1.7    Timing of Payment or Performance    33
1.8    Currency Equivalents Generally    34
1.9    Classification of Loans and Borrowings    34
1.10    Divisions    34
1.11    Interest Rates; LIBOR Notification    34
ARTICLE II Amount and Terms of Credit    35
2.1    Commitments    35
2.2    Amount of the Closing Date Borrowing    35
2.3    Notice of Borrowing    35
2.4    Disbursement of Funds    36
2.5    Repayment of Loans; Evidence of Debt    36
2.6    Conversions and Continuations    37
2.7    Pro Rata Borrowings    38
2.8    Interest    38
2.9    Interest Periods    38
2.10    Increased Costs, Illegality, Etc    39
2.11    Compensation    40
2.12    Notice of Certain Costs    41
2.13    Change of Lending Office    41
2.14    [Reserved]    41
2.15    [Reserved]    41
2.16    [Reserved]    41
2.17    Alternate Rate of Interest    41
2.18    Trust Property    42
2.19    Priority of Liens    43
ARTICLE III [Reserved]    43
ARTICLE IV Fees; Commitments    43
4.1    Fees    43
4.2    [Reserved]    44
4.3    Mandatory Termination or Reduction of Commitments    44
ARTICLE V Payments    44
5.1    Voluntary Prepayments    44
5.2    Mandatory Prepayments    44
5.3    Method and Place of Payment    46
5.4    Net Payments    46
5.5    Computations of Interest and Fees    49
5.6    Limit on Rate of Interest    49

(continued)
Page
ARTICLE VI [Reserved]    50
ARTICLE VII Conditions Precedent to closing date    50
7.1    Credit Documents    50
7.2    Secretary’s Certificate    50
7.3    Good Standing Certificates    50
7.4    Legal Opinions    50
7.5    Fees    51
7.6    KYC; PATRIOT Act; Beneficial Ownership    51
7.7    Historical Financial Statements    51
7.8    Initial Budget    51
7.9    Chapter 11 Cases    51
7.10    Interim Order    51
7.11    Business Plan; Case Budget    51
7.12    No Conflicts    51
7.13    No MAE    51
7.14    No Litigation    52
7.15    Approvals and Consents    52
7.16    Perfected Security Interest    52
7.17    Reserve Report    52
7.18    [Reserved]    52
7.19    [Reserved]    52
7.20    Senior DIP Facility    52
7.21    Repayment in Full of Prepetition RBL Obligations    52
ARTICLE VIII Conditions Precedent to All Credit Events    53
8.1    No Default; Representations and Warranties    53
8.2    Notice of Borrowing    53
8.3    No Violation    53
8.4    Financial Covenant Compliance    53
8.5    DIP Order    53
ARTICLE IX Representations, Warranties and Agreements    54
9.1    Corporate Status    54
9.2    Corporate Power and Authority; Enforceability    54
9.3    No Violation    54
9.4    Litigation    54
9.5    Margin Regulations    54
9.6    Governmental Approvals    55
9.7    Investment Company Act    55
9.8    True and Complete Disclosure    55
9.9    Financial Condition; Financial Statements    55
9.10    Tax Matters    56
9.11    Compliance with ERISA    56
9.12    Subsidiaries    57
9.13    Environmental Laws    57
9.14    Properties    57
9.15    [Reserved]    57
9.16    Insurance    58
9.17    Hedge Agreements    58

(continued)
Page
9.18    Patriot Act    58
9.19    [Reserved]    58
9.20    No Default    58
9.21    Direct Benefit    58
9.22    Anti-Corruption Laws and Sanctions    58
9.23    [Reserved]    58
9.24    EEA Financial Institutions    58
9.25    Flood Insurance Regulations    59
9.26    Beneficial Ownership    59
9.27    Cases and Orders    59
ARTICLE X Affirmative Covenants    60
10.1    Information Covenants    60
10.2    Books, Records and Inspections    63
10.3    Maintenance of Insurance    63
10.4    Payment of Taxes    64
10.5    Consolidated Corporate Franchises    64
10.6    Compliance with Statutes, Regulations, Etc    64
10.7    ERISA    64
10.8    Maintenance of Properties    65
10.9    [Reserved]    66
10.10    Additional Guarantors, Grantors and Collateral    66
10.11    Use of Proceeds    66
10.12    Further Assurances    66
10.13    Reserve Reports    67
10.14    Credit Rating    67
10.15    Milestones    67
10.16    Minimum Hedged Volume    68
10.17    Lender Calls    68
10.18    Bankruptcy Related Matters    68
10.19    Production Reports    69
10.20    Business Plan    69
10.21    Priority of Liens    69
10.22    Post-Closing Obligations    71
ARTICLE XI Negative Covenants    71
11.1    Limitation on Indebtedness    71
11.2    Limitation on Liens    73
11.3    Limitation on Fundamental Changes    75
11.4    Limitation on Sale of Assets    75
11.5    Limitation on Investments    77
11.6    Limitation on Restricted Payments    78
11.7    Limitation on Debt Payments and Amendments    78
11.8    Negative Pledge Agreements    79
11.9    Limitation on Subsidiary Distributions    79
11.10    Hedge Agreements    80
11.11    Financial Performance Covenants    81
11.12    Transactions with Affiliates    81
11.13    Change in Business    81
11.14    Use of Proceeds    81

(continued)
Page
11.15    [Reserved]    82
11.16    Limitation on New Subsidiaries    82
11.17    Superpriority Claims    82
ARTICLE XII Events of Default    82
12.1    Events of Default    82
12.2    Remedies    86
ARTICLE XIII The Administrative Agent    87
13.1    Appointment    87
13.2    Delegation of Duties    88
13.3    Exculpatory Provisions    88
13.4    Reliance    89
13.5    Notice of Default    90
13.6    Non-Reliance on Administrative Agent and Other Lenders    90
13.7    Lender Direction    90
13.8    Lender Reimbursement and Indemnification    90
13.9    Agent in Its Individual Capacity    91
13.10    Successor Agent    91
13.11    Withholding Tax    92
13.12    Security Documents and Guarantee    93
13.13    Right to Realize on Collateral and Enforce Guarantee    93
13.14    Administrative Agent May File Proofs of Claim    93
13.15    Credit Bidding    94
13.16    Certain ERISA Matters    95
13.17    Posting of Communications    96
13.18    Survival    98
ARTICLE XIV Miscellaneous    98
14.1    Amendments, Waivers and Releases    98
14.2    Notices    99
14.3    No Waiver; Cumulative Remedies    99
14.4    Survival of Representations and Warranties    100
14.5    Payment of Expenses; Limitation of Liability; Indemnification    100
14.6    Successors and Assigns; Participations and Assignments    101
14.7    Replacements of Lenders under Certain Circumstances    105
14.8    Adjustments; Set-off    105
14.9    Counterparts; Electronic Execution    106
14.10    Severability    107
14.11    Integration    107
14.12    GOVERNING LAW    107
14.13    Submission to Jurisdiction; Waivers    107
14.14    Acknowledgments    108
14.15    WAIVERS OF JURY TRIAL    109
14.16    Confidentiality    109
14.17    Release of Collateral and Guarantee Obligations    110
14.18    [Reserved]    111
14.19    USA PATRIOT Act    111
14.20    Payments Set Aside    111
14.21    Reinstatement    111

(continued)
Page
14.22    Disposition of Proceeds    111
14.23    [Reserved]    111
14.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    111
14.25    DIP Order    112
14.26    Material Non-Public Information    112

v

Schedules and Exhibits

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Development Joint Ventures
Schedule 1.1(c)	Non-Debtor Subsidiaries
Schedule 4.1	Closing Date Exit Premium Holdings
Schedule 5.2(f)	Identified Assets
Schedule 9.4	Litigation
Schedule 9.12	Subsidiaries
Schedule 9.13	Environmental Laws
Schedule 9.17	Hedge Agreements
Schedule 9.25	Facilities & Offices
Schedule 11.1	Prepetition Indebtedness
Schedule 11.2	Petition Date Liens
Schedule 11.5	Petition Date Investments
Schedule 11.8	Petition Date Negative Pledge Agreements
Schedule 11.9	Petition Date Contractual Encumbrances
Schedule 11.12	Petition Date Affiliate Transactions
Schedule 14.2	Notice Addresses

Exhibit A	Form of Budget
Exhibit B	Form of Notice of Borrowing
Exhibit C	[Reserved]
Exhibit D	Form of Guarantee
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Promissory Note
Exhibit G	Form of Interim Order
Exhibit H	Form of Notice of Conversion or Continuation

JUNIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of July 23, 2020, among CALIFORNIA RESOURCES CORPORATION, a Delaware corporation (the “Borrower” or the “Company”), as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, the banks, financial institutions and other lending institutions from time to time party as lenders hereto (each a “Lender” and, collectively, the “Lenders”) and Alter Domus Products Corp., as Administrative Agent.
WHEREAS, the Company is party to that certain Credit Agreement, dated as of November 17, 2017 (as heretofore amended, restated, supplemented or otherwise modified and as in effect immediately prior to the effectiveness of this Agreement, the “Prepetition FLMO Credit Agreement”), among the Company, as borrower, the financial institutions party thereto as lenders and The Bank of New York Mellon Trust Company, N.A., as administrative agent, pursuant to which certain loans to the Borrower were made for certain purposes as set forth therein;
WHEREAS, on July 15, 2020 (the “Petition Date”), the Borrower and certain of its Subsidiaries (collectively, the “Debtors” and each individually, a “Debtor”) filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (such proceedings being jointly administered under Case No. 20-33568 are hereinafter referred to as the “Chapter 11 Cases”). Each Debtor continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;
WHEREAS, in connection with the Chapter 11 Cases, the Borrower has requested that (x) the Lenders provide a junior secured superpriority debtor-in-possession term loan facility (the “Junior DIP Facility”) in an aggregate principal amount not to exceed $650,000,000 and (y) certain other lenders provide a senior secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount not to exceed $483,010,655.62 pursuant to the Senior DIP Credit Agreement (the “Senior DIP Facility” and, together with the Junior DIP Facility, the “DIP Facilities”), with all of the Company’s obligations under each DIP Facility to be guaranteed by such Subsidiaries of the Company acting as Guarantors under the Credit Documents; and
WHEREAS, the Lenders are willing to make available to the Borrower such credit upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Defined Terms.
(a)    Terms defined in the preamble have the meaning ascribed to them in the preamble.
(b)    As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“4-week Rolling Average Liquidity” shall mean, as of any date of determination, the quotient of (a) the sum of Liquidity at the close of business on each of the four (4) Fridays immediately preceding such date of determination divided by (b) four (4).

“13-week Projection” shall mean, for any 13-week period, a 13-week forecast of receipts and disbursements of the Borrower and the other Credit Parties on a consolidated basis, broken down by week, including (a) individual line items for “Total Receipts,” “Total Operating Disbursements,” “Professional Fees,” “Operating AP Payments,” “Payroll/Payroll Taxes,” and “Elk Hills Power Capacity/Reimbursement,” and (b) anticipated uses of the Senior DIP Facility for such period. Each such 13-week Projection shall be in substantially the same form as the initial Budget delivered pursuant to Section 7.7 and attached hereto as Exhibit A or otherwise in a form acceptable to the Majority Lenders.
“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBOR Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.17(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than 2.0%, such rate shall be deemed to be 2.0% for purposes of this Agreement.
“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“Ad Hoc Term Lender Group” shall mean the ad hoc group of those certain funds or accounts managed, advised, or sub-advised by those certain funds that hold claims in respect of the Prepetition FLMO Credit Agreements and that is represented by the Ad Hoc Term Lender Group Advisors.
“Ad Hoc Term Lender Group Advisors” shall mean Davis Polk & Wardwell LLP, Evercore Inc., Haynes and Boone, LLP, Trimeric Corporation, Cox, Castle & Nicholson LLP, Cornerstone Engineering, Inc., Rapp & Krock, PC, ERM Consulting and Engineering Inc., and any other special and local counsel and advisors providing advice to the Ad Hoc Term Lender Group in connection with the DIP Facilities, the Chapter 11 Cases and related restructuring transactions.
“Adjusted LIBOR Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” shall mean Alter Domus Products Corp., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 13.10.
“Administrative Agent Fee Letter” means the fee letter, dated as of the date hereof, between the Administrative Agent and the Borrower.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 14.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.
“Agreement” shall mean this Credit Agreement.
“Ancillary Document” shall have the meaning provided in Section 14.9(b).
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” shall mean for any day, 9.00% per annum for LIBOR Loans and 8.00% per annum for ABR Loans.
“Approved Electronic Platform” shall have the meaning provided in Section 13.17(a).
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineer” shall mean (a) each independent petroleum engineering firm that has prepared a Reserve Report delivered to the Senior DIP Agent under the Senior DIP Credit Agreement prior to the Discharge of Senior DIP Obligations; provided that any such independent petroleum engineering firm that shall have been deemed to no longer be acceptable by the Senior DIP Agent prior to the Discharge of Senior DIP Obligations shall not be an “Approved Petroleum Engineer” and (b) any other independent petroleum engineer selected by the Borrower and reasonably acceptable to the Majority Lenders.
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent.
“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, any Senior Vice President, any Executive Vice President, and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“Avoidance Action Proceeds” shall mean any and all proceeds of any Avoidance Action.
“Avoidance Actions” shall mean all claims and causes of action under sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Price Deck” shall mean the Senior DIP Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Senior DIP Agent from time to time under and in accordance with the terms of the Senior DIP Credit Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”.
“Bankruptcy Court” shall have the meaning provided in the recitals hereto.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Majority Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” shall mean the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBOR Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Screen Rate permanently or indefinitely ceases to provide the LIBOR Screen Rate; or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBOR Rate:
(a) a public statement or publication of information by or on behalf of the administrator of the LIBOR Screen Rate announcing that such administrator has ceased or will cease to provide the LIBOR Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Screen Rate;
(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Screen Rate, in each case which states that the administrator of the LIBOR Screen Rate has ceased or will cease to provide the LIBOR Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Screen Rate; and/or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Screen Rate announcing that the LIBOR Screen Rate is no longer representative.
“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.
“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.17.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” shall have the meaning provided in Section 14.8(a).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning provided in the preamble to this Agreement.
“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).
“Budget” shall mean (a) initially, a 13-week Projection for the 13-week period commencing on the Petition Date, and (b) thereafter, the 13-week Projection approved or deemed approved by the Majority Lenders pursuant to Section 10.1(i)(i).
“Budget Certificate” has the meaning assigned to such term in Section ý10.1(i)(i).
“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Los Angeles, California are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Subsidiaries.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.
“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
“Carve Out” has the meaning assigned to such term in the applicable DIP Order.
“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” shall mean the occurrence after the date of this Agreement of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of clauses (a)(ii) or (c) of Section 2.10, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if:
(a)    any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 35% of the ordinary voting power for the election of directors of the Borrower; or
(b)    occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the Board of Directors of the Borrower or (iii) approved by the Board of Directors of the Borrower for consideration by shareholders as director candidates prior to their election.
“Chapter 11 Cases” shall have the meaning provided in the recitals hereto.
“Closing Date” shall mean the date on which the conditions specified in ARTICLE VII are satisfied (or waived in accordance with Section 14.1).
“Closing Date Lender” shall have the meaning provided in Section 14.6(b)(ii)(C).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean the “DIP Collateral” as defined in the DIP Order.
“Commitment” shall mean the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment”.
“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 13.17, including through an Approved Electronic Platform.
“Compounded SOFR” shall mean the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(a)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(b)    if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities at such time;
provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for the

Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Confidential Information” shall have the meaning provided in Section 14.16.
“Confirmation Order” shall mean an order of the Bankruptcy Court approving the Plan of Reorganization in form and substance reasonably acceptable to the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, to the Administrative Agent).
“Consolidated Cash Balance” shall have the meaning set forth in the definition of “Liquidity”.
“Contractual Requirement” shall have the meaning provided in Section 9.3.
“Corresponding Tenor” with respect to a Benchmark Replacement shall mean a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBOR Rate.
“Credit Documents” shall mean this Agreement, the Guarantee, any promissory notes issued by the Borrower under this Agreement, the Security Documents and the Administrative Agent Fee Letter.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan.
“Credit Party” shall mean each of the Borrower and the Guarantors.
“Debtor(s)” shall have the meaning provided in the recitals hereto.
“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Development Joint Venture” shall mean each incorporated or unincorporated partnership, or other jointly owned enterprise or entity or a joint venture or contractual relationship (even if not a partnership or joint venture), in each case, in effect as of, and in existence on, the Petition Date and set forth on Schedule 1.1(b), to which the Borrower or a Subsidiary is a party and which was formed for the purpose of exploring for and/or developing Oil and Gas Properties, where each of the parties thereto have contributed or agreed to contribute cash, services, Oil and Gas Properties, other assets, or any combination of the foregoing.
“DIP Facilities” shall have the meaning provided in the recitals hereto.
“DIP Order” shall mean, individually or collectively, as the context may require, the Interim Order and the Final Order, as applicable.
“Discharge of Senior DIP Obligations” has the meaning provided in the applicable DIP Order.
“Disclosure Statement” shall mean a disclosure statement for the Plan of Reorganization reasonably acceptable to the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, to the Administrative Agent).

“Disposition” shall have the meaning provided in Section 11.4. “Dispose” shall have a correlative meaning.
“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until the Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date hereunder; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.
“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.
“Early Opt-in Election” shall mean the occurrence of:
(a) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.17 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and
(b) (i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” shall mean an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Elk Hills Power Agreements” shall mean, collectively, (a) the Contribution and Unit Purchase Agreement, dated as of February 7, 2018, by and among Elk Hills Power, LLC, California Resources Elk Hills, LLC, ECR Corporate Holdings L.P. and, solely for the purposes of Section 7.14 thereof, California Resources Corporation; (b) the Second Amended and Restated Limited Liability Company Agreement of Elk Hills Power, LLC, dated as of February 7, 2018, by and between California Resources Elk Hills, LLC and ECR Corporate Holdings L.P.; (c) the Commercial Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC; (d) the Master Services Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC; and (e) any other agreements entered into in connection with the transactions contemplated by the foregoing agreements, in each case, as in effect on the date hereof.
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any applicable Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.
“Environmental Law” shall mean any applicable Federal, state, or local statute, law (including, without limitation, common law), rule, regulation, ordinance, or code of any Governmental Authority now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or workplace safety (to the extent relating to human exposure to Hazardous Materials), or the release or threatened release of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall have the meaning provided in Section 12.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the applicable Bloomberg screen page for such currency. In the event that such rate does not appear on any Bloomberg screen page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange offered to the Administrative Agent by major banks in respect of such currency, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.
“Excluded Hedges” shall mean Hedge Agreements that (i) are basis differential only swaps for volumes of crude oil and natural gas included under other Hedge Agreements permitted by Section 11.10 or (ii) are a hedge of volumes of crude oil or natural gas by means of a put or a price “floor” for which there exists no mark-to-market exposure to the Borrower.
“Excluded Property” shall mean (a) all Excluded Stock, (b) any property to the extent the grant or maintenance of a Lien on such property (i) is prohibited by applicable law, (ii) could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary of the Borrower, (iii) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (iv) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except, in the case of clauses (i), (ii) and (iv) of this clause (b), to the extent that such prohibition, consent or term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or pursuant to the Bankruptcy Code), (c) trust accounts, payroll accounts, zero balance accounts and escrow accounts, in each case for so long as they remain such type of account, (d) any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period in which, the grant of a security interest therein would violate the Lanham Act or impair the validity or enforceability of, or render void or voidable or result in the cancellation of, the applicable Grantor’s right, title or interest therein or any trademark or service mark that issues as a result of such intent-to-use trademark or service mark application under applicable federal law and (e) proceeds of any of the foregoing, but only to the extent such proceeds would otherwise independently constitute “Excluded Property” under clauses (a) through (d); provided that “Excluded Property” shall not include any Avoidance Action Proceeds.
“Excluded Stock” shall mean (a) solely in the case of any pledge of Stock or Stock Equivalents of any Foreign Corporate Subsidiary or FSHCO to secure the Obligations, any Stock or Stock Equivalents that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Stock and Stock Equivalents of such class and, solely in the case of a pledge of Stock or Stock Equivalents of any Disregarded Entity substantially all of whose assets consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of such Disregarded Entity in excess of 66% of the outstanding Stock and Stock Equivalents of such entity (such percentage to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (b) any Stock or Stock Equivalents to the extent the pledge thereof would be prohibited by any Requirement of Law, (c) in the case of (i) any Stock or Stock Equivalents of any Subsidiary to the extent the pledge of such Stock or Stock Equivalents is prohibited by Contractual Requirements (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law) or (ii) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Subsidiaries, any Stock or Stock Equivalents of each such Subsidiary described in clause (i) and (ii) to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code, the Bankruptcy Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law); provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a wholly owned Subsidiary) to any Contractual Requirement governing such Stock or Stock Equivalents the right to terminate its obligations thereunder unless such termination is subject to Section 362 of the Bankruptcy Code (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code, the Bankruptcy Code or other applicable Requirement of Law), (d) the Stock or Stock Equivalents of any Subsidiary of a Foreign Corporate Subsidiary and (e) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 14.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-

U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Lender’s failure to comply with Section 5.4(e) or (iii) any United States federal withholding Tax imposed under FATCA.
“Exit Premium” shall have the meaning provided in Section 4.1(c).
“Exit Premium Assignment and Acceptance” shall have the meaning provided in Section 14.6(g).
“Exit Premium Register” shall have the meaning provided in Section 14.6(g).
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.
“farm-in or farm-out” shall have the meaning commonly given to such term in the oil and gas industry, and without limiting the foregoing, shall expressly include transactions involving assignments or other dispositions of all or part of oil, natural gas or mineral interests in which the assignor or other disposing party retains an interest in consideration of the assignee or other disposing party assuming or undertaking obligations with respect to such interests, including cost reimbursement and/or agreements to perform services in connection with the development of the relevant assets.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be the rate calculated by the NYFRB based on the next preceding Business Day’s federal funds transactions by depositary institutions and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to major banks on such day on such transactions as determined by the Administrative Agent; provided, further that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Final Order” shall mean the final order of the Bankruptcy Court authorizing and approving the Debtors’ entry into and performance under the Junior DIP Facility on a final basis, including the granting of the Liens and Superpriority Claims in respect of the Junior DIP Facility in favor of the Administrative Agent and the Secured Parties, in substantially the form of the Interim Order, with such changes as the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent) approve in their sole discretion.
“Final Order Entry Deadline” shall mean, as to the Final Order, entry thereof by the Bankruptcy Court on or before the date that is forty (40) days following the entry of the Interim Order, unless such date is extended with the consent of the Majority Lenders.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Section 11.11.
“Fixtures” shall have the meaning provided in Section 2.18.
“Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.
“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.
“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fronting Lender” shall mean Credit Suisse Loan Funding LLC.
“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock and Stock Equivalents of one or more direct or indirect Foreign Corporate Subsidiaries.
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.
“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guarantors” shall mean each Subsidiary other than the Non-Debtor Subsidiaries.
“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any applicable Environmental Law.
“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations entered into in the ordinary course of business to physically buy or sell any commodity produced from the Borrower’s and its Subsidiaries’ Oil and Gas Properties or electricity generation facilities under an agreement that has a tenor under 90 days shall not be considered Hedge Agreements.
“Hedge Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” shall mean (a) the audited combined balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2018 and December 31, 2019, and the related audited combined statements of income and comprehensive income, statements of net investment and statements of cash flows for each of the fiscal years in the two-year period ended December 31, 2019 and (b) the unaudited combined balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2020, and the related unaudited combined statements of income and comprehensive income and statements of cash flows for the three-month period ended March 31, 2020.
“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Identified Assets” shall have the meaning provided in Section 5.2(f).
“Impacted Interest Period” shall have the meaning provided in the definition of “LIBOR Rate.”
“Improvements” shall have the meaning provided in Section 2.18.
“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business, (h) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (i) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) any obligation in respect of a farm-in agreement, joint development agreement, joint operating agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property, (v) any obligations in respect of any Hedge Agreement that is permitted under this Agreement, (vi) prepayments for gas or crude oil production not to exceed $10,000,000 in the aggregate at any time outstanding, provided that no more than $5,000,000 of such prepayments shall be outstanding more than 30 days in advance thereof or (vii) obligations arising from net profits interests, working interests, overriding, non-participating or other royalty interests or similar real property interests.

“Indemnified Liabilities” shall have the meaning provided in Section 14.5(c).
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by the Administrative Agent’s or Lender’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
“Indemnitee” shall have the meaning provided in Section 14.5(c).
“Industry Investment” shall mean Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of oil and gas business jointly with third parties, including: (1) ownership interests in oil and gas properties or gathering, transportation, processing, electricity and power generation, or related systems; and (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Interim Order” shall mean an order of the Bankruptcy Court in substantially the form attached hereto as Exhibit G and otherwise satisfactory in form and substance to the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, to the Administrative Agent) in their sole discretion.
“Interim Period” means the time period commencing on the date of the Bankruptcy Court’s entry of the Interim Order and ending on the Final Order Entry Deadline.
“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period; and (b) the LIBOR Screen Rate for the shortest period (for which that LIBOR Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, assumption of Indebtedness of, or capital contribution to, or purchase or other acquisition of an equity participation in, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or (d) the purchase or other acquisition (in one transaction or a series of transactions) of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 11.5.
“Junior DIP Facility” has the meaning assigned to such term in the recitals to this Agreement.
“Land” shall have the meaning provided in Section 2.18.
“Leases” shall have the meaning provided in Section 2.18.
“Lender” shall have the meaning provided in the preamble to this Agreement.
“Lender-Related Person” shall have the meaning provided in Section 14.5(b).
“Liabilities” shall mean any losses, claims (including intraparty claims), obligations, penalties, actions, demands, damages, judgments, or liabilities of any kind.
“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (c) of the definition of ABR).
“LIBOR Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, the LIBOR Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate.
“LIBOR Screen Rate” shall mean, for any day and time, with respect to any LIBOR Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on the applicable Bloomberg screen page that displays such rate (or, in the event such rate does not appear on such Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion), provided, that in the event the rates referenced above are not available, the LIBOR Screen Rate shall mean the rate per annum (rounded to the nearest 1/100 of 1.00%) equal to the average of the offered quotation rates to three (3) major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans for which the LIBOR Screen Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period; provided, further that if the LIBOR Screen Rate shall be less than 1.00%, such rate shall be deemed to 1.00% for the purposes of this Agreement.
“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.
“Liquidity” shall mean, as of any date of determination, the sum of (a) the Total Commitments (as defined in the Senior DIP Credit Agreement) at such time minus the Total Credit Exposure (as defined in the Senior DIP Credit Agreement) at such time and (b) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Borrower and its Subsidiaries (it being understood that (i) cash or cash equivalents subject to a control agreement in favor of Persons other than the Senior DIP Agent for the benefit of the “Secured Parties” under and as defined in the Senior DIP Credit Agreement or the Administrative Agent for the benefit of the Secured Parties shall be deemed “restricted” (except calculating the Consolidated Cash Balance for purposes of Section 5.2(d), in which case such cash or cash equivalents shall be deemed not “restricted”) and (ii) cash or cash equivalents upon which a Lien in favor of the Senior DIP Agent for the benefit of the “Secured Parties” under and as defined in the Senior DIP Credit Agreement (excluding cash that is cash collateralizing obligations in respect of letters of credit issued under the Senior DIP Facility) or the Administrative Agent for the benefit of the Secured Parties has been granted shall be deemed not “restricted”) (the amount in this clause (b), the “Consolidated Cash Balance”).
“Loan” shall mean any extension of credit by a Lender to the Borrower and shall include, for the avoidance of doubt, the Term Loan.
“Majority Lenders” shall mean, at any date, Lenders having or holding Loans and unused Commitments representing more than 50% of the sum of all outstanding Loans and unused Commitments at such date.
“Material Adverse Effect” shall mean a circumstance or condition which would reasonably be expected to have a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Borrower and the other Credit Parties, taken as a whole, (b) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under this Agreement or under any of the other Credit Documents.
“Maturity Date” shall mean January 15, 2021.
“Milestones” shall have the meaning provided in Section 10.15.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean any mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and (a) JPMorgan Chase Bank, N.A., as administrative agent under the Prepetition RBL Credit Agreement and (b) The Bank of New York Mellon Trust Company, N.A., as collateral agent for the benefit of the secured parties under the Prepetition FLMO Credit Agreement and which, pursuant to the DIP Order, establishes superpriority Liens in favor of the Administrative Agent for the benefit of the Secured Parties hereunder.
“Mortgaged Property” shall mean the real property and improvements thereto that is encumbered (or required to be encumbered) by the Interim Order (or, if applicable, the Final Order) or described in one or more duly executed, delivered and filed Mortgages evidencing a Lien securing the Prepetition RBL Obligations and the Prepetition FLMO Obligations.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and is or was within any of the last preceding six years contributed to by the Borrower or an ERISA Affiliate.
“Net Cash Proceeds” shall mean (a) with respect to any Disposition, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of, in respect of the Debtors (i) selling expenses (including reasonable broker’s fees or commissions, legal, accounting and investment banking fees and expenses, title insurance premiums, survey costs, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale) approved by the Bankruptcy Court, if such approval is necessary pursuant to the Bankruptcy Code, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) amounts paid in respect of the termination of Hedge Agreements in respect of notional volumes or amounts corresponding to the property subject of such Disposition or any Indebtedness being repaid under clause (iv) and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness permitted hereunder that is secured by a Lien permitted hereunder (other than any Lien pursuant to a Security Document) on the asset disposed of in such Disposition and required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, commissions and brokerage, consultant and other customary fees and charges actually incurred by the Debtors in connection with such issuance.
“Non-Debtor Subsidiaries” shall mean each Subsidiary set forth on Schedule 1.1(c).
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, in each case, entered into with the Borrower or any of its Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, the Exit Premium (subject to the terms of the DIP Order), charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.
“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities, steam flood facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 14.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.
“Overnight Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” shall have the meaning provided in Section 14.6(c)(i).
“Participant Register” shall have the meaning provided in Section 14.6(c)(ii).
“Patriot Act” shall have the meaning provided in Section 14.19.
“Payment in Full” shall mean the termination of the Total Commitment and the payment in full in cash of the Loans, together with all interest, fees and all other Obligations incurred hereunder (other than contingent indemnification obligations not then due and payable).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Investments” shall mean:
(a)    securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(b)    securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);
(c)    commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(d)    time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;
(e)    repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;
(f)    marketable short-term money market and similar funds (i) either having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(g)    shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above;

(h)    investments in an aggregate amount not to exceed $100,000,000 in corporate debt securities having a rating of either A from S&P or A2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); and
(i)    in the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Foreign Subsidiary is located or in which such Investment is made.
“Permitted Liens” shall mean:
(a)    Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;
(b)    Liens in respect of property or assets of the Borrower or any of the Subsidiaries imposed by law, such as landlords’, vendors’, operators’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(c)    Liens incurred, or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory and regulatory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 11.5;
(d)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(e)    easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, reservations, deficiencies or irregularities in title, encroachments, protrusions, servitudes, rights, eminent domain or condemnation rights, permits, conditions and covenants and other similar charges or encumbrances (including in any rights of way or other property of the Borrower or its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Majority Lenders, any exception on the title reports issued in connection with any Oil and Gas Property;
(f)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement;

(g)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(h)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 11.1;
(i)    leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(j)    Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;
(k)    Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;
(l)    Liens which arise in the ordinary course of business under operating agreements (including preferential purchase rights, consents to assignment and other restraints on alienation), joint operating agreements, joint venture agreements in effect as of the Petition Date, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty and royalty agreements, reversionary interests, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; and to the extent the same constitute Liens, Liens on Oil and Gas Properties that arise pursuant to usual and customary dedications of Hydrocarbon production from specified Oil and Gas Properties in favor of a joint venture providing midstream services in connection with the obligation to deliver such Hydrocarbons, if and when produced, for transportation or processing by such joint venture, in each case so long as such Liens do not secure any monetary obligation; provided that any such Lien referred to in this clause does not in the aggregate have a Material Adverse Effect;
(m)    any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole; and
(n)    Liens arising under statutory provisions of applicable law with respect to production purchased from others.
The parties acknowledge and agree that no intention to subordinate the priority afforded the Liens granted in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petition Date” shall have the meaning provided in the recitals hereto.
“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six years maintained or contributed to (or to which there is or was an obligation to contribute or to make payments to) by the Borrower or an ERISA Affiliate.
“Plan of Reorganization” shall mean a plan of reorganization that (a) provides for Payment in Full in cash upon the effective date of such plan, (b) provides that the effective date of such plan shall occur by a date that is within the applicable Milestones and (c) contains customary releases and other exculpatory provisions for the Administrative Agent and the Lenders.
“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the date hereof, among the Borrower, the other pledgors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Premises” shall have the meaning provided in Section 2.18.
“Prepetition Debt Documents” shall mean the “Prepetition Debt Documents” as defined in the DIP Order, as such documents are in effect on the Petition Date.
“Prepetition FLMO Credit Agreement” shall have the meaning provided in the recitals hereto.
“Prepetition FLMO Obligations” shall mean the “Obligations” as defined in the Prepetition FLMO Credit Agreement.
“Prepetition Indebtedness” shall mean the Indebtedness set forth on Schedule 11.1.
“Prepetition RBL Credit Agreement” shall mean that certain Credit Agreement, dated as of dated as of September 24, 2014, among the Company, the financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent, as administrative agent, as amended, restated, supplement or otherwise modified from time to time prior to the Petition Date.
“Prepetition RBL Obligations” shall mean the obligations described under clause (a)(i) of the definition of “Obligations” under the Prepetition RBL Credit Agreement and incurred under the Prepetition RBL Credit Agreement.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” shall mean any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Production Payment” shall mean a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Subsidiaries which is payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.
“Proved Developed Producing Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as “Developed Producing Reserves.”
“Proved Developed Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves”; and Proved Developed Reserves in the aggregate comprise Proved Reserves that are “Developed Producing Reserves” and “Developed Non-Producing Reserves”.
“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”; and “Proved Reserves” in the aggregate comprise Proved Reserves that are “Developed Producing Reserves”, “Developed Non-Producing Reserves” and “Undeveloped Reserves”.
“Proved Undeveloped Reserves” shall mean Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as “Undeveloped Reserves”.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning provided in Section 13.17(c).
“RBL Adequate Protection Claims” has the meaning provided in the applicable DIP Order.
“RBL Adequate Protection Liens” has the meaning provided in the applicable DIP Order.
“Register” shall have the meaning provided in Section 14.6(b)(iv).
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, representatives, attorneys-in-fact, attorneys, advisors, and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Governmental Body” shall mean the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.
“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Reserve Report” shall mean (a) initially, the reserve report delivered pursuant to Section 7.17 on the Closing Date and (b) thereafter, any report, in form and substance (i) prior to the Discharge of Senior DIP Obligations, reasonably satisfactory to the Senior DIP Agent and (ii) following the Discharge of Senior DIP Obligations, reasonably satisfactory to the Majority Lenders, in each case setting forth, as of each January 1st, April 1st, July 1st or October 1st the Proved Reserves and the Proved Developed Reserves attributable to the Oil and Gas Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon (A) prior to the Discharge of Senior DIP Obligations, the most recent Bank Price Deck that is provided to the Borrower by the Senior DIP Agent at least 14 days prior to such date that the Reserve Report is due pursuant to Section 10.13; provided that, in addition to the calculations based upon the most recent Bank Price Deck, such report shall include parallel calculations based upon the Strip Price; and (B) following the Discharge of Senior DIP Obligations, the Strip Price.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payments” shall have the meaning provided in Section 11.6.
“Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement, dated as of July 15, 2020, by and among the Credit Parties, the lenders under the Prepetition FLMO Credit Agreement, the other creditors of the Company party thereto from time to time and ECR Corporate Holdings L.P. and the other funds, investment vehicles and/or accounts managed or advised by Ares Management LLC party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).
“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including, but not limited to, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Parties” shall mean, collectively, the Administrative Agent, each Lender and each agent, sub-agent or attorney-in-fact appointed by the Administrative Agent pursuant to ARTICLE XIII with respect to matters relating to the Credit Documents.
“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrower, the other grantors party thereto and the Administrative Agent, for the benefit of the Secured Parties.
“Security Documents” shall mean, collectively, (a) the DIP Order, (b) the Security Agreement, (c) the Pledge Agreement, (d) the Mortgages and (e) each other security agreement or other instrument or document executed and delivered in connection with, or as security for the payment or performance of the Obligations.
“Senior DIP Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Senior DIP Facility Documentation, or any successor administrative agent and collateral agent under the Senior DIP Facility Documentation.
“Senior DIP Credit Agreement” shall mean that certain senior secured debtor-in-possession revolving credit agreement, dated as of the date hereof, among the Borrower, the lenders party thereto and the Senior DIP Agent, as the same may be amended in accordance with the terms hereof and the Interim Order or Final Order (as applicable).
“Senior DIP Facility” has the meaning assigned to such term in the recitals to this Agreement.
“Senior DIP Facility Documentation” shall mean the Senior DIP Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.
“Senior DIP Liens” has the meaning provided in the applicable DIP Order.
“Senior Superpriority DIP Claims” has the meaning provided in the applicable DIP Order.
“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” shall mean SOFR, Compounded SOFR or Term SOFR.
“Solicitation Materials” shall mean all solicitation materials in respect of the Plan of Reorganization.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Strip Price” shall mean (x) for purposes of determining the value of Oil and Gas Properties constituting Proved Reserves in a Reserve Report prepared by the Borrower’s petroleum engineers, the price estimated by applying the ICE(Brent)/NYMEX (as applicable) published forward prices adjusted for relevant basis differentials (before any state or federal or other income tax) and (y) for purposes of determining the value of basis differential commodity Hedge Agreements, as estimated by the Borrower applying, if available, the relevant ICE(Brent)/NYMEX (as applicable) published forward basis differential or, if such ICE(Brent)/NYMEX (as applicable) forward basis differential is unavailable, in good faith based on historical basis differentials, but accounting for reasonably expected future conditions (before any state or federal or other income tax). For any months beyond the term included in published ICE(Brent)/NYMEX (as applicable) forward pricing, the Strip Price used will be equal to the last published contract escalated at 2.0% per annum.
“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time beneficially owned by such Person directly or indirectly and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly beneficially owns more than 50% of the Stock at such time; provided, that any Development Joint Venture that is a Person shall not be deemed to be a Subsidiary of the Borrower or any of its Subsidiaries. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Superpriority Claim” shall mean a superpriority administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code against a Debtor in any of the Chapter 11 Cases having priority over any or all administrative expense claims, adequate protection and other diminution claims, priority and other unsecured claims, and all other claims against a Debtor or its estate, including claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105(a), 326, 328, 330, 331, 503(a), 503(b), 506(c), 507, 546, 552(b), 726, 1113 and/or 1114 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term Loan” shall have the meaning provided in Section 2.1(a).
“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” shall mean the earliest to occur of (a) the Maturity Date, (b) the sale of all or substantially all of the Credit Parties’ assets, (c) the effective date of the Plan of Reorganization or any other plan of reorganization in respect of the Debtors and (d) the date that is forty (40) days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date.
“Testing Period” shall have the meaning provided in Section 11.11(a).
“Total Commitment” shall mean, as of any date of determination, the sum of the Commitments of the Lenders. The Total Commitment as of the Closing Date is $650,000,000.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the execution, delivery and performance of this Agreement and the other Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the payment of Transaction Expenses on the Closing Date and the other transactions contemplated by this Agreement and the Credit Documents.
“Transferee” shall have the meaning provided in Section 14.6(e).
“Trust Property” shall have the meaning provided in Section 2.18.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the ABR.
“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under FASB Accounting Standards Codification 715 (“ASC 715”)) under the

Plan as of the close of its most recent plan year, determined in accordance with ASC 715 as in effect on the Closing Date, exceeds the Fair Market Value of the assets allocable thereto.
“Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Variance Report” shall mean a report in a form reasonably satisfactory to the Administrative Agent detailing any variance (whether plus or minus and expressed as a percentage) between (a) the “Total Operating Disbursements” made during the relevant Testing Period by the Debtors against the “Total Operating Disbursements” set forth in the Budget for the relevant Testing Period and (b) on a line-item basis, receipts and disbursements made during the relevant Testing Period by the Debtors against the corresponding line item set forth in the Budget for the relevant Testing Period.
“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)    Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)    Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(i)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(j)    The word “will” shall be construed to have the same meaning as the word “shall”.
(k)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
1.4    Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).
1.7    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a

Business Day, the date of such payment (except as otherwise expressly set forth herein) or performance shall extend to the immediately succeeding Business Day.
1.8    Currency Equivalents Generally.
(a)    For purposes of any determination under ARTICLE X, ARTICLE XI (other than Section 11.11) or ARTICLE XII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided that (x) for purposes of determining compliance with ARTICLE XI with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 11.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 11.7 is made and (y) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 11.7 may be made at any time under such Sections. For purposes of Section 11.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 10.1(a) or (b).
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
1.9    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”).
1.10    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of Stock at such time.
1.11    Interest Rates; LIBOR Notification. The interest rate on LIBOR Loans is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.17(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.17(d), of any change to the reference rate upon which the interest rate on LIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (a) any such alternative, successor or replacement rate implemented pursuant to Section 2.17(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.17(c)), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
ARTICLE II
AMOUNT AND TERMS OF CREDIT
2.1    Commitments.
(a)    Subject to and upon the terms and conditions herein set forth, including without limitation, entry of the DIP Order, each Lender agrees, severally and not jointly, to make a term loan to the Borrower in a single Borrowing on the Closing Date (the “Term Loan”) in an aggregate principal amount requested by the Borrower not to exceed such Lender’s Commitment (and in no event shall any such Borrowing exceed the Total Commitment in the aggregate). Amounts borrowed under this Section 2.1 and paid or prepaid may not be reborrowed. Once funded, the Term Loan shall be a “Loan” for all purposes under this Agreement and the other Credit Documents. Loans may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans,
(b)    All Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type.
(c)    Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (1) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (2) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).
2.2    Amount of the Closing Date Borrowing. The aggregate principal amount of the Borrowing on the Closing Date shall be equal to $650,000,000.
2.3    Notice of Borrowing. Whenever the Borrower desires to incur Loans, the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) with respect to the Borrowing of the Term Loan on the Closing Date, prior to 1:00 p.m. (New York City time) at least one Business Day’s prior written notice of the Borrowing of the Term Loan if such Loans are to be initially LIBOR Loans and (ii) with respect to each other Borrowing of Loans (if any), (x) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice of each Borrowing of Loans if such Loans are to be initially LIBOR Loans and (y) written notice prior to 1:00 p.m. (New York City time) one Business Day prior to the date of each Borrowing of Loans that are to be ABR Loans. Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans, and (D) the Borrower’s wire instructions. The Administrative Agent shall promptly give each Lender written notice of each proposed Borrowing, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.
2.4    Disbursement of Funds.
(a)    No later than 3:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.
(b)    Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and upon receipt of all requested funds, the Administrative Agent will make available to the Borrower, by wiring to an account as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.
(c)    Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5    Repayment of Loans; Evidence of Debt.
(a)    Subject to the terms of the DIP Order, the Borrower hereby promises to pay to the Administrative Agent, for the benefit of the applicable Lenders, on the Termination Date, the then outstanding principal amount of all Loans.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.
(c)    [Reserved].

(d)    The entries made in the Register and accounts and subaccounts maintained pursuant to clause (b) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. In the event of any inconsistency between the entries in the accounts maintained pursuant to clause (b) of this Section 2.5 and the Register maintained by the Administrative Agent, the Register shall control.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit F hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
2.6    Conversions and Continuations.
(a)    Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $1,000,000 (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than $1,000,000, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Majority Lenders have determined in their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Majority Lenders have determined in their sole discretion not to permit such continuation, (D) [reserved] and (E) at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement. Each such conversion or continuation shall be effected by the Borrower by giving written notice in the form of Exhibit H to the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three (3) Business Days prior to the date of conversion or continuation, in the case of a continuation of or conversion to LIBOR Loans, or (2) one (1) Business Day prior to the date of conversion, in the case of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued and the Type of Loans to be converted into or continued. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)    If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Majority Lenders have determined in their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c)    Notwithstanding anything to the contrary herein, but subject to the provisos set forth in Section 2.6(a)(A), (C) and (E), the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably and automatically continue the outstanding principal amount of any Loans subject to an interest rate Hedge Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement; provided that any Notice of Conversion or Continuation delivered pursuant to this Section 2.6(c) shall include a schedule attaching the relevant interest rate Hedge Agreement or related trade confirmation.
2.7    Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.
2.8    Interest.
(a)    The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.
(b)    The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the Adjusted LIBOR Rate, in each case, in effect from time to time.
(c)    Upon the occurrence and during the continuance of an Event of Default, the Loans and all interest payable thereon shall bear interest (after as well as before judgment) at a rate per annum that is (the “Default Rate”) the rate that would otherwise be applicable thereto plus 2% or, in the event there is no applicable rate, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2%.
(d)    Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, monthly in arrears on the last Business Day of each calendar month, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.
(e)    All computations of interest hereunder shall be made in accordance with Section 5.5.
(f)    The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9    Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall be a one-month period.
Notwithstanding anything to the contrary contained above:
(a)    the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)    if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(d)    the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.
2.10    Increased Costs, Illegality, Etc.
(a)    In the event that any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)    that, due to a Change in Law occurring at any time or after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate), (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(ii)    at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lender shall within a reasonable time thereafter give written notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the

Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.10(b), as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b)    At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(i) or (ii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(ii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(i) or (ii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)    If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
2.11    Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 14.7, as a result of acceleration of the maturity of the Loans pursuant to ARTICLE XII or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall be conclusive and binding in the absence of manifest error), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.
2.12    Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.13    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(i), 2.10(a)(ii), 2.10(c) or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 5.4.
2.14    [Reserved].
2.15    [Reserved].
2.16    [Reserved].
2.17    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d) and (e) of this Section 2.17, if prior to the commencement of any Interest Period for a Borrowing of LIBOR Loans:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable (including because the LIBOR Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii)    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by e-mail or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (B) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)    Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Majority Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBOR Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17.
(e)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Loans shall be ineffective and (ii) if any Notice of Borrowing requests a Borrowing of LIBOR Loans, such Borrowing shall be made as a Borrowing of ABR Loans.
2.18    Trust Property. Further to 10.21 and the Interim Order (and, when entered, the Final Order), to secure the full and timely payment and performance of the Obligations, each Credit Party hereby and unconditionally grants, bargains, assigns, mortgages, sells, transfers and conveys, to the Administrative Agent, for the ratable benefit of the Secured Parties, the Trust Property (as defined below), to have and to hold the Trust Property, in trust for the Administrative Agent, for the ratable benefit of the Secured Parties, with power of sale (to the fullest extent permitted by applicable law) (but excluding from the foregoing grant, Excluded Property) and each party does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Trust Property unto the Administrative Agent, for the ratable benefit of the Secured Parties. As used in this Section 2.18, the “Trust Property” means all right, title and interest of each Credit Party, whether now owned or hereafter acquired, in and to: (a) fee interests and/or leasehold interests in land (the “Land”), together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-

way and development rights, including all right, title and interest now owned or hereafter acquired by such Credit Party in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land; (b) all improvements now owned or hereafter acquired by such Credit Party, now or at any time situated, placed or constructed upon the Land (the “Improvements”); (c) all of such Credit Party’s right, title and interest in and to fixtures, machinery, appliances, goods, building or other materials, equipment, including all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and, replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”) (the real property, Improvements and Fixtures are collectively referred to as the “Premises”); (d) all of such Credit Party’s right, title and interest in and to leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Trust Property, together with all related security and other deposits (the “Leases”); (e) all of such Credit Party’s right, title and interest in and to the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property; (f) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof; (g) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by such Credit Party; and (h) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises.
2.19    Priority of Liens. The relative priorities of the Liens described in Section 10.21 with respect to the Collateral shall be as set forth in the Interim Order (and, when entered, the Final Order). All of the Liens described in Section 10.21 shall be effective and perfected upon entry of the Interim Order (and, when entered, the Final Order) without the necessity of the execution or recordation of filings by any Credit Party of security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any Collateral, as set forth in the Interim Order and, when entered, the Final Order.
ARTICLE III
[RESERVED]
ARTICLE IV
FEES; COMMITMENTS
4.1    Fees.
(a)    The Borrower agrees to pay (i) to each Lender an upfront fee (the “Upfront Fee”) in an amount equal to 1.00% of the principal amount of such Lender’s aggregate Commitment funded on the Closing Date, which shall be payable in cash on the Closing Date and may be netted from the amount of the Term Loan funded by the Lenders on the Closing Date and (ii) in addition to the Upfront Fee, to the Fronting Lender a fronting fee in the amount agreed between the Fronting Lender and the Borrower prior to the Closing Date, which shall be payable in cash on the Closing Date and may be netted from the amount of the Term Loan funded by the Fronting Lender on the Closing Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)    The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(c)    Subject to the terms and conditions of the DIP Order, the Borrower agrees to pay to each Lender the Exit Premium under and as defined in the DIP Order (the “Exit Premium”), which Exit Premium shall be deemed fully earned on the Closing Date and shall be payable on the date and in the manner set forth in the DIP Order. The interests in and rights to the Exit Premium of each Lender as of the Closing Date are set forth opposite such Lender’s name on Schedule 4.1.
4.2    [Reserved].
4.3    Mandatory Termination or Reduction of Commitments. The Total Commitment shall terminate immediately following the making of the Term Loan on the Closing Date.
ARTICLE V
PAYMENTS
5.1    Voluntary Prepayments. Subject to the terms of the DIP Order, the Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:
(a)    the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to and (ii) in the case of ABR Loans, one Business Day prior to, the date of such prepayment and the Administrative Agent shall promptly notify the Lenders thereof;
(b)    each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $1,000,000 for such LIBOR Loans; and
(c)    any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.
Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid.
5.2    Mandatory Prepayments. The Borrower shall use reasonable efforts to provide written notice to the Administrative Agent of its intent to make a mandatory prepayment hereunder and the amount of such mandatory prepayment no later than 1:00 p.m. (New York City time), one Business Day prior to the date of such mandatory prepayment.
(a)    [Reserved].
(b)    [Reserved].
(c)    [Reserved].

(d)    Application of Excess Cash. Subject to the terms of the DIP Order (including the priorities set forth therein), if, as of the end of any Business Day, the Consolidated Cash Balance exceeds $150,000,000, the Borrower shall on or before 12:00 p.m. (New York City time), on the next Business Day prepay any then-outstanding Loans, in an aggregate principal amount equal to the lesser of (i) such excess and (ii) the sum of the then-outstanding Loans; provided that for the purposes of this Section 5.2(d), Consolidated Cash Balance shall not be deemed to include any Net Cash Proceeds that will be repaid pursuant to Sections 5.2(e) through (h) hereof.
(e)    Repayment of Loans Following any Dispositions or Swaps Unwinds. Subject to the terms of the DIP Order (including the priorities set forth therein), if the Borrower or any one of the other Credit Parties consummates (i) a Disposition of any of its Oil and Gas Properties or any other property (including, for the avoidance of doubt, transfers of property subject to a Casualty Event, but excluding any Disposition (x) permitted under Sections 11.4(a) or 11.4(e) (other than with respect to Oil and Gas Properties), (y) by a Credit Party to another Credit Party (to the extent such Disposition is otherwise permitted hereunder) or (z) of Identified Assets (which shall be subject to Section 5.2(f))) or (ii) the unwinding, terminating and/or offsetting of any Hedge Agreement, the Borrower shall, on the Business Day after receiving such proceeds, repay the Loans in an aggregate principal amount equal to the lesser of (1) 100% of the Net Cash Proceeds obtained from such Disposition and (2) the sum of the then-outstanding Loans.
(f)    Repayment of Loans Following Disposition of Identified Assets. Subject to the terms of the DIP Order (including the priorities set forth therein), if the Borrower or any one of the other Credit Parties consummates a Disposition of any of the assets identified on Schedule 5.2(f) (the “Identified Assets”), the Borrower shall, on the Business Day after receiving such proceeds, repay the Loans in an aggregate principal amount equal to the lesser of (A) the sum of (1) 50% of the first $20,000,000 of Net Cash Proceeds obtained from all such Dispositions and (2) 100% of the Net Cash Proceeds obtained in excess thereof and (B) the sum of the then-outstanding Loans.
(g)    Repayment of Loans Following Incurrence of Indebtedness and Issuance of Stock or Stock Equivalents. Subject to the terms of the DIP Order (including the priorities set forth therein), if the Borrower or any one of the other Credit Parties (i) incurs or issues any Indebtedness (other than Loans and Indebtedness permitted under subsections (c) and (m) of Section 11.1) or (ii) issues any Stock or Stock Equivalents for cash (other than issuances of Stock or Stock Equivalents permitted under Section 11.6), the Borrower shall, on the Business Day after receiving such proceeds, following prior written notice to the Administrative Agent of its intent to repay the Loans as hereinafter set forth, repay the Loans in an aggregate principal amount equal to 100% of the Net Cash Proceeds obtained from such incurrence.
(h)    Application to Loans. With respect to each prepayment of Loans elected under Section 5.1, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid.
provided that each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower under Section 5.2(h)(i), the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(i)    Notwithstanding anything in this Section 5.2 to the contrary, until the Discharge of Senior DIP Obligations, no mandatory prepayment of outstanding Loans or other application of proceeds that would otherwise be required to be made under this Section 5.2 shall be required to be made.

5.3    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 1:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office or account as the Administrative Agent shall specify for such purpose by notice to the Borrower. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if (x) payment was actually received by the Administrative Agent prior to 1:00 p.m. (New York City time), (y) the Administrative Agent has been afforded sufficient time to prepare such payment for distribution, and (z) in the case of a mandatory prepayment, written notice from the Borrower in respect of such prepayment was actually received by the Administrative Agent as contemplated under Section 5.2) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent, like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.
(b)    For purposes of computing interest or fees, any payments under this Agreement that are made later than 1:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4    Net Payments.
(a)    Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b)    The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).
(c)    The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)    Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation set forth in Section 5.4(e), (h) and (i)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(e)    Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:
(i)    deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN-E (or any applicable successor form) (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), (B) Internal Revenue Service Form W-8BEN-E or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii)    deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;
unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 14.6 or a Lender pursuant to Section 14.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.
(f)    If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as such Lender or the Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). Each Lender and the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.
(g)    If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or the Administrative Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(h)    The Administrative Agent and each Lender that is a United States person under Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Person is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and (iii) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i)    If a payment made to any Lender or the Administrative Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Person has or has not complied with such Person’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)    [Reserved].
(k)    The agreements in this Section 5.4 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and Payment in Full.
5.5    Computations of Interest and Fees.
(a)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBOR Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(b)    Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6    Limit on Rate of Interest.
(a)    No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)    Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c)    Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.
(d)    Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
ARTICLE VI
[RESERVED]
ARTICLE VII
CONDITIONS PRECEDENT TO CLOSING DATE
The effectiveness of this Agreement and the obligation of each Lender to advance the Term Loan hereunder is subject to satisfaction (or waiver in accordance with Section 14.1) of the following conditions precedent:
7.1    Credit Documents. Each of the Credit Documents and other documentation relating to the Junior DIP Facility shall be in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and the Lenders, and the Administrative Agent shall have received duly executed and delivered counterparts (in such numbers as may be requested by the Administrative Agent) of this Agreement and the other Credit Documents to be executed and delivered on or prior to such date, from each party hereto or thereto, as applicable (which shall include, with respect to the Guarantee, each of the Subsidiaries in existence on the Closing Date other than the Non-Debtor Subsidiaries), signed on behalf of such party (which, subject to Section 14.9(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
7.2    Secretary’s Certificate. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a certificate of the Secretary or an Assistant Secretary of each Credit Party containing specimen signatures of the Persons authorized to execute Credit Documents to which each Credit Party is a party or any other documents provided for herein or therein, together with (i) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, of the board of directors or managers of each Credit Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (B) in the case of the Borrower, the extensions of credit contemplated hereunder and (ii) true and complete copies of each of the organizational documents of each Person that is a Credit Party as of the Closing Date.
7.3    Good Standing Certificates. The Administrative Agent shall have received a certificate of good standing (or equivalent) from the appropriate governing agency of each Credit Party’s jurisdiction of organization.
7.4    Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Sullivan & Cromwell LLP, special counsel for the Credit Parties and (ii) such local counsel as may be reasonably requested by the Administrative Agent or the Majority Lenders, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, and covering such customary matters relating to the Credit Parties and this Agreement.
7.5    Fees. The Administrative Agent and the Lenders shall have received all fees due and payable on or prior to the Closing Date, and, to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Credit Parties hereunder, including all reasonable and documented fees, expenses and disbursements of the Administrative Agent and the Ad Hoc Term Lender Group Advisors.
7.6    KYC; PATRIOT Act; Beneficial Ownership. The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, a duly executed W-9 (or other applicable tax form) of the Borrower, and all documentation and other information regarding the Credit Parties requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
7.7    Historical Financial Statements. The Lenders shall have received true, correct and complete copies of the Historical Financial Statements.
7.8    Initial Budget. The Majority Lenders shall have received the initial Budget for the 13-week period following the Petition Date, which shall be in a form satisfactory to the Majority Lenders in their reasonable discretion and in substance acceptable to the Majority Lenders, together with a Budget Certificate.
7.9    Chapter 11 Cases. (a) The Chapter 11 Cases shall have been commenced and (b) the motion to approve the Interim Order and the Final Order, and all “first day orders” entered at the time of commencement of the Chapter 11 Cases shall be reasonably satisfactory in form and substance to the Majority Lenders.
7.10    Interim Order. The Administrative Agent and the Lenders shall have received a signed copy of the Interim Order which shall have been entered by the Bankruptcy Court on or before the eighth (8th) day after the Petition Date, and such Interim Order shall not have been vacated, reversed, modified amended or stayed.
7.11    Business Plan; Case Budget. The Lenders shall have received and the Majority Lenders shall be reasonably satisfied with (a) the business plan of Borrower for the period through the 2024 fiscal year of the Borrower and (b) a budget covering the period from July 2020 through January 2021.
7.12    No Conflicts. The Majority Lenders shall be satisfied in their reasonable judgment that, except as authorized by the Interim Order, there shall not occur as a result of, and after giving effect to, the initial extension of credit under the Junior DIP Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Borrower’s, the Guarantors’ or their respective subsidiaries’ debt instruments and other material agreements which, (i) in the case of the Borrower’s or any Guarantor’s debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder on a post-petition basis or (ii) in the case of any other Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
7.13    No MAE. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Majority Lenders certifying that since February 26, 2020, no event has occurred (other than (a) the commencement of the Chapter 11 Cases or the consequences that would normally result from the commencement and continuation of a chapter

11 case, (b) any actions taken by the Credit Parties and disclosed to the Majority Lenders in respect of or relating to Elk Hills Power, LLC, the assets, business or capital structure thereof or any investment in Elk Hills Power, LLC by ECR Corporate Holdings L.P. prior to the Closing Date and (c) with respect to clause (a) of the definition of “Material Adverse Effect”, any circumstances or conditions disclosed to the Majority Lenders prior to the Closing Date resulting from or arising out of the COVID-19 pandemic, the absolute levels of commodity prices or commodity price volatility, in each case occurring prior to the Closing Date) that would reasonably be expected result in a Material Adverse Effect.
7.14    No Litigation. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Majority Lenders certifying that there does not exist any action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Credit Parties) threatened against any Credit Party in any court or before any arbitrator or Governmental Authority (other than the Chapter 11 Cases and any action, suit, investigation or proceeding arising from the commencement and continuation of the Chapter 11 Cases or the consequences that would normally result from the commencement and continuation of a chapter 11 case) that is not stayed and would reasonably be expected to result in a Material Adverse Effect.
7.15    Approvals and Consents. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Majority Lenders certifying that all necessary governmental and third party consents and approvals necessary in connection with the Junior DIP Facility and the transactions contemplated hereunder have been obtained (without the imposition of any materially adverse conditions that are not reasonably acceptable to the Majority Lenders) and remain in effect; and no material applicable law or regulation shall prevent the Credit Parties’ performance of their obligations under the Junior DIP Facility or the transactions contemplated hereby.
7.16    Perfected Security Interest. The Administrative Agent for the benefit of the Secured Parties shall have a valid and perfected security interest in substantially all of the assets of the Credit Parties pursuant to the Interim Order.
7.17    Reserve Report. The Majority Lenders shall have received the most recent reserve report required to be delivered under the Prepetition RBL Credit Agreement.
7.18    [Reserved].
7.19    [Reserved].
7.20    Senior DIP Facility. (a) The Borrower shall have entered into the Senior DIP Facility and (b) the Senior DIP Facility Documentation and other documentation relating to the Senior DIP Facility shall be on the terms set forth in the term sheet for the Senior DIP Facility attached to Annex B of Exhibit A to the Restructuring Support Agreement.
7.21    Repayment in Full of Prepetition RBL Obligations. (a)The Prepetition RBL Obligations (other than letters of credit issued and outstanding under the Prepetition RBL Credit Agreement, cash management obligations under secured cash management agreements or contingent indemnification obligations not then due and payable) shall have been, or substantially contemporaneously with the funding of the Term Loan hereunder shall be, paid in full in cash with the proceeds of the Junior DIP Facility and the Senior DIP Facility (including, if applicable, with the proceeds of “rollup loans” made under the Senior DIP Facility on the Closing Date) and (b) letters of credit issued and outstanding under the Prepetition RBL Credit Agreement as of immediately prior to the closing date of the Senior DIP Facility shall have been deemed to have been issued under the Senior DIP Facility.

Notwithstanding the foregoing, the obligations of the Lenders to make the Term Loan shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 14.1) at or prior to 5:00 p.m., New York City time, on the earlier of (a) the date that is eight (8) days after the Petition Date and (b) July 23, 2020 (and, in the event such conditions are not so satisfied or waived prior to such time, the Commitments shall terminate at such time).
ARTICLE VIII
CONDITIONS PRECEDENT TO ALL CREDIT EVENTS
The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:
8.1    No Default; Representations and Warranties. At the time of each Credit Event and also after giving pro forma effect thereto (including the application of the proceeds thereof) (a) no Default or Event of Default shall have occurred and be continuing, (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be, to the knowledge of an Authorized Officer of the Borrower and its Subsidiaries, true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case they are true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representations and warranties are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case they are true and correct in all respects) as of such earlier date) and (c) the Consolidated Cash Balance does not exceed $150,000,000.
8.2    Notice of Borrowing. Prior to the making of the Term Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3(a).
8.3    No Violation. The making of the Term Loan shall not violate any Requirement of Law and shall not be enjoined, temporarily, preliminarily or permanently.
8.4    Financial Covenant Compliance. At the time of each Credit Event and also after giving pro forma effect thereto, the Borrower shall be in pro forma compliance with the Financial Performance Covenants.
8.5    DIP Order. (a) During the Interim Period, the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent) or (b) for any Credit Event occurring on or after the Final Order Entry Deadline, the Final Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent).
The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Lenders that all the applicable conditions specified in Article VIII above have been satisfied as of that time.

ARTICLE IX
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes, on the Closing Date and on each other date as required or otherwise set forth in this Agreement, the following representations and warranties to, and agreements with, the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:
9.1    Corporate Status. Subject to any restrictions arising on account of their status as “debtors” under the Bankruptcy Code and entry of the DIP Order, each of the Borrower and each Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (c) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, and (d) is in compliance with all Requirements of Law.
9.2    Corporate Power and Authority; Enforceability. Subject to any restrictions arising on account of their status as “debtors” under the Bankruptcy Code and entry of the DIP Order, each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document, upon entry of the Interim Order or the Final Order, as applicable, constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to any restrictions arising on account of any Credit Party’s status as a “debtor” under the Bankruptcy Code and further subject to other applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
9.3    No Violation. Subject to entry of the DIP Order, none of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Subsidiaries (other than Liens created under the Security Documents and Liens permitted by Section 11.2(dd) with respect to the Senior DIP Facility) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Subsidiaries.
9.4    Litigation. Except as set forth on Schedule 9.4, as of the Closing Date, and other than the Chapter 11 Cases, (a) there are no actions, suits or proceedings pending or, to the knowledge of an Authorized Officer of the Borrower, threatened in writing with respect to the Borrower or any of its Subsidiaries and (b) the Borrower has not received any written notice of Environmental Claims from a Governmental Authority, that, in each case, would reasonably be expected to result in a Material Adverse Effect.
9.5    Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock.

9.6    Governmental Approvals. Subject to entry of the DIP Order, the execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority other than (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
9.7    Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940.
9.8    True and Complete Disclosure.
(a)    None of the written factual information and written data (taken as a whole) furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time, including all information set forth in the Form 10-12B of the Borrower as filed with the SEC from time to time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 9.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.
(b)    The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 9.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
(c)    Each Budget (including the Budget delivered to the Lenders immediately prior to the Petition Date) was prepared in good faith based upon assumptions the Borrower believed to be reasonable assumptions on the date of delivery of such Budget.
9.9    Financial Condition; Financial Statements.
(a)    On the Closing Date, the Historical Financial Statements present fairly in all material respects the combined consolidated financial position of the Borrower and the combined consolidated Subsidiaries at the dates of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes.
(b)    On the Closing Date, neither the Borrower nor any Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to have a Material Adverse Effect.
(c)    Since the date of the financial statements most recently delivered pursuant to Section 10.1(a), and, prior to the delivery of such financial statements, since February 26, 2020, to the actual knowledge of any Authorized Officer of the Borrower, there has been no Material Adverse Effect.
9.10    Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent not yet due and payable, the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign tax liabilities accrued for the current fiscal year to the Closing Date.
9.11    Compliance with ERISA.
(a)    Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; each Plan has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; no Multiemployer Plan is insolvent or in reorganization, and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan or a Multiemployer Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 9.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 9.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 9.11(a), other than any made with respect to liability under Section 4201 or 4204 of ERISA, are made to the knowledge of the Borrower.
(b)    All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.12    Subsidiaries. Schedule 9.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date.
9.13    Environmental Laws.
(a)    Except as set forth on Schedule 9.13, on the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect as of the Closing Date: (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all applicable Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any applicable Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any applicable Environmental Law at any location; and (iv) there has been no release or, to the knowledge of any Authorized Officer of the Borrower, threatened release of any Hazardous Materials at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.
(b)    Except as set forth on Schedule 9.13, on the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect as of the Closing Date, neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under any applicable Environmental Law.
9.14    Properties.
(a)    Each Credit Party has good and defensible title to its material Oil and Gas Properties and good title to its material personal properties (in each case, subject to any Permitted Liens which are permitted to attach thereto) and owns such Oil and Gas Properties, in each case, free and clear of all Liens other than Liens permitted by Section 11.2. After giving full effect to the Liens permitted by Section 11.2, the Borrower or the Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such property.
(b)    All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.
(c)    The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.
(d)    All of the properties of the Borrower and the Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.
9.15    [Reserved].

9.16    Insurance. The properties of the Borrower and the Subsidiaries are insured in the manner contemplated by Section 10.3.
9.17    Hedge Agreements. Except as set forth on Schedule 9.17, as of the Closing Date, the Credit Parties are not party to any Hedge Agreements.
9.18    Patriot Act. On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent and the Lenders all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and the Lenders and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.
9.19    [Reserved].
9.20    No Default. On the Closing Date, no Credit Party is in default under or with respect to any Contractual Requirement that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document. Each of the Borrower and each Subsidiary is in compliance in all material respects with the Requirements of Law applicable to it or to its properties, except in such instances in which (a) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
9.21    Direct Benefit. The initial Borrowing hereunder and all additional Borrowings are for the direct benefit of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries shall engage as an integrated group in the business of oil and gas exploration, production and related activities and other legal business purposes, and any benefits to the Borrower and its Subsidiaries is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Subsidiaries is partially dependent upon the continued successful performance of the functions of the integrated group as a whole.
9.22    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Authorized Officers of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any of its Subsidiaries or to the knowledge of the Authorized Officers of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Authorized Officers of the Borrower any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person. No Borrowing, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.
9.23    [Reserved].
9.24    EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

9.25    Flood Insurance Regulations. As of the Closing Date, Schedule 9.25 identifies all Mortgaged Property such that if such Mortgaged Property were located in a special flood hazard area, such Mortgaged Property would require flood insurance pursuant to the Flood Insurance Regulations.
9.26    Beneficial Ownership. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
9.27    Cases and Orders.
(a)    The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable Requirements of Law and proper notice thereof was given for (i) the motion seeking approval of the Credit Documents, the Interim Order and the Final Order, (ii) the hearing for the entry of the Interim Order and (iii) the hearing for the entry of the Final Order (provided that notice of the final hearing will be given as soon as reasonably practicable after such hearing has been scheduled). The Credit Parties that are Debtors shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or the Final Order, as applicable.
(b)    After the entry of the Interim Order, and pursuant to, subject to and to the extent permitted in the DIP Order, as applicable, the Obligations will constitute allowed Superpriority Claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Debtors now existing or hereafter arising, of any kind whatsoever, including all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under section 364(c)(l) of the Bankruptcy Code, subject to (i) the Carve Out and (ii) the priorities set forth in the DIP Order.
(c)    After the entry of the Interim Order and pursuant to and to the extent provided in the DIP Order, as applicable, the Obligations will be secured by a valid and perfected Lien on all of the Collateral subject to the priorities set forth in the DIP Order.
(d)    (i) With respect to the Interim Period, the Interim Order is in full force and effect and has not been (x) vacated, reversed or stayed in any respect (whether by statutory stay or otherwise) or (y) modified or amended in any material respect without the consent of the Majority Lenders in their sole discretion (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent) and (ii) with respect to the period following the Interim Period, the Final Order has been entered by the Bankruptcy Court and is in full force and effect and has not been (x) vacated, reversed or stayed in any respect (whether by statutory stay or otherwise) or (y) modified or amended in any material respect without the consent of the Majority Lenders in their sole discretion (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent).
(e)    Notwithstanding the provisions of Section 362 of the Bankruptcy Code, but subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the Termination Date (whether by acceleration or otherwise), the Administrative Agent and the Lenders shall be entitled to immediate Payment in Full and to enforce the remedies provided for hereunder or under applicable law, without further notice, motion or application to, hearing before, or order from, the Bankruptcy Court.

ARTICLE X
AFFIRMATIVE COVENANTS
The Borrower hereby covenants and agrees that until Payment in Full:
10.1    Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    Annual Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing, together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the Financial Performance Covenants that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof, together with, if not otherwise required to be filed with the SEC, a customary management discussion and analysis describing the financial condition and results of operations of the Borrower and its Subsidiaries.
(b)    Quarterly Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes, together with, if not otherwise required to be filed with the SEC, a customary management discussion and analysis describing the financial condition and results of operations of the Borrower and its Subsidiaries.

(c)    Monthly Operating Reports. Substantially concurrently with the filing thereof with the Bankruptcy Court, the monthly operating report of the Debtors required to be filed with the Bankruptcy Court.
(d)    Officer’s Certificates. (i) At the time of the delivery of the financial statements provided for in Sections 10.1(a) and 10.1(b), a certificate of an Authorized Officer of the Borrower, certifying that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth a specification of any change in the identity of the Subsidiaries and Guarantors as at the end of such fiscal year or period, as the case may be, from the Subsidiaries and Guarantors, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) on each Thursday, a certificate of a Financial Officer of the Borrower, certifying that the Borrower was in compliance with (A) the Financial Performance Covenant in Section 11.11(b)(i) as of the close of business on the immediately preceding Friday and (B) the Financial Performance Covenant in Section 11.11(b)(ii) as of the close of business on each day since the Closing Date or the delivery of the last such certificate, as the case may be, together with the calculations required to establish whether the Borrower was in compliance with the Financial Performance Covenant in Section 11.11(b)(i) as of the close of business on the Friday immediately preceding the date on which such certificate is required to be delivered hereunder.
(e)    Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any Proceeding pending against the Borrower or any of the Subsidiaries for which it would reasonably be expected that an adverse determination is probable, and that such determination would result in a Material Adverse Effect.
(f)    Environmental Matters. Promptly after an Authorized Officer of the Borrower obtains written notice of any Governmental Authority of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:
(i)    any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;
(ii)    any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;
(iii)    any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and
(iv)    the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(g)    Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) contemporaneously with the delivery thereof to such other Person copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement), (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 10.2(a) and Section 14.6, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time and (iv) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(h)    Beneficial Ownership. Prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.
(i)    13-Week Projections; Variance Reports.
(i)    On each fourth Thursday, commencing on Thursday, August 13, 2020, the Borrower shall provide to the Administrative Agent and the Lenders (A) an updated 13-week Projection covering the period commencing with the most recently ended Saturday and ending 13 weeks thereafter and (B) a certificate of a Financial Officer of the Borrower stating that such 13-week Projection has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower in connection therewith (such certificate a “Budget Certificate”). Such updated 13-week Projection shall, upon the approval of the Majority Lenders and (prior to the Discharge of Senior DIP Obligations) the “Majority Lenders” (as defined in the Senior DIP Credit Agreement), become the Budget for all purposes herein; provided that the Majority Lenders will be deemed to have approved such updated 13-week Projection unless Lenders constituting the Majority Lenders reasonably object in writing within 5 Business Days of receiving such updated 13-week Projection. For the avoidance of doubt, until such time as a new 13-week Projection is approved or deemed approved by the Majority Lenders and (prior to the Discharge of Senior DIP Obligations) the “Majority Lenders” (as defined in the Senior DIP Credit Agreement), the then-effective Budget shall continue to be the Budget for all purposes under this Agreement.
(ii)    On every other Thursday, commencing with the Thursday of the second full week after the Petition Date, an Authorized Officer of the Borrower shall provide to the Administrative Agent and the Lenders a Variance Report with respect to the Budget that covered the immediately preceding four-week period ending with the most recently ended Friday (it being understood, for avoidance of doubt, that for purposes of this Section the above reference to the Budget shall refer to the most recent Budget that was in effect for such elapsed period) that is certified as being true and correct.
Documents required to be delivered pursuant to Sections 10.1(a) and (b), Section 10.1(f) and Section 10.1(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 14.2, (ii) on which such documents are transmitted by electronic mail to the Administrative Agent or (iii) on which such documents are filed of record with the SEC; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (except that no such notice shall be required to the extent such documents are filed on record with the SEC). Notwithstanding anything contained herein, at the request of the Administrative Agent, the Borrower shall be required to provide paper copies of the certificates required by Section 10.1(d) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of such documents from the Administrative Agent and maintaining its copies of such documents.
10.2    Books, Records and Inspections.
(a)    The Borrower will, and will cause each Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 10.2; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 10.1(f)(iii) or this Section 10.2, neither the Borrower nor any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(b)    The Borrower will, and will cause each of the Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
10.3    Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Administrative Agent shall be the additional insured on any such liability insurance as its interests may appear and, if casualty insurance is obtained, the Administrative Agent shall be the additional loss payee under any such casualty insurance; provided that, subject to the mandatory prepayment provisions set forth in Section 5.2, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide (or permit the applicable insurance company to provide) any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. All policies of insurance required by the terms of this Agreement or any Security Document shall provide that each insurer shall endeavor to give at least 30 days’ prior written notice to the Administrative Agent of any cancellation of such insurance (or at least 10 days’ prior written notice in the case of cancellation of such insurance due to non-payment of premiums). If any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) constitutes Mortgaged Property, each applicable Credit Party shall maintain in full force and effect flood insurance for such property, structures and contents in such amount and for so long as required by the Flood Insurance Regulations.
10.4    Payment of Taxes. Except as prohibited or excused by the DIP Order, the Bankruptcy Code or an applicable order of the Bankruptcy Court, the Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Subsidiaries; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.
10.5    Consolidated Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 11.3, 11.4 or 11.5.
10.6    Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
10.7    ERISA.
(a)    Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, or a Multiemployer Plan is to be reorganized, partitioned or declared insolvent, under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.
(b)    Promptly following any request therefor, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly, following a request from the Administrative Agent, make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
10.8    Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, except in each case where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:
(a)    operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and applicable Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;
(b)    keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c)    to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 10.8.
10.9    [Reserved].
10.10    Additional Guarantors, Grantors and Collateral. Subject to entry and the terms of the Interim Order (and, when entered, the Final Order):
(a)    Subject to Section 11.16, the Borrower will cause any direct or indirect Subsidiary formed or otherwise purchased or acquired after the Closing Date within thirty (30) days from the date of such formation or acquisition to execute a joinder or supplement, as the case may be, to each of the Guarantee, the Security Agreement and the Pledge Agreement, in each case, in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement and a pledgor under the Pledge Agreement;
(b)    the Borrower will make all required filings, registrations and recordings, including filings of Uniform Commercial Code or other applicable personal property and financing statements, necessary or appropriate to create or continue, as applicable, the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except that Liens permitted under Section 11.2 may exist;
(c)    the Borrower will pledge, and if applicable will cause each other Guarantor (or Person required to become a Guarantor pursuant to Section 10.10(a)) to pledge to the Administrative Agent, for the benefit of the Secured Parties, all property hereafter acquired (other than Excluded Property) within ten (10) Business Days after the date such property is first acquired or received by the Borrower or a Guarantor (or Person required to become a Guarantor pursuant to Section 10.10(a)); and
(d)    the Borrower will execute such Mortgages, other Security Documents and other documents or instruments, and shall take such actions, necessary to comply at all times with the collateral requirements hereunder and in each Security Document, including after giving effect to any acquisition of additional property, including any Oil and Gas Properties.
10.11    Use of Proceeds. The Borrower will use the proceeds of the Loans, together with the amounts borrowed under the Senior DIP Facility and the “roll-up” of certain pre-petition loans thereunder, (i) to pay fees and expenses related to the Junior DIP Facility and the Chapter 11 Cases and (ii) to refinance in full the Prepetition RBL Obligations on the Closing Date.
10.12    Further Assurances.
(a)    Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Administrative Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents or to carry out more effectively the purposes of the DIP Order, all at the expense of the Borrower and the Subsidiaries.
(b)    Notwithstanding anything herein to the contrary, if the Majority Lenders and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.
10.13    Reserve Reports. On or before March 31, May 31, August 31 and November 30 of each year, beginning on August 31, 2020, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding January 1st (with respect to the March 31st Reserve Report), April 1st (with respect to the May 31 Reserve Report), July 1st (with respect to the August 31st Reserve Report) or October 1st (with respect to the November 30th Reserve Report) the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America). The May 31st Reserve Report will, at the Borrower’s option, be either (a) (i) prior to the Discharge of Senior DIP Obligations, prepared by an independent petroleum engineering firm reasonably acceptable to the Senior DIP Agent and (ii) following the Discharge of Senior DIP Obligations, prepared by one or more Approved Petroleum Engineers or (b) prepared by or under the supervision of the Borrower’s chief engineer and audited or subject to a process review by an Approved Petroleum Engineer; provided that to the extent the Borrower elects to have such Reserve Report prepared internally and audited or made subject to a process review by an independent petroleum engineer, such audit or process review shall be acceptable so long as the aggregate of the oil and gas volumes audited or reviewed in such Reserve Report (i) equals or exceeds 20% of the aggregate volumes evaluated in such Reserve Report and (ii) when aggregated with all of the other oil and gas volumes audited or reviewed by an independent petroleum engineer over the prior five years, equals or exceeds 80% of the aggregate volumes evaluated in such Reserve Report; provided, further, that such Reserve Report shall be substantially similar to the Borrower’s year-end reserve report filed with the SEC. Each other Reserve Report will, at the Borrower’s option, be either (1) prepared by an Approved Petroleum Engineer or (2) prepared by or under the supervision of the Borrower’s chief engineer; provided that such Reserve Report shall be prepared in a customary fashion substantially similar to past reserve reports delivered under this Agreement and may be a “roll forward” of the previously delivered Reserve Report prepared in a customary fashion.
10.14    Credit Rating. The Borrower shall use commercially reasonable efforts to obtain a rating for the Junior DIP Facility from both S&P and Moody’s on or prior to the date that is forty-five (45) days following the Closing Date; provided that if the Borrower is unable to obtain both ratings for the Junior DIP Facility on or prior to such date, the Borrower shall (i) thereafter use its commercially reasonable efforts to obtain both ratings for the Junior DIP Facility as soon as possible, and (ii) as promptly as practicable provide to the Administrative Agent and the Lenders any other information, documentation or other evidence reasonably requested by the Administrative Agent or the Majority Lenders in connection with the subject matter of this Section 10.14.
10.15    Milestones. The following actions shall have been taken by the Debtors or the Bankruptcy Court, as applicable, by the following dates (such dates, collectively, the “Milestones”), in each case except as the Majority Lenders may agree:
(a)    no later than 8 days after the Petition Date, the Bankruptcy Court shall have entered the Interim Order;
(b)    no later than 14 days after the Petition Date, the Debtors shall have filed the Plan of Reorganization and Disclosure Statement along with a motion seeking approval of the Disclosure Statement;
(c)    no later than 40 days after the Petition Date, the Bankruptcy Court shall have entered the Final Order;

(d)    no later than 44 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Solicitation Materials and the Disclosure Statement;
(e)    no later than 105 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Confirmation Order; and
(f)    no later than 135 days after the Petition Date, the effective date of the Plan of Reorganization shall have occurred.
10.16    Minimum Hedged Volume. The Borrower and/or other Credit Parties shall, on or before the date occurring eight (8) weeks after the Petition Date (or such later date as the Senior DIP Agent may agree pursuant to Section 10.16 of the Senior DIP Credit Agreement), enter into and maintain Hedge Agreements with Hedge Banks (as defined in the Senior DIP Credit Agreement), the net notional volumes (when aggregated with other commodity Hedge Agreements then in effect) for which are not less than twenty-five percent (25%) of the reasonably anticipated crude oil production from the Proved Developed Producing Reserves of the Credit Parties (as forecast based upon the most recent Reserve Report delivered pursuant to Section 10.13) on a monthly basis for the 12-month period commencing on the date of entry of the Final Order.
10.17    Lender Calls. The Borrower shall host a conference call with the Administrative Agent and its representatives (which, for the avoidance of doubt, shall not be obligated to join such call), the Lenders and the Ad Hoc Term Lender Group Advisors once per week upon reasonable prior notice to be held at such time as reasonably designated by the Borrower (in consultation with the Administrative Agent and the Ad Hoc Term Lender Group Advisors), at which conference call shall be discussed the Budget and the Variance Report for the prior week related thereto, the Credit Parties’ financial condition, business operations, liquidity, business plan, projections and the status of the Chapter 11 Cases generally.
10.18    Bankruptcy Related Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to:
(a)    cause all proposed (i) “first day” orders, (ii) “second day” orders, (iii) orders related to or affecting the Junior DIP Facility, the Obligations, the Prepetition Obligations and the Credit Documents, any other financing or use of cash collateral, any sale or other disposition of Collateral outside the ordinary course or adequate protection, (iv) any plan of reorganization and/or any disclosure statement related thereto, (v) orders approving non-ordinary course transactions and (vi) orders concerning the financial condition of the Debtors, or other Indebtedness of the Debtors submitted to the Bankruptcy Court, in each case, proposed by the Debtors, to be in accordance with the terms of this Agreement in all material respects, it being understood and agreed that the forms of all orders approved by the Ad Hoc Term Lender Group Advisors prior to the Petition Date are in accordance with the terms of this Agreement and are reasonably acceptable or acceptable, as the case may be, to the Majority Lenders in all respects;
(b)    comply in all material respects with each order entered by the Bankruptcy Court in connection with the Chapter 11 Cases;
(c)    deliver to the Administrative Agent (for distribution to the Lenders) and the Ad Hoc Term Lender Group Advisors at least two (2) days prior to such filing or distribution, copies of all material pleadings and motions to be filed by or on behalf of the Borrower or any of the other Debtors with the Bankruptcy Court or the United States Trustee in the Chapter 11 Cases, or to be distributed by or on behalf of the Borrower or any of the other Debtors to any official committee appointed in the Chapter 11 Cases (other than emergency pleadings or motions where, despite such Debtor’s commercially reasonable efforts, such two-day notice is impracticable); provided that copies of pleadings and motions to be so filed by or on behalf of the Borrower or any of the other Debtors to the extent directly relating to this Agreement or any other Credit Document, including, without limitation, any amendment, modification or supplement to this Agreement or any other Credit Document (or a waiver of the provisions thereof) or any other matter adversely affecting the liens, claims or rights of the Secured Parties under this Agreement or any other Credit Document in any material respect shall be delivered to the Administrative Agent and the Ad Hoc Term Lender Group Advisors at least three (3) days prior to such filing;
(d)    if not otherwise provided through the Bankruptcy Court’s electronic docketing system, as soon as available, deliver to the Administrative Agent (for distribution to the Lenders) and the Ad Hoc Term Lender Group Advisors promptly as soon as available, copies of all final pleadings, motions, applications, orders, financial information and other documents distributed by or on behalf of the Credit Parties to any official or unofficial committee appointed or appearing in the Chapter 11 Cases; and
(e)    except as otherwise is permitted by the DIP Order, the Borrower shall provide prior written notice as soon as reasonably practicable to the Administrative Agent and the Ad Hoc Term Lender Group Advisors prior to any assumption or rejection of any Debtor’s or any Subsidiary’s material contracts or material non-residential real property leases pursuant to Section 365 of the Bankruptcy Code, and no such contract or lease shall be assumed or rejected, if such assumption or rejection adversely impacts the Collateral, any Liens thereon or any Superpriority Claims payable therefrom (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), if the Administrative Agent (acting at the direction of the Majority Lenders) or the Ad Hoc Term Lender Group Advisors inform the Borrower in writing within three (3) Business Days of receipt of the notice from the Borrower referenced above that it objects to such assumption or rejection, as applicable.
10.19    Production Reports. Concurrently with any delivery of financial statements under Section 10.1(c), a report setting forth, for each calendar month since the “as of” date of the most recently delivered Reserve Report, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related taxes and operating expenses attributable thereto and incurred for each such calendar month.
10.20    Business Plan. By November 30, 2020, or such earlier date upon any material change to the business plan delivered to the Lenders on the Closing Date pursuant to Section 7.11, the Borrower shall deliver to the Lenders an updated business plan in form and substance reasonably satisfactory to the Majority Lenders for the period through the 2024 fiscal year of the Borrower.
10.21    Priority of Liens. Each Credit Party hereby covenants, represents and warrants that, upon entry of the Interim Order (and when applicable, the Final Order), its Obligations hereunder and under the other Credit Documents, in each case subject to the DIP Order, as applicable:
(a)    pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim against each of the Credit Parties that are Debtors on a joint and several basis, which will be payable from and have recourse to all pre- and post-petition property of such Credit Parties and all proceeds thereof (excluding Avoidance Actions but including, subject to entry of a Final Order, Avoidance Action Proceeds), subject only to the Carve Out to the extent provided in the DIP Order, the Senior Superpriority DIP Claims and the RBL Adequate Protection Claims, and any payments or proceeds on account of such Superpriority Claim shall be distributed in accordance with Section 12.2(b);
(b)    pursuant to Section 364(c)(2) of the Bankruptcy Code and subject to the Carve Out to the extent provided in the DIP Order, the Senior DIP Liens and the RBL Adequate Protection Liens, shall be secured by a valid, binding, continuing, enforceable, fully-perfected second priority senior security interest and Lien on all of the assets of the Credit Parties that are Debtors, whether currently existing or thereafter acquired, of the same nature, scope and type as the Collateral that are not subject to (x) valid, perfected and non-avoidable liens as of the Petition Date or (y) valid Liens in existence as of the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, excluding Avoidance Actions but including, subject to entry of the Final Order, Avoidance Proceeds;
(c)    pursuant to section 364(d)(1) of the Bankruptcy Code and subject only to the Carve Out to the extent provided in the DIP Order, the Senior DIP Liens and the liens securing the Prepetition RBL Obligations, shall at all times be secured by (i) a valid, binding, continuing, enforceable, fully-perfected second priority priming security interest in and Lien upon the property of the Credit Parties that are Debtors of the same nature, scope and type as the Collateral to the extent that such Collateral is subject to existing Liens that secure the obligations of the applicable Credit Party under the Prepetition Debt Documents and (ii) except as provided above with respect to RBL Adequate Protection Liens, such priming liens shall be senior in all respects to any Adequate Protection Liens (as defined in the applicable DIP Order);
(d)    pursuant to Section 364(c)(3) of the Bankruptcy Code, subject only to the Carve Out to the extent provided in the DIP Order, the Senior DIP Liens, the RBL Adequate Protection Liens and except as provided in clause (c) above, shall be secured by a valid, binding, continuing, enforceable, fully-perfected junior security interest in and Lien on the Collateral that is subject to (A) valid, perfected and non-avoidable senior Liens in existence at the time of the commencement of the Chapter 11 Cases that were senior to the Liens securing the Prepetition RBL Obligations and the Prepetition FLMO Obligations, (B) valid senior Liens in existence at the time of such commencement that were senior to the Liens securing the Prepetition RBL Obligations and the Prepetition FLMO Obligations and are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code and (C) liens securing the obligations under the Senior DIP Facility and with the priority as set forth in the DIP Order;
(e)    shall not be subject or subordinate to (i) any Lien or security interest that is avoided and preserved for the benefit of the Credit Parties that are Debtors and their estates under section 551 of the Bankruptcy Code or (ii) unless otherwise provided for in the Credit Documents, any Liens arising after the Petition Date including, without limitation, any Liens or security interests granted in favor of any federal, state, municipal or other domestic or foreign governmental unit (including any regulatory body), commission, board or court for any liability of the Credit Parties that are Debtors; and
(f)    for the avoidance of doubt, the Collateral shall exclude Avoidance Actions, but shall, subject to entry of the Final Order, include Avoidance Proceeds.
(g)    Subject to and effective only upon entry of the Final Order, except to the extent of the Carve Out, no costs or expenses of administration of the Chapter 11 Cases or any future proceeding that may result therefrom, including a case under chapter 7 of the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to Sections 105 or 506(c) of the Bankruptcy Code, the enhancement of collateral provisions of Section 552 of the Bankruptcy Code, or any other legal or equitable doctrine (including, without limitation, unjust enrichment) or any similar principle of law, without the prior written consent of Administrative Agent and the Majority Lenders, as the case may be with respect to their respective interests, and no consent shall be implied from any action, inaction or acquiescence by Administrative Agent or the Lenders. In no event shall the Administrative Agent or the Lenders be subject to (i) the “equities of the case” exception contained in Section 552(b) of the Bankruptcy Code (subject only to and effective upon entry of the Final Order), or (ii) the equitable doctrine of “marshaling” or any other similar doctrine with respect to the Collateral except to the extent provided in the DIP Order.

(h)    Except for the Carve Out and as otherwise provided in the DIP Order, the Superpriority Claims shall at all times be senior to the rights of any Credit Party, any chapter 11 trustee and, subject to Section 726 of the Bankruptcy Code, any chapter 7 trustee, or any other creditor (including, without limitation, post-petition counterparties and other post-petition creditors) in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases (if any of the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code).
10.22    Post-Closing Obligations. On or prior to the date that is ten (10) Business Days after the Closing Date (or such later date as the Senior DIP Agent may agree in accordance with Section 10.21 of the Senior DIP Credit Agreement), the Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 10.3 hereof, together with insurance endorsements naming the Administrative Agent as additional insured and lender’s loss payee, as applicable.
ARTICLE XI
NEGATIVE COVENANTS
The Borrower hereby covenants and agrees that until Payment in Full (and, in each case, subject to the Borrower’s right to determine which exception will apply, in the case of any particular transaction that may be permitted under more than one exception, and in any event, with no exception limiting any other exception):
11.1    Limitation on Indebtedness. The Borrower will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:
(a)    (i) Indebtedness arising under the Credit Documents and (ii) Indebtedness arising under the Senior DIP Facility; provided that the aggregate principal amount of loans and letters of credit arising under the Senior DIP Facility shall not exceed $483,010,655.62 (or such other amount set forth in and subject to the terms and conditions of the DIP Order);
(b)    [reserved];
(c)    unsecured Indebtedness of the Credit Parties owing to the other Credit Parties;
(d)    to the extent in existence on the Petition Date or in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims, Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(e)    subject to compliance with Section 11.5, Guarantee Obligations incurred by (i) Guarantors in respect of Indebtedness of the Borrower or the Guarantors that is permitted to be incurred under this Agreement (except that a Guarantor may not, by virtue of this Section 11.1(e), guarantee Indebtedness that such Guarantor could not otherwise incur under this Section 11.1) and (ii) the Borrower in respect of Indebtedness of Guarantors that is permitted to be incurred under this Agreement; provided that if the Indebtedness being guaranteed under this Section 11.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(f)    Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Sections 11.5(b)(iv), (xv) and (xvii);
(g)    Indebtedness arising under Capital Leases incurred prior to the Petition Date;
(h)    Prepetition Indebtedness, without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;
(i)    [reserved];
(j)    [reserved];
(k)    [reserved];
(l)    to the extent in existence on the Petition Date or to the extent incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice, Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice;
(m)    Cash Management Obligations (as defined in the Senior DIP Credit Agreement), Cash Management Services (as defined in the Senior DIP Credit Agreement) and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;
(n)    Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Guarantor to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;
(o)    to the extent in existence on the Petition Date, Indebtedness arising from agreements of the Borrower or any Guarantor providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Investments and/or the Disposition of any business, assets or Stock permitted hereunder;
(p)    Indebtedness of the Borrower or any Guarantor consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts entered into prior to the Petition Date, in each case arising in the ordinary course of business;
(q)    Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower and the Guarantors incurred in the ordinary course of business;
(r)    to the extent in existence on the Petition Date, Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 11.6;

(s)    Indebtedness consisting of obligations of the Borrower and the Guarantors under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or, to the extent in existence on the Petition Date, any other Investment permitted hereunder;
(t)    Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;
(u)    [reserved];
(v)    [reserved];
(w)    [reserved];
(x)    other Indebtedness in an aggregate principal amount not to exceed $5,000,000;
(y)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations in clauses (a) through (x) above and clause (z) below; and
(z)    Indebtedness in respect of Adequate Protection Claims (as defined in the DIP Order) to the extent, and subject to the conditions, set forth in the DIP Order.
Notwithstanding anything to the contrary in this Section 11.1, any other provisions of this Agreement or any other Credit Document, the Borrower will not permit any Non-Debtor Subsidiary, nor will any Non-Debtor Subsidiary be permitted, to create, incur, assume or suffer to exist any Indebtedness.
11.2    Limitation on Liens. The Borrower will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Subsidiary, whether now owned or hereafter acquired, and will not apply to the Bankruptcy Court for the authority to do any of the foregoing, except:
(a)    Liens arising under the Credit Documents to secure the Obligations;
(b)    Permitted Liens;
(c)    Liens securing Indebtedness permitted pursuant to Section 11.1(g);
(d)    (i) Liens on any property of the Borrower or any Guarantor existing on the Petition Date and listed on Schedule 11.2; provided that (A) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Petition Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced and (ii) Liens on the property of the Borrower or any Guarantor in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code;
(e)    Liens securing Prepetition Indebtedness; provided that such Liens are subject to the terms and conditions of the DIP Order;
(f)    [reserved];
(g)    [reserved];

(h)    [reserved];
(i)    Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);
(j)    [reserved];
(k)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Guarantors in the ordinary course of business permitted by this Agreement;
(l)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 11.5;
(m)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts in existence on the Petition Date incurred in the ordinary course of business and approved by the Borrower’s board of directors;
(n)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Guarantors or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Guarantor in the ordinary course of business;
(o)    [reserved];
(p)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(q)    Liens in respect of Production Payments which, in the case of Production Payments constituting Indebtedness, only secure assets that are subject to such Production Payments; provided that the obligations secured by such Liens shall not exceed $5,000,000;
(r)    the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(s)    agreements to subordinate any interest of the Borrower or any Guarantor in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Guarantor pursuant to an agreement entered into in the ordinary course of business;
(t)    [reserved];
(u)    [reserved];
(v)    Liens arising pursuant to Section 107(l) of CERCLA, or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) relates to a liability of the Borrower or any Subsidiary that is reasonably likely to exceed $5,000,000;

(w)    [reserved];
(x)    [reserved];
(y)    [reserved];
(z)    Liens securing Indebtedness permitted under Section 11.1(x);
(aa)    [reserved];
(bb)    Liens in existence on the Petition Date securing the counterparty’s interests under farm-in agreements or farm-out agreements and Development Joint Ventures relating to Proved Undeveloped Reserves or Hydrocarbon Interests to which no Proved Reserves are attributable or undeveloped acreage to which no Proved Reserves are attributable;
(cc)    the Adequate Protection Liens (as defined in the DIP Order) to the extent, and subject to the conditions, set forth in the DIP Order; and
(dd)    Liens securing the Senior DIP Credit Agreement and the obligations due and owing thereunder; provided that such Liens are subject to the terms and conditions of the DIP Order.
Notwithstanding anything to the contrary in this Section 11.2, any other provisions of this Agreement or any other Credit Document, the Borrower will not permit any Non-Debtor Subsidiary, nor will any Non-Debtor Subsidiary be permitted, to create, incur, assume or suffer to exist any Lien upon any of its property or assets of any kind (real or personal, tangible or intangible), whether now owned or hereafter acquired.
11.3    Limitation on Fundamental Changes. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties.
11.4    Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents, except that:
(a)    the Borrower and the Guarantors may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable), in each case in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or the Guarantors or is replaced by equipment of at least comparable value and use) and (ii) Permitted Investments;
(b)    the Borrower and the Guarantors may Dispose of any Oil and Gas Properties or any interest therein or the Stock or Stock Equivalents of any Subsidiary owning Oil and Gas Properties (x) to the extent required by the terms of operating agreements, farm-ins, joint exploration and development agreements and other agreements as in effect on the Closing Date and, in each case, in the ordinary course of business, and (y) to the extent such properties do not constitute Proved Reserves and are not included in the most recently delivered Reserve Report in connection with operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties; provided that (i) such Disposition is for Fair Market Value and (ii) the Borrower shall provide prior written notice to the Administrative Agent of such Disposition;
(c)    the Borrower and the Guarantors may Dispose of property or assets pursuant to an order of the Bankruptcy Court;
(d)    the Borrower and any Guarantor may effect any transaction permitted by Section 11.3, 11.5 or 11.6;
(e)    the Borrower and the Guarantors may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real (other than Oil and Gas Properties), personal or intellectual property, in each case in the ordinary course of business;
(f)    the Borrower and each other Credit Party may Dispose of property or assets to the Borrower or any other Credit Party;
(g)    Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs; provided that (i) such Disposition is for Fair Market Value and (ii) the Borrower receives 100% cash consideration for such Disposition;
(h)    [reserved];
(i)    [reserved];
(j)    transfers of property subject to a (i) Casualty Event or in connection with any condemnation proceeding with respect to Collateral upon receipt of the net cash proceeds of such Casualty Event or condemnation proceeding or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;
(k)    Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;
(l)    the unwinding, terminating and/or offsetting of any Hedge Agreement which, following the Discharge of Senior DIP Obligations only, shall be subject to the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed);
(m)    [reserved];
(n)    [reserved]; and
(o)    Dispositions of any easement on any surface rights to any Governmental Authority to satisfy the requirements of any “conservation easements” or similar programs established by any Governmental Authority; provided that such Disposition does not materially impair the exploitation and development of the affected Oil and Gas Properties.
Notwithstanding anything to the contrary in this Section 11.4, any other provisions of this Agreement or any other Credit Document, the Borrower will not permit any Non-Debtor Subsidiary, nor will any Non-Debtor Subsidiary be permitted, to (x) Dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired to any Person other than the Borrower or a

Guarantor or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents.
11.5    Limitation on Investments.
(a)    [Reserved].
(b)    The Borrower will not, and will not permit any of the Subsidiaries, to make or maintain any Investment except:
(i)    extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;
(ii)    Investments in assets that constituted Permitted Investments at the time such Investments were made;
(iii)    [reserved];
(iv)    Investments existing on, or made pursuant to legally binding written commitments in existence on, the Petition Date as set forth on Schedule 11.5;
(v)    Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(vi)    [reserved];
(vii)[reserved];
(viii)    [reserved];
(ix)    Investments constituting non-cash proceeds of Dispositions of assets to the extent such Disposition is permitted by Section 11.4;
(x)    [reserved];
(xi)    [reserved];
(xii)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(xiii)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(xiv)    advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business and included in the Budget or, if not included in the Budget, in an aggregate amount to exceed $1,000,000;

(xv)    guarantee obligations of the Borrower or any other Credit Party of leases (other than Capital Leases) or of other obligations of a Credit Party that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(xvi)    [reserved];
(xvii)    Investments in interests in additional Oil and Gas Properties or Investments related to farm-out, farm-in, joint operating, joint development or other area of mutual interest agreements, in each case in the ordinary course of business and included in the Budget;
(xviii)    Investments in Hedge Agreements permitted by Section 11.1 and Section 11.10;
(xix)    [reserved];
(xx)    to the extent in existence on the Petition Date, Investments by the Borrower or any Subsidiary in any Guarantor; and
(xxi)    Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business.
Notwithstanding anything to the contrary in this Section 11.5, any other provisions of this Agreement or any other Credit Document, (x) the Borrower will not permit any Non-Debtor Subsidiary, nor will any Non-Debtor Subsidiary be permitted, to make or maintain any Investment and (y) the Borrower will not, nor will it permit any of its Subsidiaries to, make or maintain any Investment in any Non-Debtor Subsidiary (other than, in the case of this clause (y), Investments in the Stock of such Non-Debtor Subsidiary as in existence on the Petition Date pursuant to clause (xx) of this Section 11.5).
11.6    Limitation on Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, pay any dividends (other than Restricted Payments payable solely in its Stock that is not Disqualified Stock) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 11.5) any Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof), now or hereafter outstanding (all of the foregoing, “Restricted Payments”); provided that any Subsidiary may pay Restricted Payments to the Borrower or any other Credit Party.
11.7    Limitation on Debt Payments and Amendments. Except as otherwise provided for herein and in the DIP Order, the Borrower shall not, and shall not permit the Subsidiaries to, (a) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness, (b) pay any interest on any Prepetition Indebtedness (other than the Prepetition RBL Obligations to the extent expressly provided in the DIP Order) of such Person (whether in cash, in kind securities or otherwise), (c) terminate, amend, restate, amend and restate, modify or supplement any of the Elk Hills Power Agreements (other than any amendment contemplated by the Restructuring Support Agreement as in effect on the Closing Date, and only so long as such amendment does not increase the amount of cash distributions or the value of any other distributions payable to ECR Corporate Holdings L.P. or any other funds, investment vehicles and/or accounts managed or advised by Ares Management LLC beyond what is provided for in the Restructuring Support Agreement as in effect on the Closing Date), (d) amend, restate, amend and restate, supplement or otherwise modify such Person’s organizational documents in a manner that is materially adverse to the Lenders (in their capacities as such) or (e) amend, restate, amend and restate, supplement or otherwise modify the Senior DIP Credit Agreement in a manner that is materially adverse to the Lenders.
11.8    Negative Pledge Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement, any other Credit Document or the Senior DIP Facility Documentation) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Requirements that (i) exist on the Petition Date and (to the extent not otherwise permitted by this Section 11.8) are listed on Schedule 11.8, (ii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (iii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 11.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (iv) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Guarantor or in leases prohibiting Liens on retained property rights of the lessor in connection with operations of the lessee conducted on the leased property, (v) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (vi) are imposed by applicable law or (vii) are restrictions regarding licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property).
11.9    Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to pay dividends or make any other distributions to the Borrower or any Subsidiary on its Stock or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:
(a)    contractual encumbrances or restrictions in effect on the Petition Date that are described on Schedule 11.9 or pursuant to the Credit Documents;
(b)    [reserved];
(c)    purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations to the extent such restrictions are limited to restrictions on transferring the property so acquired;
(d)    Requirement of Law or any applicable rule, regulation or order;
(e)    any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Guarantor, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence on the Petition Date (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(f)    [reserved];

(g)    [reserved];
(h)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(i)    [reserved];
(j)    to the extent in existence on the Petition Date, customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property; and
(k)    customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business.
11.10    Hedge Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Hedge Agreements with any Person other than, in the case of the Borrower or a Guarantor, a Hedge Bank (as defined in the Senior DIP Credit Agreement) and, then, only so long as:
(a)    any such Hedge Agreement does not have a term greater than sixty (60) months from the date such Hedge Agreement is entered into;
(b)    at all times, on a net basis, (A) the aggregate notional volume for each of natural gas (including natural gas liquids) and crude oil, calculated separately, covered by market sensitive Hedge Agreements for any month in the first year of the forthcoming five year period (other than Excluded Hedges) shall not exceed 90% of the total Proved Reserves of natural gas (including natural gas liquids) and crude oil production, calculated separately, for each such month in such forthcoming period and (B) the aggregate notional volume for each of natural gas (including natural gas liquids) and crude oil, calculated separately, covered by market sensitive Hedge Agreements for any month in each of the second through fifth years of the forthcoming five year period (other than Excluded Hedges) shall not exceed 80% of the total Proved Reserves of natural gas (including natural gas liquids) and crude oil production, calculated separately, for each such month in such forthcoming period;
(c)    any such Hedge Agreement is non-speculative (including Hedge Agreements entered into to unwind or offset other permitted Hedge Agreements); and
(d)    the Borrower and the Subsidiaries properly identify and consistently report such hedges, the Borrower and the Subsidiaries may utilize crude oil hedges as a substitute for hedging natural gas liquids.
It is understood that for purposes of this Section 11.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any existing debt securities, debt facilities or leases of the Borrower or its Subsidiaries and (B) for foreign exchange or currency exchange management.
Notwithstanding anything to the contrary in this Section 11.10, any other provisions of this Agreement or any other Credit Document, the Borrower will not permit any Non-Debtor Subsidiary, nor will any Non-Debtor Subsidiary be permitted, to enter into any Hedge Agreements with any Person.

11.11    Financial Performance Covenants.
(a)    Budget Variance. As of Thursday, August 13, 2020 and on each fourth Thursday thereafter (each four-week period ending on the immediately preceding Friday prior to the delivery of the latest 13-week Projection, a “Testing Period”; provided that the initial Testing Period shall be deemed to include the full calendar week in which the Petition Date occurs), the Borrower shall not permit (i) the Total Operating Disbursements made by the Borrower and its Subsidiaries during such Testing Period (provided that if the 13-week Projection for such Testing Period has not yet been approved or deemed approved by the Majority Lenders, then such amount shall be reduced by any Total Operating Disbursements projected for the previous Testing Period in the Budget for the previous Testing Period and not expended during the previous Testing Period) to be greater than 110% of the Total Operating Disbursements as set forth in the Budget for such Testing Period or (ii) Operating AP Payments, Payroll/Payroll Taxes (which, for the avoidance of doubt and consistent with the Budget, shall include amounts associated with the Borrower’s “Key Employee Incentive Plan” and “Key Employee Retention Plan”) and Elk Hills Power Capacity/Reimbursement (provided that if the 13-week Projection for such Testing Period has not yet been approved or deemed approved by the Majority Lenders, then each such amount shall be reduced by any operating disbursements related to each such line item projected for the previous Testing Period in the Budget for the previous Testing Period and not expended during the previous Testing Period), in each case, to be greater than 115% of the amounts set forth for such line items in the Budget for such Testing Period; provided that, for purposes of calculating variance pursuant to clause (i), professional fees and expenses and fees and expenses of the Administrative Agent and the Lenders shall not be counted toward Total Operating Disbursements.
(b)    Liquidity. (i) The Borrower shall not permit the 4-week Rolling Average Liquidity to be less than $50,000,000 at any time and (ii) the Borrower shall not permit Liquidity to be less than $35,000,000 as of the close of business on any day.
11.12    Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiaries to conduct, any transaction with any of its Affiliates (other than the Borrower and the Guarantors or any entity that becomes a Guarantor as a result of such transaction) other than (a) transactions or arrangements in place as of the Petition Date (including contractual obligations in place at such time) and set forth on Schedule 11.12, (b) those approved by the Bankruptcy Court pursuant to an order in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders or (c) to the extent such transactions are upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate.
11.13    Change in Business. The Borrower and its Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business of Industry Investments by the Borrower and its Subsidiaries and other business activities incidental or reasonably related to any of the foregoing.
11.14    Use of Proceeds.
(a)    The Borrower shall not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use the proceeds of any Borrowing (i) to make any payment or prepayment that is prohibited under this Agreement, including any payment or prepayment in respect of Prepetition Indebtedness to the extent prohibited hereunder (other than, for the avoidance of doubt, the repayment of the Prepetition RBL Obligations), (ii) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body, (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (v) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loans whether directly or indirectly, (i) to challenge the validity, perfection, priority, extent or enforceability of the Obligations or Prepetition FLMO Obligations, (ii) to investigate or assert any other claims or causes of action against the Administrative Agent, any other agent or any Lender, or any agent or any lender under the Prepetition FLMO Credit Agreement except as agreed by the Majority Lenders and provided in the Interim Order and the Final Order with respect to any investigation regarding the Prepetition FLMO Credit Agreement or (iii) for any act which has the effect of materially or adversely modifying or compromising the rights and remedies of the Administrative Agent or the Lenders or the lenders or administrative agent with respect to the Prepetition FLMO Credit Agreement.
(c)    The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
11.15    [Reserved].
11.16    Limitation on New Subsidiaries. The Borrower will not, nor will it permit any of its Subsidiaries to, form, create or acquire any new Subsidiary after the Closing Date.
11.17    Superpriority Claims. The Borrower will not, nor will it permit any of its Subsidiaries to, create or permit to exist any Superpriority Claim other than Superpriority Claims permitted by the DIP Order (including the Carve Out).
ARTICLE XII
EVENTS OF DEFAULT
12.1    Events of Default. Any of the following events shall constitute an event of default (each, an “Event of Default”):
(a)    (i) the Borrower shall default in the payment when due of any principal of the Loans or (ii) the Borrower shall default in the payment when due of any interest on the Loans or any fees or of any other amounts owing hereunder or under any other Credit Document and, in the case of this clause (ii), such default shall continue for five or more days;
(b)    any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;
(c)    any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in (i) Section 10.1(d)(ii) or 10.1(i) and such default shall continue for five or more days and (ii) Section 10.1(e)(i), 10.5 (solely with respect to the Borrower), 10.11 or ARTICLE XI;

(d)    any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 12.1(a), 12.1(b) or 12.1(c)) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent;
(e)    (i) the Borrower or any of the Subsidiaries shall default in any payment with respect to the Senior DIP Facility or any other Indebtedness (other than Indebtedness described in Section 12.1(a)) or Hedge Obligations in excess of $5,000,000, beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness or Hedge Obligation was created, (ii) the Borrower or any of the Subsidiaries shall be in breach or default of any other term under the documentation governing any Indebtedness or Hedge Obligations referred to in clause (i) if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or the counterparty or counterparties in respect of such Hedge Obligations to cause (in each case, with the giving of notice, the passage of time or both), such Indebtedness or Hedge Obligations to become or be declared due and payable, or to be required to be prepaid, defeased or redeemed, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be or (iii) any Indebtedness or Hedge Obligations referred to in clause (i) shall be declared to be due and payable, or shall be required to be prepaid, defeased or redeemed other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (A) with respect to any Hedge Obligations, other than due to a termination event or equivalent event pursuant to the terms of the related Hedge Agreements and (B) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof; provided that clauses (ii) and (iii) shall not apply to any Indebtedness of any Debtor that was incurred prior to the Petition Date so long as the remedies under such Indebtedness are subject to the automatic stay applicable under Section 362 of the Bankruptcy Code;
(f)    (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan or Multiemployer Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or a Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 or of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (ii) there results from any event or events set forth in clause (a) of this Section 12.1(f) the imposition of a lien, the granting of a security interest, or a liability; and (iii) such lien, security interest or liability would be reasonably likely to have a Material Adverse Effect;
(g)    the Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee;
(h)    any Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under such Security Document;
(i)    one or more monetary judgments or decrees as to post-Petition Date liability or debt shall be entered against the Borrower or any of the Subsidiaries involving a liability of $5,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;
(j)    a Change of Control shall occur (other than a Change of Control triggered in connection with a plan or sale approved by the Majority Lenders);
(k)    [Reserved];
(l)    the entry of an order dismissing the Chapter 11 Cases or converting the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;
(m)    the entry of an order appointing a chapter 11 trustee in the Chapter 11 Cases;
(n)    the entry of an order in the Chapter 11 Cases appointing an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code);
(o)    the filing of any pleading by any Credit Party seeking, or otherwise consenting to, any of the matters set forth in clauses (l) through ý(n) above, or a Credit Party shall support or fail to promptly oppose any other party’s application for entry of such order;
(p)    the entry of the Final Order shall not have occurred by the Final Order Entry Deadline, or there shall be a breach by any Credit Party of any material provisions of the Interim Order (prior to entry of the Final Order) or the Final Order, or the Interim Order (prior to entry of the Final Order) or Final Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal, in the case of any modification or amendment in any respect, without the prior written consent of the Majority Lenders in their sole discretion (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent);
(q)    the entry of an order in the Chapter 11 Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders under which any person takes action against the Collateral or that becomes a final non-appealable order, or the commencement of other actions that is materially adverse to the Administrative Agent, the Lenders or their respective rights and remedies under the Facility in any of the Chapter 11 Cases or inconsistent with the Credit Documents;
(r)    the entry of an order granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed with foreclosure (or granting of a deed in lieu of foreclosure) against assets with an aggregate value in excess of $1,000,000;
(s)    the entry of any post-petition judgment against any Credit Party in excess of $1,000,000;
(t)    the payment of any prepetition claims (other than as permitted by the Interim Order, the Final Order or pursuant to an order entered in the Chapter 11 Cases that is supported by the Majority Lenders and in each case as reflected in the Budget (subject to permitted variances));
(u)    any Lien securing or Superpriority Claim in respect of the Obligations shall cease to be valid, perfected (if applicable) and enforceable in all respects or to have the priority granted under the Interim Order and the Final Order, as applicable;

(v)    the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of the Junior DIP Facility and the Senior DIP Facility, entitled to superpriority under Section 364(c)(1) of the Bankruptcy Code pari passu or senior to the Junior DIP Facility, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Carve Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except for the Senior DIP Facility or as expressly provided in the Interim Order or the Final Order (but only in the event specifically consented to by the Majority Lenders), whichever is in effect;
(w)    the Borrower or any other Credit Party shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders relating to the Junior DIP Facility, the DIP Order or the administrative agent or any of the lenders under the Prepetition FLMO Credit Agreement;
(x)    failure to satisfy any of the Milestones in accordance with the terms relating to such Milestone;
(y)    after the entry thereof by the Bankruptcy Court, the Confirmation Order shall cease to be in full force and effect, or any Credit Party shall fail to satisfy in full all obligations under the Junior DIP Facility or fail to comply in any material respect with the Confirmation Order, or the Confirmation Order shall have been revoked, remanded, vacated, reversed, rescinded or, without the reasonable consent of the Majority Lenders (and with respect to those provisions thereof that affect the rights and duties of the Administrative Agent, the Administrative Agent), modified or amended;
(z)    except as otherwise consented to by the Majority Lenders, the Borrower or any other Credit Party shall have sold or otherwise disposed or all or a material portion of the Collateral pursuant to Section 364 of the Bankruptcy Code other than as permitted pursuant to a plan of reorganization or bid procedures in form and substance satisfactory to the Majority Lenders that contemplate Payment in Full upon consummation of such sale or other disposition;
(aa)    any Credit Party shall (i) contest or support a challenge to the validity or enforceability of any Credit Document or any credit document in respect of the Prepetition FLMO Credit Agreement or deny that it has any further liability thereunder or (ii) contest or support a challenge to the validity or perfection of the Liens and security interests securing the Obligations or the Prepetition FLMO Obligations;
(bb)    any termination or modification of the exclusivity periods (other than any extension) set forth in Section 1121 of the Bankruptcy Code;
(cc)    any payment of or grant of adequate protection with respect to any Prepetition Indebtedness (other than as expressly set forth in the DIP Order) without the consent of the Majority Lenders and approval of the Bankruptcy Court;
(dd)    an order shall have been entered by the Bankruptcy Court avoiding or requiring disgorgement by the Administrative Agent or any of the Lenders of any amounts received in respect of the Obligations;

(ee)    the Credit Parties shall lose the ability to (i) utilize the gas processing and other services or (ii) purchase power or other commodities, in each case, as provided for in the Elk Hills Power Agreements;
(ff)    unless otherwise approved by the Administrative Agent and the Majority Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Chapter 11 Cases and such order shall not be reversed or vacated within ten (10) days;
(gg)    a change in the date and amount fixed for class C distributions pursuant to the Elk Hills Power Agreements (without giving effect to the exercise of rights under any ipso facto provision);
(hh)    a change in the composition of the board of Elk Hills Power, LLC; or
(ii)    the termination or rejection of any Elk Hills Power Agreement without the consent of the Majority Lenders.
12.2    Remedies.
(a)    In every such event described in Section 12.1, and at any time thereafter, if any Event of Default shall then be continuing, subject to any remedies notice period in the DIP Order, the Administrative Agent, upon the written request of the Majority Lenders, shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court but subject to any notice requirements set forth in the DIP Order), by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement: declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, after the occurrence and during the continuance of an Event of Default and subject to any remedies notice period in the DIP Order, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(b)    Subject to the terms of the DIP Order, any amount received by the Administrative Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement shall be applied:
(i)    first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses, indemnities, and any other amounts payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, premiums, expenses and indemnities payable to each Lender in its capacity as such;
(iii)    third, pro rata to payment of Obligations constituting accrued and unpaid interest on the Loans due and owing to the Lenders;
(iv)    fourth, pro rata to the payment of Obligations constituting the principal amount of the Loans outstanding;

(v)    fifth, pro rata to any other Obligations then due and owing to Lenders; and
(vi)    sixth, any surplus then remaining, after all of the Obligations then due shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may award.
(c)    [Reserved].
(d)    Unless until the Obligations described in clauses first through fifth of Section 12.2(b) are indefeasibly paid in full and in cash in accordance with such priorities, any Collateral, proceeds thereof or other amount received by Lenders on account of or in satisfaction of its Obligations shall be segregated and held in trust f the benefit of, and promptly turned over to, the Administrative Agent along with all necessary endorsements and the Administrative Agent shall apply such Collateral, proceeds or other amounts in accordance with Section 12.2(b).
ARTICLE XIII
THE ADMINISTRATIVE AGENT
13.1    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article XIII (other than Section 13.10 with respect to the Borrower) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Secured Parties hereby expressly authorize the Administrative Agent to (i) execute any and all documents with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any release, amendment, supplement, modification or joinder with respect thereto), as expressly set forth in this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Secured Parties and (ii) pursuant to the direction of the Majority Lenders, negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, which negotiation, enforcement or settlement will be binding upon each Secured Party. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Secured Party hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction.

(c)    Notwithstanding any provision to the contrary elsewhere in this Agreement, the duties of the Administrative Agent shall be mechanical and administrative in nature, and the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent, regardless of whether a Default or Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.
13.2    Delegation of Duties. The Administrative Agent may perform any of its duties and exercise its rights and powers under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, rights and powers. Any such agents, sub-agents, employees or attorneys-in-fact shall be entitled to all such protections set forth in this Article XIII. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents, sub-agents and attorneys-in-fact.
13.3    Exculpatory Provisions.
(a)    Neither the Administrative Agent nor any of its Related Parties shall:
(i)    be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE)) or
(ii)    be responsible or liable to any of the Lenders or any participant for, or have any duty to ascertain or inquire into, or inspect or monitor in any manner (i) any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party, any officer thereof, or any other Person contained in this Agreement or any other Credit Document, (ii) the contents of any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, (iii) the observance or performance of any of the covenants, agreements, or other terms or conditions contained in this Agreement or any other Credit Document, the use of the proceeds of the Loans, or the occurrence of any Default or Event of Default, (iv) the execution, value, validity, effectiveness, genuineness, enforceability, collectibility, or sufficiency of this Agreement or any other Credit Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or the creation, perfection, maintenance or continuation of perfection, or priority of any Lien or security interest created or purported to be created under the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) whether the Collateral exists, is owned by the Borrower or any other Credit Party, is cared for, protected, or insured or has been encumbered, or meets the eligibility criteria applicable in respect thereof, (vii) the satisfaction of any condition set forth in Article VII and VIII or elsewhere, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (viii) the properties, books, records, financial condition or business affairs of any Credit Party or any other Person; or
(iii)    have any liability arising from confirmations of the amount of outstanding Loans or any component amounts thereof.
(b)    For the avoidance of doubt, and without limiting the other protections set forth in this Article XIII, with respect to any determination, designation, or judgment to be made by the Administrative Agent herein or in the other Credit Documents, the Administrative Agent shall be entitled to request that the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents) make or confirm such determination, designation, or judgment.
(c)    Nothing in this Agreement or any other Credit Document shall require the Administrative Agent or its Related Parties to expend or risk their own funds or otherwise incur any financial liability in the performance of any duties or in the exercise of any rights or powers hereunder.
13.4    Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, request, instrument, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat any Person specified in the Register and the Exit Premium Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written Assignment and Acceptance or Exit Premium Assignment and Acceptance thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents) as it deems appropriate; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law or (ii) be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency, reorganization, or relief of debtors; provided, further, that if the Administrative Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action; provided, further, that the Administrative Agent may seek clarification or further direction from the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents) prior to taking any such directed action and may refrain from acting until such clarification or further direction has been provided. The Administrative Agent, shall in all cases, have no liability for acting, or in refraining from acting, and shall be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and the Exit Premium. For purposes of determining compliance with the conditions specified in Article VI and Article VIII on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. No holder of any portion of the Exit Premium shall have any right in such capacity to notice of any action or to consent to, direct or object to any action under any Credit Document or otherwise in respect of the Collateral (including the release of any Collateral).

13.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders. Subject to Section 13.4, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
13.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or its Related Parties to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any other Lender, or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any other Lender, or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates. Each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, the other Credit Documents, or the Transactions contemplated hereby.
13.7    Lender Direction. Each Lender authorizes and directs the Administrative Agent to enter into, and agrees to be bound by, this Agreement, the Security Documents, and the other Credit Documents. Each Lender hereby acknowledges and agrees that (x) the foregoing instructed actions constitute an instruction from all the Lenders under this Article XIII and (y) this Article XIII and Section 14.5 and any other rights, privileges, protections, immunities, and indemnities in favor of the Administrative Agent hereunder apply to any and all actions taken or not taken by the Administrative Agent in accordance with such instruction. Each Lender agrees that any action taken by the Administrative Agent in accordance with the terms of this Agreement or the other Credit Documents relating to the Collateral and the exercise by the Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
13.8    Lender Reimbursement and Indemnification. The Lenders agree to pay and reimburse to and indemnify the Administrative Agent and its Related Parties in their capacities as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which payment is sought (or, if payment is sought after Payment in Full, ratably in accordance with their respective portions of the Loans in effect immediately prior to such date), from and against any and all Liabilities, Proceedings, and related costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or its Related Parties in any way relating to or arising out of the Commitments, the Loans, the Exit Premium, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the Transactions) or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent for the payment of any portion of such Liabilities or related costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken or not taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.8. In the case of any Proceeding giving rise to any Liabilities or related costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 13.8 applies whether any Proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any payment furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional payments and cease, or not commence, to do the acts in question until such additional payment is furnished; provided that in no event shall this sentence require any Lender to make payments to the Administrative Agent in connection with any Liability or related cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; provided, further, this sentence shall not be deemed to require any Lender to make payments to the Administrative Agent in connection with any Liability or related cost, expense or disbursement resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken or not taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct. This Section 13.8 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
13.9    Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to any Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
13.10    Successor Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 12.1(a) is continuing, to appoint a successor. If, in the case of the resignation of the Administrative Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent; provided that if no successor has been appointed and has accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent shall notify the Borrower and the Lenders that no successor has been appointed and accepted such appointment and such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (ii) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section 13.10.
(b)    Upon the acceptance of such successor’s appointment as the Administrative Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article XIII (including Section 13.8) and Section 14.5 and all other rights, privileges, protections, immunities, and indemnities granted to the Administrative Agent hereunder shall continue in effect for the benefit of such retiring Administrative Agent and its agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
13.11    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 13.11.

13.12    Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 14.1 and 14.17, without further written consent or authorization from any Secured Party, the Administrative Agent may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented.
13.13    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent, and (b) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
13.14    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements, advances, and indemnities of the Lenders and the Administrative Agent and their respective Related Parties, to the extent due under Section 5.4, Article XIII, or Section 14.5) allowed in such proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, advances, and indemnities of the Administrative Agent and its Related Parties, to the extent due under Section 5.4, Article XIII, or Section 14.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
13.15    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees or designees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 14.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. For the avoidance of doubt, in connection with any credit bid, the Administrative Agent shall be entitled to all rights, privileges, protections, immunities, and indemnities afforded to the Administrative Agent under this Agreement and the other Credit Documents. The Administrative Agent shall not be required to take title to any Collateral in its own name without its prior written consent.
13.16    ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless Section (a)(i) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in Section (a)(iv), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).
(c)    The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
13.17    Posting of Communications.
(a)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    The Borrower acknowledges that (a) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive information of a type that would constitute material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower agrees that (w) at the request of the Administrative Agent, Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as not containing any information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Communications constitute Confidential Information, they shall be treated as such as set forth in Section 14.16); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Communications shall be deemed “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly in writing that any such document contains material non-public information: (1) the Credit Documents, and (2) notification of changes in the terms of the Loans.
(d)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Approved Electronic Platform or otherwise, such Public Lender acknowledges that (i) the Administrative Agent and other Lenders may have access to such information and (ii) neither the Borrower nor the Administrative Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Credit Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.
(e)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(f)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(g)    Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies and, to the extent such Communications constitute Confidential Information, in accordance with Section 14.16.
(h)    Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

13.18    Survival. The agreements in this Article XIII shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all Obligations under any Credit Document, and the termination of this Agreement.
ARTICLE XIV
MISCELLANEOUS
14.1    Amendments, Waivers and Releases. Except as expressly set forth in this Agreement (including, for the avoidance of doubt, Section 2.17), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 14.1. The Majority Lenders may (with an executed copy thereof delivered to the Administrative Agent), or, with the written consent of the Majority Lenders, the Administrative Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent (at the direction of the Majority Lenders) may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the Maturity Date or the final expiration date of any Lender’s Commitment, or increase the amount of the Commitment of any Lender, or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 14.1, or amend or modify any of the provisions of Section 14.8(a) to the extent it would alter the ratable allocation of payments thereunder, or reduce the percentages specified in the definition of the term “Majority Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 11.3) or alter the order of application set forth in Section 12.2 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Article XIII without the written consent of the then-current Administrative Agent or any other former Administrative Agent to whom Article XIII then applies in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of the Administrative Agent Fee Letter without the consent of the Administrative Agent and Borrower, or (v) [reserved], or (vi) release all or substantially all of the value of the guarantees made by the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (vii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than one month without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) affect the rights or duties of, or any fees or other amounts payable to the Administrative Agent under this Agreement or any other Credit Document without the prior written consent of the Administrative Agent, or (x) amend, modify or waive any provision of ARTICLE VII or ARTICLE VIII without the written consent of each Lender; (1)  any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment, and (2) this Agreement may be amended by an agreement in writing entered into by the Administrative Agent (at the direction of the Majority Lenders, which direction may be in the form of e-mail) and the Borrower to attach an exhibit hereto constituting a form of Exit Premium Assignment and Acceptance that is reasonably acceptable to the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans and the Exit Premium. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
14.2    Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, as follows:
(a)    if to the Borrower or the Administrative Agent, to the address, facsimile number or electronic mail address specified for such Person on Schedule 14.2 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and
(b)    if to any other Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the Borrower and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
14.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

14.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
14.5    Payment of Expenses; Limitation of Liability; Indemnification.
(a)    Expenses. The Borrower agrees (i) to pay or reimburse the Administrative Agent and each Lender for all of their reasonable and documented out-of-pocket costs and expenses (with respect to attorney costs, limited to reasonable fees, disbursements and other charges of one primary counsel and a single local counsel in each relevant jurisdiction to the Administrative Agent and one separate primary counsel and a single local counsel in each relevant jurisdiction to the Lenders taken as a whole) incurred in connection with the preparation, negotiation, execution, delivery and administration of, and any amendment, waiver, supplement, consent or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Ropes & Gray LLP (as counsel to the Administrative Agent) and the Ad Hoc Term Lender Group Advisors, (ii) to pay or reimburse the Administrative Agent and each Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of Ropes & Gray LLP (as counsel to the Administrative Agent) and the Ad Hoc Term Lender Group Advisors, and (iii) to pay or reimburse each Lender and the Administrative Agent for any and all recording and filing fees.
(b)    Limitation of Liability. To the extent permitted by applicable law no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 14.5(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 14.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    Indemnity. The Borrower shall indemnify the Administrative Agent, each Lender and their respective Related Parties (each such Person being called an “Indemnitee”) from and against any and all Liabilities or Proceedings and related costs, expenses or disbursements of any kind or nature whatsoever, whether or not such Proceedings are brought by the Borrower, any of its Related Parties or any other third Person (with respect to attorney costs, limited to the reasonable and documented fees, disbursements and other charges of (i) one primary counsel for the Administrative Agent and its Related Parties and a single local counsel in each relevant jurisdiction and any special counsel reasonably deemed necessary by the Administrative Agent and (ii) one primary counsel for all such other Persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel)), with respect to Commitments, the Loans, the Exit Premium, the Chapter 11 Cases, the Transactions or the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any applicable Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to the Indemnitees with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee (IT BEING THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE) or (ii) Proceedings not arising from any act or omission by the Borrower or its Affiliates, brought by an Indemnitee against any other Indemnitee (other than Proceedings involving claims against the Administrative Agent or any of its Related Parties in its capacity as such). This Section 14.5(c) shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.
(d)    Payments. All amounts payable under this Section 14.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail.
(e)    Survival. The agreements in this Section 14.5 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the payment, satisfaction, or discharge of all Obligations under any Credit Document.
14.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 11.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 14.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 14.6) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than the Borrower, its Subsidiaries, their Affiliates, or any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for assignments in respect of (1) the Junior DIP Facility if such assignment is (A) by the Fronting Lender or (B) to a Person that is a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) all or any portion of a Lender’s interests in and rights to receive the Exit Premium.
(ii)    Assignments of Commitments and Loans shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof; provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)    except as provided in clause (g) of this Section 14.6, each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such processing and recordation fee shall be waived in the case of any assignment made by (1) the Fronting Lender or (2) any Person that was either (x) an immediate assignee of the Fronting Lender or (y) a Lender (other than the Fronting Lender) as of the Closing Date (the foregoing Persons described in this clauses (x) and (y), each, a “Closing Date Lender”) to an Affiliate of such Closing Date Lender or an Approved Fund of such Closing Date Lender; and
(D)    the assignee, if it shall not be a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire, and all “know your customer” documents requested by the Administrative Agent pursuant to anti-money laundering rules and regulations.
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 14.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 14.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 14.6.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each other Lender (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior written notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) of this Section 14.6 (unless waived) and any written consent to such assignment required by clause (b)(i) of this Section 14.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.
(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) or (ii) of the proviso to Section 14.1 that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definition of the term “Majority Lenders”. Subject to clause (c)(ii) of this Section 14.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 14.6, including the requirements of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 14.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 14.8(a) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 14.6. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 14.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit F evidencing the Loans owing to such Lender.
(e)    Subject to Section 14.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or Exit Premium Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    Notwithstanding anything to the contrary in this Section 14.6 or any other provision of this Agreement, any Lender may assign (x) all or any portion of its Loans or Commitments without also assigning all or any portion of its interests in and rights to receive the Exit Premium and (y) all or any portion of its interests in and rights to receive the Exit Premium without also assigning all or any portion of its Loans or Commitments. The parties to each assignment of a Lender’s interests in and rights to receive the Exit Premium (an “Exit Premium Assignment”) shall execute and deliver to the Administrative Agent an assignment and acceptance (a “Exit Premium Assignment and Acceptance”) in respect of the assigning Lender’s interests in and rights to the Exit Premium in a form reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any Exit Premium Assignment; provided, further, that such processing and recordation fee shall be waived in the case of any Exit Premium Assignment made by any Closing Date Lender to an Affiliate of such Closing Date Lender or an Approved Fund of such Closing Date Lender. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Exit Premium Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Persons holding the interests in and rights to the Exit Premium pursuant to the terms of Section 4.1(c) from time to time (the “Exit Premium Register”). Further, the Exit Premium Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Exit Premium Register shall be conclusive absent manifest error. Upon its receipt of (i) a duly completed Exit Premium Assignment and Acceptance executed by the assignee and assignor of any portion of the Exit Premium, (ii) the assignee’s completed Administrative Questionnaire and all “know your customer” documents requested by the Administrative Agent pursuant to anti-money laundering rules and regulations (unless the assignee shall already be a Lender hereunder) and (iii) the processing and recordation fee referred to in this clause (g) above (unless waived), the Administrative Agent shall accept such Exit Premium Assignment and Acceptance and record the information contained therein in the Exit Premium Register. The Exit Premium Register shall be available for inspection by the Borrower and each holder of an Exit Premium (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior written notice.

14.7    Replacements of Lenders under Certain Circumstances.
(a)    The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10 or 5.4 or (ii) is affected in the manner described in Section 2.10(a)(ii) and as a result thereof any of the actions described in such Section is required to be taken, in each case, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 12.1(a) shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Majority Lenders, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 14.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)    [Reserved].
(c)    Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 14.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
14.8    Adjustments; Set-off.
(a)    If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided that (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)    After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
14.9    Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(a)    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
14.10    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.11    Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
14.12    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.
14.13    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, subject to the jurisdiction of the Bankruptcy Court, to the exclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 14.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 14.2;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.13 any special, exemplary, punitive or consequential damages; and
(f)    agrees that a final, non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
14.14    Acknowledgments. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)    (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Borrower, the other Credit Parties and their respective Affiliates will not assert any claim based on alleged breach of fiduciary duty; (v) the Administrative Agent and its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) neither the Administrative Agent nor any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent and the Lenders or among the Borrower, on the one hand, and the Administrative Agent or any Lender, on the other hand.

14.15    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
14.16    Confidentiality. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information, are instructed to keep such Confidential Information confidential and agree to keep such Confidential Information confidential on the same terms as provided herein) (b) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (c) to any other party hereto, (d) to such Lender’s or the Administrative Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder (f) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (g) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (h) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization, (i) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, (j) subject to an agreement containing provisions substantially the same as those of this Section 14.16, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (k) with the consent of the Borrower and (l) to the extent such non-public information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; provided that unless specifically prohibited by applicable Requirements of Law, each Lender and the Administrative Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender or the Administrative Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided, further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender and the Administrative Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 14.6 as long as such Person is advised of and agrees to be bound by the provisions of this Section 14.16 or confidentiality provisions at least as restrictive as those set forth in this Section 14.16.

14.17    Release of Collateral and Guarantee Obligations.
(a)    The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral as part of a Disposition permitted hereunder to any Person other than a Subsidiary, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by the Borrower upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 14.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and of the terms of the Guarantee) resulting from a transaction permitted hereunder, (vi) [reserved] and (vii) as required by the Administrative Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that (x) the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary and (y) any Collateral that is Excluded Property shall be automatically released upon the written request of the Borrower to the Administrative Agent. For the avoidance of doubt, except as expressly set forth in this Agreement, the consummation of any transaction resulting in a Subsidiary ceasing to constitute a Subsidiary or that would otherwise result in the release of a Guarantor from its Guarantee is not permitted under this Agreement or any other Credit Document. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. Upon request by the Administrative Agent at any time, the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents) will confirm in writing the Administrative Agent’s authority, and will direct the Administrative Agent, to release particular types or items of the Collateral pursuant to this Section 14.17 and the Administrative Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents). The Credit Parties shall provide the Administrative Agent with such certifications or documents as the Administrative Agent may reasonably request in order to demonstrate that the requested release is permitted under this Section 14.17. Any such release shall be without recourse to or representation or warranty by the Administrative Agent.
(b)    Notwithstanding anything to the contrary contained herein or any other Credit Document, upon a Payment in Full, upon request and at the expense of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
14.18    [Reserved].
14.19    USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Administrative Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.
14.20    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
14.21    Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
14.22    Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
14.23    [Reserved].
14.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected

Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any the applicable Resolution Authority.
14.25    DIP Order. The Credit Parties, the Administrative Agent and the Lenders hereby expressly agree that in the event of any conflict between this Agreement and the DIP Order, the DIP Order shall control.
14.26    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 14.16 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

CALIFORNIA RESOURCES CORPORATION, as the Borrower

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Junior DIP Credit Agreement]

ALTER DOMUS PRODUCTS CORP., as Administrative Agent

By:	/s/ Jon Kirschmeier
Name:	Jon Kirschmeier
Title:	Associate Counsel

[Signature Page to Junior DIP Credit Agreement]

[*****]

[Signature Page to Junior DIP Credit Agreement]

[ ], as Lender

By:
Name:
Title:

[Signature Page to Junior DIP Credit Agreement]

EXHIBIT A
FORM OF BUDGET
[See attached.]

Initial 13 Week Budget & Monthly DIP Forecast
July 9, 2020
PRIVILEGED AND CONFIDENTIAL
SUBJECT TO MATERIAL CHANGE
FOR DISCUSSION PURPOSES ONLY

Project Compass	Initial 13 Week Budget
Consolidated Weekly Cash Flow Forecast

	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
Week	Wk-1	Wk-2	Wk-3	Wk-4	Wk-5	Wk-6	Wk-7	Wk-8	Wk-9	Wk-10	Wk-11	Wk-12	Wk-13	Wk 1 - 13
Week Ending ==>	17-Jul	24-Jul	31-Jul	7-Aug	14-Aug	21-Aug	28-Aug	4-Sep	11-Sep	18-Sep	25-Sep	2-Oct	9-Oct	Total
Cash Inflows
Total Receipts	$7	$98	$34	$3	$7	$83	$16	$23	$3	$8	$100	$24	$3	$407

Operating AP Payments	$—	$28	$25	$16	$14	$16	$9	$12	$11	$10	$10	$10	$11	172
Payroll / Payroll Taxes	—	8	—	8	—	8	—	8	—	8	—	8	—	48
Elk Hills Power Capacity / Reimbursement	23	—	—	—	23	—	—	—	—	23	—	—	—	69
Other Operating Disbursements	—	50	11	7	15	—	16	6	8	—	18	3	3	137
Total Operating Disbursements	$23	$86	$36	$30	$51	$24	$25	$26	$19	$42	$28	$22	$15	$427

OPERATING CASH FLOW	$(17)	$13	$(2)	$(27)	$(44)	$59	$(9)	$(3)	$(17)	$(34)	$71	$3	$(12)	$(19)

Interest Expense / Fees	$20	$—	$—	$4	$—	$—	$—	$6	$—	$—	$—	$8	$—	$38
Other Disbursements	31	—	2	—	3	2	5	—	—	3	9	—	8	62
Total Other Cash Flows	$51	$—	$2	$4	$3	$2	$5	$7	$—	$3	$9	$8	$8	$100

TOTAL DISBURSEMENTS	$74	$86	$38	$34	$54	$25	$30	$32	$19	$44	$37	$29	$22	$527

NET CASH FLOW	$(68)	$13	$(4)	$(31)	$(47)	$57	$(14)	$(9)	$(17)	$(37)	$63	$(5)	$(20)	$(119)

Beginning Cash Balance	$47	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$47
( +/- ) Net Cash Flow	(68)	13	(4)	(31)	(47)	57	(14)	(9)	(17)	(37)	63	(5)	(20)	(119)
( +/- ) RBL Draw / (Paydown)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
( +/- ) DIP Draw / (Paydown)	31	(13)	4	31	47	(57)	14	9	17	37	(63)	5	20	82
Ending Cash Balance	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$10

Senior DIP Roll-Up	$83	$83	$83	$83	$83	$83	$83	$83	$83	$83	$83	$83	$83	$83
Junior DIP Roll-Up	$650	$650	$650	$650	$650	$650	$650	$650	$650	$650	$650	$650	$650	$650

Beginning DIP Balance	$—	$31	$18	$22	$53	$100	$43	$58	$67	$84	$120	$58	$63	$—
( +/- ) DIP Draw / (Paydown)	31	(13)	4	31	47	(57)	14	9	17	37	(63)	5	20	82
Ending DIP Balance	$31	$18	$22	$53	$100	$43	$58	$67	$84	$120	$58	$63	$82	$82
DIP Availability Balance	$219	$232	$228	$197	$150	$207	$192	$183	$166	$130	$192	$187	$168	$168

Incremental Letters of Credit	$31	$31	$31	$31	$31	$31	$31	$31	$31	$31	$31	$31	$31	$31
Existing Letters of Credit	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150

For Discussion Purposes Only    Page 2 of 3

Project Compass	Monthly DIP Forecast
Consolidated Monthly Cash Flow Forecast
($ in millions)
	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Total
Cash Inflows
Total Receipts	$158	$108	$133	$150	$118	$150	$13	$830
Cash Outflows
Operating AP Payments	$73	$54	$44	$51	$53	$59	$8	341
Payroll / Payroll Taxes	16	16	16	25	16	22	8	118
Elk Hills Power Capacity / Reimbursement	23	23	23	23	23	23	24	163
Other Operating Disbursements	66	37	32	27	28	75	17	282
Total Operating Disbursements	$178	$130	$115	$125	$120	$179	$56	$904

OPERATING CASH FLOW	$(19)	$(22)	$17	$25	$(2)	$(29)	$(43)	$(74)

Other Cash Flows
Interest Expense / Fees	$22	$4	$6	$8	$6	$15	$4	$65
Other Disbursements	67	10	11	33	11	14	51	198
Total Other Cash Flows	$90	$14	$18	$41	$18	$28	$54	$263

TOTAL DISBURSEMENTS	$267	$144	$133	$166	$138	$207	$111	$1,166
NET CASH FLOW	$(109)	$(36)	$—	$(16)	$(19)	$(58)	$(98)	$(336)

CASH AND BORROWINGS
Beginning Cash Balance	$97	$10	$10	$10	$10	$10	$10	$97
( +/- ) Net Cash Flow	(109)	(36)	—	(16)	(19)	(58)	(98)	(336)
( +/- ) RBL Draw / (Paydown)	—	—	—	—	—	—	—	—
( +/- ) DIP Draw / (Paydown)	22	36	—	16	19	58	98	249
Ending Cash Balance	$10	$10	$10	$10	$10	$10	$10	$10

Senior DIP Roll-Up	$83	$83	$83	$83	$83	$83	$83	$83
Junior DIP Roll-Up	$650	$650	$650	$650	$650	$650	$650	$650

Beginning DIP Balance	$—	$22	$58	$58	$74	$93	$151	$—
( +/- ) DIP Draw / (Paydown)	22	36	—	16	19	58	98	249
Ending DIP Balance	$22	$58	$58	$74	$93	$151	$249	$249
DIP Availability Balance	$228	$192	$192	$176	$157	$99	$1	$1

Incremental Letters of Credit	$31	$31	$31	$31	$31	$31	$31	$31
Existing Letters of Credit	$150	$150	$150	$150	$150	$150	$150	$150

(1)	Comprised of pre-petition cash flows for weeks ending 7/3 through 7/10. Comprised of post-petition cash flows for weeks ending 7/17, 7/24 and 7/31

(2)	Comprised of stub period cash flows through week ending 1/15

For Discussion Purposes Only    Page 3 of 3

EXHIBIT B
FORM OF NOTICE OF BORROWING
[Letterhead of Borrower]
[Date]1
Alter Domus Products Corp.
as Administrative Agent

Re:	California Resources Corporation Notice of Borrowing
Ladies and Gentlemen:
This Notice of Borrowing is delivered to you pursuant to Section 2.3 and 8.2 of that certain Junior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among California Resources Corporation, a Delaware corporation and debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Alter Domus Products Corp., as the administrative agent (the “Administrative Agent”).
The Borrower hereby requests that a Loan be extended as follows:
(i)    Aggregate amount of the requested Loan is $[                   ];
(ii)    Date of such Borrowing is [                   ], 202[   ];
(iii)    Requested Borrowing is to be [an ABR Loan][a LIBOR Loan]; and
(iv)    Location and number of the Borrower’s account to which funds are to be disbursed is as follows:
[                ]
[                ]
[                ]
[                ]
[                ].
The Borrower certifies that all conditions to the Borrowing set forth in Article VIII of the Credit Agreement shall be satisfied or waived on the date of the requested Borrowing.
__________

[1]
Date of Notice of Borrowing: To be submitted (i) with respect to the Borrowing of the Term Loan on the Closing Date, prior to 1:00 p.m. (New York City time) at least one Business Day prior to such Borrowing if such Loans are to be initially LIBOR Loans and (ii) with respect to each other Borrowing of Loans (if any), (A) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior to each Borrowing of Loans if such Loans are to be made initially as LIBOR Loans and (B) prior to 1:00 p.m. (New York City time) one Business Day prior to the date of each Borrowing of Loans that are to be ABR Loans.

B-1

[Remainder of page intentionally left blank; signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

Signature Page
California Resources Corporation
Notice of Borrowing

EXHIBIT C
[RESERVED]

EXHIBIT D
FORM OF GUARANTEE
[See attached.]

5

Execution Version

JUNIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
GUARANTEE
made by
certain of the Guarantors from time to time party hereto,
each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code
and
each of the Guarantors from time to time party hereto,
in favor of
ALTER DOMUS PRODUCTS CORP.
as Administrative Agent
Dated as of July 23, 2020

6

Page
SECTION I
DEFINITIONS
1.1    Defined Terms    2
SECTION II
GUARANTEE
2.1    Guarantee    2
2.2    Right of Contribution    4
2.3    Right of Set-off    4
2.4    No Subrogation    4
2.5    Amendments, etc. with respect to the Obligations; Waiver of Rights    4
2.6    Guarantee Absolute and Unconditional    5
2.7    Reinstatement    6
2.8    Payments    6
SECTION III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties    6
SECTION IV
COVENANTS
4.1    Covenants    7
4.2    Authority of Administrative Agent    7
SECTION V
MISCELLANEOUS
5.1    Notices    7
5.2    Survival of Representations and Warranties    7
5.3    Severability    8
5.4    Integration; Conflicts    8
5.5    Section Headings    8
5.6    Counterparts; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial    8
5.7    Acknowledgments    8
5.8    Amendments in Writing; No Waiver; Cumulative Remedies    8
5.9    Successors and Assigns    9
5.10    Termination or Release    9
5.11    Additional Guarantors    9

i

JUNIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
GUARANTEE
JUNIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION GUARANTEE, dated as of July 23, 2020 (this “Guarantee”), is made by certain of the Subsidiaries of the Borrower that is a signatory hereto, each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, and each of the other Subsidiaries of the Borrower that is a signatory hereto (each of the signatories hereto, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, individually a “Guarantor” and, collectively, the “Guarantors”), in favor of ALTER DOMUS PRODUCTS CORP., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.
WHEREAS, reference is made to that certain Junior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among California Resources Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”), and Alter Domus Products Corp., as Administrative Agent;
WHEREAS, pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrower;
WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower;
WHEREAS, the proceeds of the Term Loan will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;
WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Term Loan;
WHEREAS, it is a condition precedent to the obligations of the Secured Parties to make their respective Term Loan to the Borrower that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Secured Parties;
WHEREAS, the execution, delivery and performance of this Guarantee by each Guarantor and providing its respective Guarantee (as defined in the Credit Agreement) to secure the payment and performance of all the Obligations have been authorized pursuant to Sections 105, 361, 362, 363(b), 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), 364(e), 503, 506(c) and 507 of the Bankruptcy Code by the Interim Order and, after the entry thereof by the Bankruptcy Court, will have been so authorized by the Final Order;
WHEREAS, from and after the entry of the Interim Order and subject to the priorities set forth therein, and pursuant to and only to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority (subject to the terms of the Interim Order (and, when entered, the Final Order)) over all administrative expense claims and unsecured claims against the Guarantors now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 726, 1113 or 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(1) of the Bankruptcy Code; and

WHEREAS, to supplement the Interim Order (and, when entered, the Final Order) without in any way diminishing or limiting the effect of the Interim Order (and, when entered, the Final Order), and in order to comply with the requirements of the Credit Agreement, the parties hereto desire to more fully set forth their respective rights in connection with such Guarantee (as defined in the Credit Agreement) as set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make the Term Loan to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION I
DEFINITIONS
1.1    Defined Terms.
(a)    Unless otherwise defined herein, each term defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meaning given to it in the Credit Agreement.
(b)    The rules of construction and other interpretive provisions specified in Sections 1.2, 1.3, 1.5 1.6 and 1.7 of the Credit Agreement shall apply to this Guarantee, including terms defined in the preamble and recitals hereto.
(c)    As used herein, “Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (a) the Obligations of the Borrower shall refer to the Obligations (as defined in the Credit Agreement), and (b) the Obligations of any Guarantor shall refer to such Guarantor’s Guarantor Obligations.
(d)    As used herein, “Restricted Person” means the Borrower or any Guarantor.
(e)    As used herein, “Guarantor Obligations” means, with respect to any Guarantor, all Obligations (as defined in the Credit Agreement) of such Guarantor which may arise under or in connection with the Guarantee and any other Security Document to which such Guarantor is a party.
SECTION II
GUARANTEE
2.1    Guarantee.
(a)    Subject to the provisions of Section 2.1(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including any extensions, modifications, substitutions, amendments and renewals of any or all of such Obligations).
(b)    Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable

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federal and state Requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
(c)    Without limiting the foregoing, this Guarantee secures, as to any Guarantor, the payment of all amounts that constitute part of the Obligations and would be owed by any Restricted Person to any Secured Party under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Restricted Person.
(d)    Each Guarantor agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (with respect to attorney costs, limited to reasonable fees, disbursements and other charges of (x) one primary counsel to the Administrative Agent and a single local counsel in each relevant jurisdiction and any special counsel reasonably deemed necessary by the Administrative Agent, and (y) one primary counsel to the other Secured Parties (taken as a whole) and a single local counsel in each relevant jurisdiction and any special counsel reasonably deemed necessary by the other Secured Parties (taken as a whole)) incurred in connection with the preparation, negotiation, execution, delivery and administration of, and any amendment, waiver, supplement, consent, or modification to, this Guarantee and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Ropes & Gray LLP, in its capacity as counsel to the Administrative Agent and Davis Polk & Wardwell LLP, in its capacity as counsel to the other Secured Parties, and one counsel to the Administrative Agent and one counsel to the other Secured Parties in each appropriate local jurisdiction (other than any allocated costs of in-house counsel) to the extent that the Borrower would be required to make payments pursuant to Section 14.5 of the Credit Agreement. Each Guarantor further agrees to pay any and all expenses (including without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee to the extent that the Borrower would be required to make payments pursuant to Section 14.5 of the Credit Agreement. This Guarantee shall remain in full force and effect until Payment in Full.
(e)    Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
(f)    No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.
(g)    Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

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2.2    Right of Contribution. Subject to entry and the terms of the Interim Order (and, when entered, the Final Order), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3    Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by the DIP Order and applicable Requirements of Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of any Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), subject to the terms of the Interim Order (and, when entered, the Final Order), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by such Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor under any Credit Document. Each Secured Party shall notify such Guarantor and the Administrative Agent promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.
2.4    No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations until Payment in Full, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until Payment in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to Payment in Full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent is directed by the Majority Lenders.
2.5    Amendments, etc. with respect to the Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as provided in Section 5.14, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor: (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party (with the consent of the applicable Credit Parties where required by the terms hereof or thereof); (c) the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived,

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supplemented or terminated, in whole or in part, in accordance with the terms of the applicable documents; and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, and the Obligations and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable Requirement of Law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to, or upon, the Borrower or any other Guarantor with respect to the Obligations. Each Guarantor understands and agrees that, subject to the terms of the Interim Order (and, when entered, the Final Order), this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, subject to the terms of the Interim Order (and, when entered, the Final Order), but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such Guarantor. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from financing arrangements contemplated by the Credit Documents and the waivers set forth herein are knowingly made in contemplation of such benefits. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the

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Administrative Agent and the other Secured Parties, and their respective successors, indorses, transferees and assigns, until Payment in Full. A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 14.17 of the Credit Agreement.
2.7    Reinstatement. Each Guarantor further agrees that, subject to the terms of the Interim Order (and, when entered, the Final Order), this Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.8    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the address specified in Section 14.2 of the Credit Agreement or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. Each Guarantor agrees that the provisions of Sections 5.4 and 14.20 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.
SECTION III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties.
(a)    Each Guarantor hereby represents and warrants that, in the case of such Guarantor, the representations and warranties set forth in Article IX of the Credit Agreement (as they relate to such Guarantor) or in the other Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects (unless any such representation or warranty is already qualified by materiality, Material Adverse Effect or a similar qualification, in which case such representation or warranty is true and correct in all respects), and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
(b)    Each Guarantor has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Guarantee and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Guarantee. Each Guarantor has duly executed and delivered this Guarantee and, upon entry and subject to the terms of the Interim Order (and, when entered, the Final Order), this Guarantee constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(c)    Subject to entry and the terms of the Interim Order (and, when entered, the Final Order), none of the execution, delivery or performance of this Guarantee or the compliance with the terms and provisions thereof by any Guarantor will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Guarantor is a party or by which it or any of its property or

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assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Guarantor.
(d)    Subject to entry and the terms of the Interim Order, there is no condition precedent to the effectiveness of this Guarantee that has not been satisfied or waived.
(e)    Each Guarantor has independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee, and such Guarantor has established adequate means of obtaining from each other Restricted Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Restricted Person.
Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on and as of the date of each Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be deemed to have been made as of such earlier date).
ARTICLE IV
COVENANTS
4.1    Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this Guarantee until Payment in Full, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by such action, the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
4.2    Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting in the manner set forth in Article 13 of the Credit Agreement, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. In connection with this Guarantee, the Administrative Agent shall have all rights, privileges, protections, indemnities, exculpations and immunities in favor of the Administrative Agent under the Credit Agreement and the other Credit Documents, including, without limitation, the right to request written instructions or confirmations from the Majority Lenders (or such other number or percentage of Lenders as is required under the Credit Documents) prior to taking any action hereunder and the right to appoint designees, agents, or attorneys-in-fact to exercise any rights and powers conferred on the Administrative Agent hereunder.
SECTION 5
MISCELLANEOUS
5.1    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 14.2 of the Credit Agreement.

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5.2    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guarantee and the making of the Loans.
5.3    Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
5.4    Integration; Conflicts. Subject to entry and the terms of the Interim Order (and, when entered, the Final Order), this Guarantee and the other Credit Documents represent the final agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto, and there are no promises, undertakings, representations or warranties by the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. There are no unwritten oral agreements between the parties hereto. Each Guarantor and the Administrative Agent expressly agree that (a) in the event of a conflict between the terms and conditions of this Guarantee and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and (b) in the event of a conflict between the terms of this Guarantee and the terms of the DIP Order, the terms of the DIP Order shall control.
5.5    Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
5.6    Counterparts; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. Sections 14.9 (Counterparts; Electronic Execution), 14.12 (GOVERNING LAW), 14.13 (Submission to Jurisdiction; Waivers) and 14.15 (WAIVERS OF JURY TRIAL) of the Credit Agreement are hereby incorporated herein by reference mutatis mutandis and shall apply to this Guarantee as if fully set forth herein.
5.7    Acknowledgments. Each Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guarantee, the transactions contemplated hereby and the other Credit Documents;
(b)    it will not assert any claim against the Administrative Agent or any other Secured Party based on an alleged breach of fiduciary duty by such party in connection with this Guarantee, the transactions contemplated hereby or the other Credit Documents; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent and the other Secured Parties or among the Borrower, the Administrative Agent and the other Secured Parties.
5.8    Amendments in Writing; No Waiver; Cumulative Remedies.

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(a)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Administrative Agent in accordance with Section 14.1 of the Credit Agreement.
(b)    Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.8(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Secured Party would otherwise have on any future occasion.
(c)     and subject to Section 14.17 of the Credit Agreement
The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and not exclusive of any other rights, remedies, powers and privileges provided by law.
5.9    Successors and Assigns. This Guarantee shall, subject to entry and the terms of the Interim Order (and, when entered, the Final Order), be binding upon each Guarantor and its successors and assigns and shall inure, together with all rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns. Without limiting the generality of the foregoing, the Administrative Agent and any other Secured Party may, in accordance with the provisions of the Credit Documents, pledge, assign or otherwise transfer any right under any Credit Document to any other Person, and such other Person shall thereupon become vested with all benefits in respect thereof granted herein or otherwise. No right or duty of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Administrative Agent (at the direction of the Majority Lenders).
5.10    Termination or Release.
(a)    This Guarantee shall terminate on the date on which the Obligations are Paid in Full.
(b)    Subject to entry and the terms of the Interim Order (and, when entered, the Final Order), a Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary.
(c)    In connection with any termination or release in accordance with clauses (a) and (b) above and subject to Section 14.17 of the Credit Agreement, the Administrative Agent shall, subject to entry and the terms of the Interim Order (and, when entered, the Final Order), execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.10 shall be without recourse to or representation or warranty by the Administrative Agent.
5.11    Additional Guarantors. Each Person required to become a Credit Party pursuant to and in accordance with Section 10.10 of the Credit Agreement, shall, within the time periods specified in

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Section 10.10 of the Credit Agreement, execute by executing a joinder (a “Joinder”) to the Guarantee Agreement in form and substance reasonably acceptable to the Administrative Agent. Upon execution and delivery by the Administrative Agent and any such Person of such Joinder, such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of a Joinder shall not require the consent of any other Credit Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantors as a party to this Guarantee.
[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

[__________________] as a Guarantor

By:
Name:
Title:

Signature Page
California Resources Corporation
Junior DIP Guarantee

Acknowledged and Consented to:

ALTER DOMUS PRODUCTS CORP., as Administrative Agent

By:
Name:
Title:

Signature Page
California Resources Corporation
Junior DIP Guarantee

EXHIBIT E
FORM OF ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Junior Secured Superpriority Debtor-in-Possession Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: ______________________

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower: California Resources Corporation

4.	Administrative Agent: Alter Domus Products Corp., as Administrative Agent under the Credit Agreement

5.
Credit Agreement:    That certain Junior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 23, 2020, among California Resources Corporation, a Delaware corporation and debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the

__________

[1]	Select as applicable.

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“Borrower”), the lenders from time to time party thereto (the “Lenders”) and ALTER DOMUS PRODUCTS CORP., as Administrative Agent (such terms and each other capitalized term used but not defined herein having the meaning provided in Article I of the Credit Agreement).

6.	Assigned Interest:

Total Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Commitment/Loans Percentage[3]
$______________	$______________	____________%
Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws; all “know your customer” documents requested by the Administrative Agent pursuant to anti-money laundering rules and regulations; and all applicable tax forms.
[Remainder of page intentionally left blank; signature page follows]
__________

[2]	The amount of the Commitment or Loans of the assigning Lender being assigned pursuant to this Assignment shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

E-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:
Name:
Title:

Signature Page
California Resources Corporation
Assignment and Acceptance

[Consented to and ]1 Accepted:

ALTER DOMUS PRODUCTS CORP., as Administrative Agent

By:
Name:
Title:
__________

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Signature Page
California Resources Corporation
Assignment and Acceptance

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE
Representations and Warranties.

1.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

2.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 10.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and (vi) if it is not a Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not

Annex 1-1

taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Acceptance by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Acceptance by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

5.
No Assignment of Exit Premium. Notwithstanding anything to the contrary herein, this Assignment and Acceptance shall not assign or be deemed to assign any of the Assignor’s rights to or interests in the Exit Premium. If the Assignor desires to assign its right to or interests in the Exit Premium, such assignment shall be set forth in a separate Exit Premium Assignment in accordance with Section 14.6(g) of the Credit Agreement.

Annex 1-2

EXHIBIT F
FORM OF PROMISSORY NOTE
[__________], 202[__]
FOR VALUE RECEIVED, the undersigned, California Resources Corporation, a Delaware corporation and debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), hereby unconditionally promises to pay [__________] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as ALTER DOMUS PRODUCTS CORP., as the administrative agent (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 5.3 of the Credit Agreement (as defined below) on the Maturity Date, the aggregate unpaid principal amount, if any, of all advances made by the Lender to the Borrower in respect of Loans pursuant to the Credit Agreement. The Borrower further promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.
This Promissory Note is one of the promissory notes referred to in Section 2.5(e) of that certain Junior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and ALTER DOMUS PRODUCTS CORP., as Administrative Agent (such terms and each other capitalized term used but not defined herein having the meaning provided in Article I of the Credit Agreement).
This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The Loans evidenced hereby are subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.
All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.
THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

F-1

[Remainder of page intentionally left blank]

F-2

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

Promissory Note
California Resources Corporation
Credit Agreement

EXHIBIT G

FORM OF INTERIM ORDER

[See attached.]

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

___________________________________________ In re CALIFORNIA RESOURCES CORPORATION, et al., Debtors. ___________________________________________	x : : : : : : : x	Chapter 11 Case No. 20-33568 (DRJ) Jointly Administered
INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN POSTPETITION FINANCING, (II) GRANTING LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIMS, (III) AUTHORIZING THE USE OF CASH COLLATERAL,
(IV) GRANTING ADEQUATE PROTECTION, (V) MODIFYING THE
AUTOMATIC STAY AND (VI) GRANTING RELATED RELIEF
Upon the motion (the “Motion”),2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (collectively, the “Chapter 11 Cases”), seeking entry of an interim order (together with all annexes, schedules and exhibits hereto, this “Interim Order”) and the Final Order (as defined below) pursuant to sections 105, 361, 362, 363(b), 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), 364(e), 503, 506(c), and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), and rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy
__________

[1]
The Debtors in these chapter 11 cases and the last four digits of their U.S. taxpayer identification numbers are:  California Resources Corporation (0947); California Heavy Oil, Inc. (4630); California Resources Coles Levee, L.P. (2995); California Resources Coles Levee, LLC (2087); California Resources Elk Hills, LLC (7310); California Resources Long Beach, Inc. (6046); California Resources Mineral Holdings LLC (4443); California Resources Petroleum Corporation (9218); California Resources Production Corporation (5342); California Resources Production Mineral Holdings, LLC (9071); California Resources Real Estate Ventures, LLC (6931); California Resources Royalty Holdings, LLC (6393); California Resources Tidelands, Inc. (0192); California Resources Wilmington, LLC (0263); CRC Construction Services, LLC (7030); CRC Marketing, Inc. (0941); CRC Services, LLC (6989); Monument Production, Inc. (0782); Oso Verde Farms, LLC (7436); Socal Holding, LLC (3524); Southern San Joaquin Production, Inc. (4423); Thums Long Beach Company (1774); Tidelands Oil Production Company LLC (5764). The Debtors’ corporate headquarters is located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355.

[2]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Motion.

Rules”) and Rules 2002-1, 4001-1(b), 4002-1(i) and 9013-1 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”) and the Procedures for Complex Chapter 11 Bankruptcy Cases (the “Complex Case Procedures”) promulgated by the United States Bankruptcy Court for the Southern District of Texas, providing, among other things:
(1)    authorizing the Debtors to obtain debtor-in-possession financing in the aggregate principal amount of up to $1,133,010,655.62, consisting of:
(A) a senior secured superpriority debtor-in-possession revolving credit facility (the “Senior DIP Facility”) in the aggregate principal amount of up to $483,010,655.62, consisting of (i) a $400,139,598.62 new money subfacility (the “Senior New Money Subfacility”), including $150,139,598.62 to deem the RBL Letters of Credit (as defined below) as being issued under the Senior New Money Subfacility and a sublimit of not more than $35,000,000 for additional letters of credit (together, the “DIP Letters of Credit”), and (ii) a $82,871,057.00 “roll-up” term loan subfacility (the “Senior Roll-Up Subfacility”) (all extensions of credit, including the issuance or deemed issuance of DIP Letters of Credit, under the Senior DIP Facility, the “Senior DIP Loans”) pursuant to the terms and conditions of this Interim Order and that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement substantially in the form attached hereto as Exhibit 1 (as amended, supplemented, restated, refunded, refinanced, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Senior DIP Credit Agreement”, and together with all agreements, commitment and fee letters, documents, instruments and certificates executed, delivered or filed in connection therewith, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Senior DIP Loan Documents”), by and among California Resources Corporation, as borrower (“CRC” or the “Senior DIP Borrower”), each of the other Debtors, as guarantors (the “Senior DIP Guarantors”), JPMorgan Chase Bank, N.A. (or any successor or assign), as administrative agent and collateral agent (in such capacities, the “Senior DIP Agent”), JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citibank, N.A. in their capacity as the issuing banks for DIP Letters of Credit (the “Senior Issuing Banks”) and the financial institutions party thereto from time to time as lenders (the “Senior DIP Lenders”, and together with the Senior DIP Agent, the Senior Issuing Banks and each other Secured Party (as defined in the Senior DIP Credit Agreement), the “Senior DIP Secured Parties”); and
(B) a junior secured superpriority debtor-in-possession term loan facility (the “Junior DIP Facility”, together with the Senior DIP Facility, the “DIP Facilities”) in the aggregate principal amount of $650,000,000 (all extensions of credit under the Junior DIP Facility, the “Junior DIP Loans”, and together with the Senior DIP Loans, the “DIP Loans”) pursuant to the terms and conditions of this Interim Order and that certain Junior Secured Superpriority Debtor-In-Possession Credit Agreement substantially in the form attached

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hereto as Exhibit 2 (as amended, supplemented, restated, refunded, refinanced, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Junior DIP Credit Agreement”, and together with all agreements, commitment and fee letters, documents, instruments and certificates executed, delivered or filed in connection therewith, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Junior DIP Loan Documents”; the Junior DIP Credit Agreement together with the Senior DIP Credit Agreement, the “DIP Credit Agreements”, and the Junior DIP Loan Documents together with the Senior DIP Loan Documents, the “DIP Loan Documents”), by and among CRC, as borrower (the “Junior DIP Borrower”, and together with the Senior DIP Borrower, the “DIP Borrowers”), each of the other Debtors, as guarantors (the “Junior DIP Guarantors”, and together with the Senior DIP Guarantors, the “DIP Guarantors”), Alter Domus Products Corp. (or any successor or assign), as administrative agent (in such capacity, the “Junior DIP Agent”, and together with the Senior DIP Agent, the “DIP Agents”), and the financial institutions party thereto from time to time as lenders (the “Junior DIP Lenders”, and together with the Junior DIP Agent, and each other Secured Party (as defined in the Junior DIP Credit Agreement), the “Junior DIP Secured Parties”; the Junior DIP Lenders together with the Senior DIP Lenders, the “DIP Lenders”, and the Junior DIP Secured Parties together with the Senior DIP Secured Parties, the “DIP Secured Parties”);
(2)    authorizing the Debtors to draw up to $266,139,598.62 of Senior DIP Loans under the Senior New Money Subfacility during the interim period pending entry of the Final Order to be used in accordance with this Interim Order and the Senior DIP Loan Documents, consisting of up to $85,000,000 for new money Senior DIP Loans, $150,139,598.62 of capacity to issue (or deemed to issue) DIP Letters of Credit to replace the RBL Letters of Credit and up to $31,000,000 to issue additional new DIP Letters of Credit to backstop surety bonds;
(3)    authorizing the Debtors to fully draw $82,871,057.00 of Senior DIP Loans under the Roll-Up Subfacility on the closing date of the Senior DIP Facility and to use the proceeds thereof to refund, refinance, replace and repay $82,871,057.00 of the RBL Loans (as defined below);
(4)    authorizing the Debtors to fully draw $650,000,000 of Junior DIP Loans under the Junior DIP Facility on the closing date of the Junior DIP Facility to repay $650,000,000 of the RBL Loans;
(5)    authorizing the Debtors to issue DIP Letters of Credit, including deeming all of the RBL Letters of Credit to be DIP Letters of Credit issued under the Senior New Money Subfacility;
(6)    authorizing the Debtors to execute and deliver to the DIP Secured Parties and perform under the DIP Credit Agreements and the other DIP Loan Documents and to perform such other and further acts as may be necessary or desirable in connection with the DIP Loan Documents;
(7)    authorizing and directing the Debtors to incur and pay all DIP Obligations (as defined below), subject to the terms of the respective DIP Loan Documents and this Interim Order;

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(8)    granting each DIP Agent, for the benefit of itself and the other DIP Secured Parties for which it is the agent, and authorizing the Debtors to incur, valid, enforceable, non-avoidable, automatically and fully perfected priming liens on and security interests in all DIP Collateral (as defined below), including, without limitation, all Cash Collateral (as defined below), to secure the respective DIP Obligations, which liens and security interests shall be subject to the rankings and priorities set forth herein;
(9)    granting to the Senior DIP Secured Parties and Junior DIP Secured Parties allowed superpriority administrative expense claims against each of the Debtors, on a joint and several basis, in respect of all Senior DIP Obligations and Junior DIP Obligations (each as defined below), respectively, as set forth herein, which claims shall be subject to the ranking and priorities set forth herein;
(10)    authorizing the Debtors’ use of the proceeds of the DIP Facilities and Cash Collateral, in each case solely in accordance with the Approved Budget (as defined below and subject to Permitted Variances (as defined below)), and subject to the terms and conditions set forth in this Interim Order and the DIP Loan Documents;
(11)    providing adequate protection, as and to the extent set forth herein, to the Prepetition RBL Secured Parties, Prepetition FLMO Secured Parties, Prepetition FLLO Secured Parties and Prepetition Second Lien Secured Parties (each as defined below) for any Diminution in Value (as defined below) of their respective interests in the Prepetition Collateral (as defined below), including Cash Collateral;
(12)    subject to the limitations set forth herein, approving certain stipulations by the Debtors with respect to the Prepetition RBL Credit Agreement, the Prepetition RBL Obligations, the Prepetition Senior Liens, the Prepetition FLMO Term Credit Agreement, the Prepetition FLMO Obligations, the Prepetition FLLO Term Credit Agreement, the Prepetition FLLO Obligations, the Prepetition FLLO Liens, the Prepetition Second Lien Indenture, the Prepetition Second Lien Note Obligations, the Prepetition Second Liens and the Prepetition Collateral (each as defined below);
(13)    waiving the rights of the Debtors to surcharge the DIP Collateral or Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code, subject to the provisions in paragraph 31 below;
(14)    waiving the application of the “equities of the case” exception under section 552(b) of the Bankruptcy Code as to the Prepetition Secured Parties (as defined below) with respect to proceeds, product, offspring or profits of any of the Prepetition Collateral, subject to the provisions in paragraph 32 below;
(15)    waiving the equitable doctrine of “marshaling” and other similar doctrines as to the DIP Secured Parties and the Prepetition Secured Parties, subject to the provisions in paragraphs 33 and 34 below;
(16)    modifying or vacating the automatic stay imposed by section 362 of the Bankruptcy Code or otherwise to the extent necessary to implement and effectuate the terms and provisions of

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this Interim Order and the DIP Loan Documents, and waiving any applicable stay (including under Bankruptcy Rule 6004) with respect to the effectiveness and enforceability of this Interim Order, and providing for the immediate effectiveness of this Interim Order; and
(17)    scheduling a final hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) authorizing the relief requested in the Motion on a final basis, and approving the form of notice with respect to the Final Hearing, which order shall be in form and substance and on terms satisfactory in all respects to each DIP Agent.
The Court (as defined below) having considered the Motion, the DIP Loan Documents on file with the Court, the Declaration of Todd A. Stevens in Support of the Debtors’ Chapter 11 Petitions and First Day Pleadings (the “Stevens First Day Declaration”) and the Declaration of Mark Rajcevich in Support of the Debtors’ Chapter 11 Petitions and First Day Pleadings (the “Rajcevich First Day Declaration” and together with the Stevens First Day Declaration, the “First Day Declarations”), the Declaration of Bruce Mendelsohn in support of the Motion (the “Mendelsohn Declaration”), the pleadings filed with the Court, and the evidence proffered or adduced at the interim hearing held on July 17, 2020 (the “Interim Hearing”); and notice of the Interim Hearing having been given in accordance with Bankruptcy Rules 4001 and 9014 and all applicable Bankruptcy Local Rules and Complex Case Procedures; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved or overruled by the Court; and it appearing to the Court that granting the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors and their estates pending the Final Hearing, and otherwise is fair and reasonable and in the best interests of the Debtors, their estates and their creditors, represents a sound exercise of the Debtors’ business judgment and is necessary for the continued operation of the Debtors’ businesses; and upon the record of these Chapter 11 Cases; after due deliberation and consideration, and for good and sufficient cause appearing therefor:

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IT IS HEREBY FOUND, DETERMINED, ORDERED AND ADJUDGED:3
A.    Petition Date. On July, 15, 2020 (the “Petition Date”), the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (this “Court”) commencing these Chapter 11 Cases.
B.    Debtors-in-Possession. The Debtors continue to manage and operate their businesses and properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in any of the Chapter 11 Cases.
C.    Committee Formation. As of the date hereof, the United States Trustee (the “U.S. Trustee”) has not appointed an official committee of unsecured creditors in these Chapter 11 Cases (the “Committee”).
D.    Jurisdiction and Venue. The Court has jurisdiction, pursuant to 28 U.S.C. § 1334, over these proceedings, and over the persons and property affected thereby. Consideration of the Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2). The statutory predicates for the relief set forth herein are sections 105, 361, 362, 363, 364 and 507 of the Bankruptcy Code and Rules 2002, 4001, 6004 and 9014 of the Bankruptcy Rules and Rules 2002-1, 4001-1(b), 4002-1(i) and 9013-1 of the Bankruptcy Local Rules. Venue for these Chapter 11 Cases and proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.
E.    Debtors’ Stipulations. In requesting the DIP Facilities, and in exchange for and as a material inducement to the DIP Lenders for their commitments to provide the respective DIP Facilities, and in exchange for and in recognition of the priming of the Prepetition Senior Liens, the Prepetition FLLO Liens and the Prepetition Second Liens (each as defined below), subject to paragraph 29 hereof, the Debtors hereby admit, stipulate, acknowledge and agree that:
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[3]
Where appropriate in this Interim Order, findings of fact shall be construed as conclusions of law and vice versa pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

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(i)    Prepetition RBL Facility. Pursuant to the Credit Agreement, dated as of September 24, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Prepetition RBL Credit Agreement”, and together with all other agreements, documents, instruments and certificates executed or delivered in connection therewith, including the Security Documents (as defined therein), collectively, the “Prepetition RBL Loan Documents”) by and among (a) CRC, as borrower (the “RBL Borrower”), (b) the guarantors party thereto (together with the RBL Borrower, the “Prepetition RBL Loan Parties”), (c) JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Prepetition RBL Agent”), (d) the lenders party thereto (the “Prepetition RBL Lenders”) and (e) the Letter of Credit Issuers party thereto (together with any other Secured Parties (as defined in the Prepetition RBL Credit Agreement), collectively, the “Prepetition RBL Secured Parties”), the Prepetition RBL Secured Parties provided revolving loans and other extensions of credit (the “RBL Loans”) to the RBL Borrower, and the Letter of Credit Issuers issued letters of credit (the “RBL Letters of Credit”) for the account of the RBL Borrower.
(ii)    Prepetition RBL Obligations. As of the Petition Date, without defense, counterclaim or offset of any kind, the Prepetition RBL Loan Parties were jointly and severally indebted to the Prepetition RBL Secured Parties in the aggregate principal amount of $732,871,057 on account of RBL Loans, plus $150,139,598.62 with respect to issued and outstanding RBL Letters of Credit, plus accrued but unpaid interest, fees and expenses plus any other amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Prepetition RBL Loan Documents, including, without limitation, principal, accrued and unpaid interest, premiums, any reimbursement obligations (contingent or otherwise), any fees, expenses and disbursements (including, without limitation, attorneys’ fees, financial advisors’ fees, related expenses and disbursements), indemnification obligations, any other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect thereof, in each case, to the extent provided in the Prepetition RBL Loan Documents (collectively, including any “Obligations” as provided solely in clause (a)(i) of the term “Obligations” in the Prepetition RBL Credit Agreement, the “Prepetition RBL Obligations”).
(iii)    Prepetition First Lien Mid-Out Term Facility. Pursuant to the Credit Agreement, dated as of November 17, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Prepetition FLMO Term Credit Agreement”, and together with all other agreements, documents, instruments and certificates executed or delivered in connection therewith, including the Security Documents (as defined therein), collectively, the “Prepetition FLMO Term Loan Documents”) by and among (a) CRC, as borrower (the “FLMO Term Loan Borrower”), (b) the lenders party thereto (the “Prepetition FLMO Term Loan Lenders”, and together with any Secured Parties (as defined in the Prepetition FLMO Term Credit Agreement), collectively, the “Prepetition FLMO Secured Parties”) and (c) The Bank of New York Mellon Trust Company N.A. (“BNYM”), as administrative agent (in such capacity, the “Prepetition FLMO Term Loan Agent”), the Prepetition FLMO Term Loan Lenders provided term loans (the “Prepetition FLMO Term Loans”) and other financial accommodations to the FLMO Term LoanBorrower, which were guaranteed by the guarantors party to the Guarantee, dated as of November 17, 2017 (together with the FLMO Term Loan Borrower, the “Prepetition FLMO Term Loan Parties”, and together with the Prepetition RBL Loan Parties, the “Prepetition Senior Loan Parties”).

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(iv)    Prepetition First Lien Mid-Out Obligations. As of the Petition Date, without defense, counterclaim or offset of any kind, the Prepetition FLMO Term Loan Parties were jointly and severally indebted to the Prepetition FLMO Term Loan Lenders in the aggregate principal amount of $1,300,000,000, plus accrued but unpaid interest, fees and expenses, plus any other amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Prepetition FLMO Term Loan Documents, including, without limitation, principal, accrued and unpaid interest, premiums, any reimbursement obligations (contingent or otherwise), any fees, expenses and disbursements (including, without limitation, attorneys’ fees, financial advisors’ fees, related expenses and disbursements), indemnification obligations, any other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect thereof, in each case, to the extent provided in the Prepetition FLMO Term Loan Documents (collectively, including any Obligations (as defined in the Prepetition FLMO Term Credit Agreement), the “Prepetition FLMO Obligations”).
(v)    Prepetition Senior Liens and Prepetition Senior Collateral. Pursuant to (i) the Second Amended and Restated Security Agreement, dated as of November 17, 2017, (ii) the Amended and Restated Pledge Agreement, dated as November 17, 2017, and (iii) the other Security Documents (as defined in the Prepetition RBL Credit Agreement and the Prepetition FLMO Term Credit Agreement), in order to secure the Prepetition RBL Obligations and the Prepetition FLMO Obligations, the Prepetition Senior Loan Parties granted to BNYM, as collateral agent for each of the Prepetition RBL Secured Parties and Prepetition FLMO Secured Parties (in such capacity, the “Prepetition Senior Secured Collateral Agent”), for the benefit of itself and the Prepetition RBL Secured Parties and Prepetition FLMO Secured Parties, properly perfected and continuing first-priority liens, mortgages and security interests (such interests the “Prepetition Senior Liens”) in the Collateral (as defined in the Prepetition RBL Loan Documents and the Prepetition FLMO Term Loan Documents) (collectively, the “Prepetition Collateral”); provided, that the term Prepetition Collateral does not include any Collateral (as defined in the Prepetition RBL Loan Documents and the Prepetition FLMO Term Loan Documents) in which a lien, mortgage and security interest was not required to be (and was not as of the Petition Date) granted and perfected by the Prepetition RBL Loan Documents and the Prepetition FLMO Term Loan Documents, and which Collateral is not otherwise subject to a properly perfected lien, mortgage or security interest of the Prepetition Secured Parties.
(vi)    Collateral Agency Agreement. The relative rights and remedies of the Prepetition RBL Secured Parties and the Prepetition FLMO Secured Parties in respect of the Prepetition Collateral and the relative priority of their rights to the proceeds of the Prepetition Collateral are governed by that certain Collateral Agency Agreement, dated as of November 17, 2017, by and among the Prepetition RBL Agent, the Prepetition FLMO Term Loan Agent and the Prepetition Senior Secured Collateral Agent, and the grantors party thereto (as amended, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”). Pursuant to the Collateral Agency Agreement, the Prepetition FLMO Term Loan Agent, on behalf of the Prepetition FLMO Secured Parties, agreed, among other things: (a) to subordinate the Prepetition FLMO Secured Parties’ rights in the Prepetition Collateral (and proceeds thereof) to those of the Prepetition RBL Secured Parties; (b) to be bound by the waterfall and turnover provisions contained therein; and (c) to (I) consent to, or not oppose, certain actions taken, or rights asserted,

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by the Prepetition RBL Secured Parties and (II) refrain from taking certain actions with respect to the Prepetition Collateral, including in connection with a bankruptcy proceeding.
(vii)    Prepetition First Lien Last-Out Term Facility. Pursuant to the Credit Agreement, dated as of August 12, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Prepetition FLLO Term Credit Agreement”, and together with all other agreements, documents, instruments and certificates executed or delivered in connection therewith, including the Security Documents (as defined in the Prepetition FLLO Term Credit Agreement), collectively, the “Prepetition FLLO Term Loan Documents”) by and among (a) CRC, as borrower (the “FLLO Term Loan Borrower”), (b) the lenders party thereto (collectively, the “Prepetition FLLO Term Loan Lenders”, and together with the Secured Parties (as defined in the Prepetition FLLO Term Credit Agreement), the “Prepetition FLLO Secured Parties”, and together with the Prepetition RBL Secured Parties and the Prepetition FLMO Secured Parties, the “Prepetition Senior Secured Parties”) and (c) BNYM, as administrative agent and collateral agent (in such capacities, the “Prepetition FLLO Term Loan Agent”), the FLLO Term Loan Lenders provided term loans and other financial accommodations to the FLLO Term Loan Borrower, which were guaranteed by the guarantors party to the Guarantee, dated as of August 12, 2016 (together with the FLLO Term Loan Borrower, the “Prepetition FLLO Term Loan Parties”).
(viii)    Prepetition First Lien Last-Out Obligations. As of the Petition Date, without defense, counterclaim or offset of any kind, the Prepetition FLLO Term Loan Parties were jointly and severally indebted to the Prepetition FLLO Term Loan Lenders in the aggregate principal amount of $1,000,000,000, plus accrued but unpaid interest, plus any other amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the FLLO Term Loan Documents, including, without limitation, principal, accrued and unpaid interest, premiums, any reimbursement obligations (contingent or otherwise), any fees, expenses and disbursements (including, without limitation, attorneys’ fees, financial advisors’ fees, related expenses and disbursements), indemnification obligations, any other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect thereof, in each case, to the extent provided in the Prepetition FLLO Term Loan Documents (collectively, including any Obligations (as defined in the Prepetition FLLO Term Credit Agreement), the “Prepetition FLLO Obligations”, and together with the Prepetition RBL Obligations and Prepetition FLMO Obligations, the “Prepetition Senior Obligations”).
(ix)    Prepetition FLLO Liens. To secure the Prepetition FLLO Obligations, the Prepetition FLLO Term Loan Parties granted to BNYM, as Prepetition FLLO Term Loan Agent, for the benefit of itself and the Prepetition FLLO Secured Parties, properly perfected and continuing first-priority “last-out” liens, mortgages and security interests (collectively, the “Prepetition FLLO Liens”) in the Prepetition Collateral. The Prepetition FLLO Liens are pari passu with the Prepetition Senior Liens, subject to the terms of the Pari Passu Intercreditor Agreement (as defined below).
(x)    Pari Passu Intercreditor Agreement. The Prepetition RBL Agent, Prepetition FLMO Term Loan Agent and Prepetition FLLO Term Loan Agent are party to the Pari Passu Intercreditor Agreement, dated as of August 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), which governs the relative rights and remedies of the Prepetition RBL Secured Parties and Prepetition FLMO Secured Parties,

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on the one hand, and the Prepetition FLLO Secured Parties, on the other hand, and the relative priority of their respective security interests in the Prepetition Collateral. Pursuant to the Pari Passu Intercreditor Agreement, the Prepetition FLLO Term Loan Agent, on behalf of the Prepetition FLLO Secured Parties, agreed, among other things: (a) to subordinate the Prepetition FLLO Secured Parties’ rights in the Prepetition Collateral (and proceeds thereof) to those of the Prepetition RBL Secured Parties and Prepetition FLMO Secured Parties; (b) to be bound by the waterfall and turnover provisions contained therein; and (c) to (I) consent to, or not oppose, certain actions taken, or rights asserted, by the Prepetition RBL Secured Parties and Prepetition FLMO Secured Parties and (II) refrain from taking certain actions with respect to the Prepetition Collateral, including in connection with a bankruptcy proceeding.
(xi)    Prepetition Second Lien Notes. CRC issued its 8.00% Senior Secured Second Lien Notes due 2022 (the “Prepetition Second Lien Notes”) pursuant to that certain Indenture, dated as of December 15, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Prepetition Second Lien Indenture”, and together with all other agreements, documents, instruments and certificates executed or delivered in connection, collectively, the “Prepetition Second Lien Documents”, and together with the Prepetition RBL Loan Documents, the Prepetition FLMO Term Loan Documents and the Prepetition FLLO Term Loan Documents, the “Prepetition Debt Documents”), by and among (a) CRC, as issuer (the “Second Lien Issuer”), (b) the guarantors party thereto (together with the Second Lien Issuer, the “Prepetition Second Lien Note Parties”) and (c) BNYM, as trustee and collateral trustee (in such capacities, the “Prepetition Second Lien Collateral Trustee”) for the equal and ratable benefit of the holders of notes issued pursuant thereto (the “Prepetition Second Lien Noteholders”, and together with the Prepetition Second Lien Collateral Trustee, the “Prepetition Second Lien Secured Parties”, and together with the Prepetition Senior Secured Parties, the “Prepetition Secured Parties”).
(xii)    Prepetition Second Lien Note Obligations. As of the Petition Date, without defense, counterclaim or offset of any kind, the Prepetition Second Lien Note Parties were jointly and severally indebted to the Prepetition Second Lien Noteholders in the aggregate principal amount of $1,809,000,000, plus any other amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Prepetition Second Lien Documents, including, without limitation, principal, accrued and unpaid interest, premiums, any reimbursement obligations (contingent or otherwise), any fees, expenses and disbursements (including, without limitation, attorneys’ fees, financial advisors’ fees, related expenses and disbursements), indemnification obligations, any other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect thereof, in each case, to the extent provided in the Prepetition Second Lien Documents (collectively, including any Obligations (as defined in the Prepetition Second Lien Indenture), the “Prepetition Second Lien Note Obligations”, and together with the Prepetition RBL Obligations, the Prepetition FLMO Obligations and the Prepetition FLLO Obligations, the “Prepetition Obligations”).
(xiii)    Prepetition Second Lien Collateral. To secure the Prepetition Second Lien Note Obligations, the Second Lien Note Parties granted to the Prepetition Second Lien Collateral Trustee, for the benefit of itself and the Prepetition Second Lien Secured Parties, properly perfected and continuing junior-priority liens, mortgages and security interests (collectively, the “Prepetition

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Second Liens”, and together with the Prepetition Senior Liens and the Prepetition FLLO Liens, the “Prepetition Liens”) in the Prepetition Collateral.4
(xiv)    Second Lien Intercreditor Agreement. The Prepetition RBL Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee are party to that certain Intercreditor Agreement dated as of December 15, 2015 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”, and together with the Pari Passu Intercreditor Agreement and Collateral Agency Agreement, the “Intercreditor Agreements”). Pursuant to the Second Lien Intercreditor Agreement, the Prepetition Second Lien Collateral Trustee, on behalf of the Prepetition Second Lien Secured Parties agreed, among other things: (a) that the Prepetition Senior Liens and the Prepetition FLLO Liens on the Prepetition Collateral are senior in all respects to the Prepetition Second Liens; (b) to be bound by the waterfall and turnover provisions contained therein; and (c) to (I) consent to, or not oppose, certain actions taken, or rights asserted, by the Prepetition RBL Secured Parties, the Prepetition FLMO Secured Parties, and the Prepetition FLLO Secured Parties, and (II) refrain from taking certain actions with respect to the Prepetition Collateral, including in connection with a bankruptcy proceeding.
(xv)    Validity and Enforceability of Prepetition RBL Obligations and Prepetition Senior Liens. (a) The Prepetition Senior Liens are valid, binding, enforceable, non-avoidable and properly perfected liens granted to, or for the benefit of, the Prepetition RBL Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with, or covenanted to be provided as inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby; (b) the Prepetition Senior Liens are senior in priority over any and all other liens on the Prepetition Collateral (other than (x) liens expressly permitted to be senior to all Prepetition Senior Liens under the Prepetition RBL Credit Agreement, solely to the extent such permitted liens were existing, valid, enforceable, properly perfected and non-avoidable as of the Petition Date or that are perfected subsequent thereto as permitted by section 546(b) of the Bankruptcy Code (the “Permitted Prior Liens”) and (y) the Prepetition FLLO Liens (which are pari passu with the Prepetition Senior Liens)); (c) the Prepetition RBL Obligations constitute legal, valid, binding and non-avoidable obligations of the Prepetition RBL Loan Parties, enforceable in accordance with the terms of the Prepetition RBL Loan Documents; and (d) the Debtors and their estates hold no (and the Debtors hereby waive, discharge and release any) valid or enforceable Claims (as defined in the Bankruptcy Code), counterclaims, causes of action, defenses or setoff rights of any kind, and forever and the Debtors irrevocably waive, discharge and release any right they may have to (A) challenge the validity, enforceability, priority, security, perfection and non-avoidability of any of the Prepetition RBL Obligations, the Prepetition RBL Loan Documents or the Prepetition Senior Liens and (B) assert any and all Claims or causes of action, offsets, counterclaims, set off rights, objections, challenges, choses in action, liabilities, losses, damages, responsibilities, disputes, remedies, actions, suits, controversies, reimbursement obligations, costs, expenses, judgments or defenses against the Prepetition RBL Secured Parties
__________

[4]
For purposes of these stipulations, all references to Prepetition Collateral as to the Prepetition RBL Secured Parties, the Prepetition FLMO Secured Parties, the Prepetition FLLO Secured Parties and the Prepetition Second Lien Secured Parties excludes the “Excluded Property” as defined in each of the Prepetition RBL Credit Agreement, Prepetition FLMO Credit Agreement, Prepetition FLLO Credit Agreement and Prepetition Second Lien Indenture, respectively.

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and each of their respective former, current or future officers, directors, equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives, whether arising at law or in equity, including (without limitation) any claims arising from actions relating to any aspect of the relationship between the Prepetition RBL Secured Parties and the Debtors, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law, in each case, arising out of, based upon or related to the Prepetition RBL Loan Documents, the Prepetition Senior Liens or the Prepetition RBL Obligations, the Debtors’ attempts to restructure the Prepetition RBL Obligations, any of the Debtors’ other long-term indebtedness, consenting to the terms of this Interim Order and the use of Cash Collateral hereunder, or any and all Claims and causes of action arising under the Bankruptcy Code as applicable.
(xvi)    Validity and Enforceability of Prepetition FLMO Obligations and Prepetition Senior Liens. (a) The Prepetition Senior Liens are valid, binding, enforceable, non-avoidable and properly perfected liens granted to, or for the benefit of, the Prepetition FLMO Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with, or covenanted to be provided as inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby; (b) the Prepetition Senior Liens are senior in priority over any and all other liens on the Prepetition Collateral (other than (x) Permitted Prior Liens and (y) the Prepetition FLLO Liens (which are pari passu with the Prepetition Senior Liens)); (c) the Prepetition FLMO Obligations constitute legal, valid, binding and non-avoidable obligations of the Prepetition FLMO Term Loan Parties, enforceable in accordance with the terms of the Prepetition FLMO Term Loan Documents; and (d) the Debtors and their estates hold no (and the Debtors hereby waive, discharge and release any) valid or enforceable Claims, counterclaims, causes of action, defenses or setoff rights of any kind, and forever and the Debtors irrevocably waive, discharge and release any right they may have to (A) challenge the validity, enforceability, priority, security, perfection and non-avoidability of any of the Prepetition FLMO Obligations, the Prepetition FLMO Term Loan Documents or the Prepetition Senior Liens and (B) assert any and all Claims, causes of action, offsets, counterclaims, set off rights, objections, challenges, choses in action, liabilities, losses, damages, responsibilities, disputes, remedies, actions, suits, controversies, reimbursement obligations, costs, expenses, judgments or defenses against the Prepetition FLMO Secured Parties, and each of their respective former, current or future officers, directors, equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives, whether arising at law or in equity, including (without limitation) any claims arising from actions relating to any aspect of the relationship between the Prepetition FLMO Secured Parties and the Debtors, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law, in each case, arising out of, based upon or related to the Prepetition FLMO Term Loan Documents, the Prepetition Senior Liens, the Prepetition FLMO Obligations, the Debtors’ attempts to restructure the Prepetition FLMO Obligations, any of the Debtors’ other long-term indebtedness, consenting to the terms of this Interim

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Order and the use of Cash Collateral hereunder, or any and all Claims and causes of action arising under the Bankruptcy Code as applicable.
(xvii)    Validity and Enforceability of Prepetition FLLO Liens and Prepetition FLLO Obligations. (a) The Prepetition FLLO Liens are valid, binding, enforceable, non-avoidable and properly perfected liens granted to, or for the benefit of, the Prepetition FLLO Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with, or covenanted to be provided as inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby; (b) the Prepetition FLLO Liens are pari passu with the Prepetition Senior Liens, subject to the Pari Passu Intercreditor Agreement, and senior in priority over any and all other liens on the Prepetition Collateral (other than any Permitted Prior Liens); (c) the Prepetition FLLO Obligations constitute legal, valid, binding and non-avoidable obligations of the Prepetition FLLO Term Loan Parties, enforceable in accordance with the terms of the Prepetition FLLO Term Loan Documents; and (d) the Debtors and their estates hold no (and the Debtors hereby waive, discharge and release any) valid or enforceable Claims, counterclaims, causes of action, defenses or setoff rights of any kind, and forever and the Debtors irrevocably waive, discharge and release any right they may have to (A) challenge the validity, enforceability, priority, security, perfection and non-avoidability of any of the Prepetition FLLO Obligations, the Prepetition FLLO Term Loan Documents or the Prepetition FLLO Liens, respectively, and (B) assert any and all Claims, causes of action, offsets, counterclaims, set off rights, objections, challenges, choses in action, liabilities, losses, damages, responsibilities, disputes, remedies, actions, suits, controversies, reimbursement obligations, costs, expenses, judgments or defenses against the Prepetition FLLO Secured Parties, and each of their respective former, current or future officers, directors, equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives, whether arising at law or in equity, including (without limitation) any claims arising from actions relating to any aspect of the relationship between the Prepetition FLLO Secured Parties and the Debtors, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law, in each case, arising out of, based upon or related to the Prepetition FLLO Term Loan Documents, the Prepetition FLLO Liens, the Prepetition FLLO Obligations, the Debtors’ attempts to restructure the Prepetition FLLO Obligations, any of the Debtors’ other long-term indebtedness, consenting to the terms of this Interim Order and the use of Cash Collateral hereunder, or any and all Claims and causes of action arising under the Bankruptcy Code as applicable.
(xviii)    Validity and Enforceability of Prepetition Second Liens and Prepetition Second Lien Note Obligations. The Debtors acknowledge and agree that, as of the Petition Date: (a) The Prepetition Second Liens are valid, binding, enforceable, non-avoidable and properly perfected liens that were granted to, or for the benefit of, the Prepetition Second Lien Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with, or covenanted to be provided as inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby; (b) the Prepetition Second Liens are junior in priority to the Permitted Prior Liens, the Prepetition Senior Liens and the Prepetition FLLO Liens, and are subject to the Second Lien Intercreditor Agreement; (c) the Prepetition Second Lien Note

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Obligations constitute legal, valid, binding and non-avoidable obligations of the Second Lien Note Parties, enforceable in accordance with the terms of the Prepetition Second Lien Documents; and (d) the Debtors and their estates hold no (and the Debtors hereby waive, discharge and release any) valid or enforceable Claims, counterclaims, causes of action, defenses or setoff rights of any kind, and forever and the Debtors irrevocably waive, discharge and release any right they may have to (A) challenge the validity, enforceability, priority, security, perfection and non-avoidability of any of the Prepetition Second Lien Note Obligations, the Prepetition Second Lien Documents or the Prepetition Second Liens, respectively, and (B) assert any and all Claims or causes of action, offsets, counterclaims, set off rights, objections, challenges, choses in action, liabilities, losses, damages, responsibilities, disputes, remedies, actions, suits, controversies, reimbursement obligations, costs, expenses, judgments or defenses against the Prepetition Second Lien Secured Parties, and each of their respective former, current or future officers, directors, equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives, whether arising at law or in equity, including (without limitation) any claims arising from actions relating to any aspect of the relationship between the Prepetition Second Lien Secured Parties and the Debtors, including any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law, in each case, arising out of, based upon or related to the Prepetition Second Lien Documents, the Prepetition Second Liens or the Prepetition Second Lien Note Obligations, the Debtors’ attempts to restructure the Prepetition Second Lien Obligations, any of the Debtors’ other long-term indebtedness, consenting to the terms of this Interim Order and the use of Cash Collateral hereunder, or any and all Claims and causes of action arising under the Bankruptcy Code as applicable.
(xix)    Cash Collateral. All of the Debtors’ cash existing on the Petition Date, wherever located (including, without limitation, any cash in deposit accounts of the Debtors or otherwise) constitutes cash collateral of the Prepetition Secured Parties within the meaning of section 363(a) of the Bankruptcy Code to the extent that such cash constitutes Prepetition Collateral (subject in all respects to the Intercreditor Agreements) (the “Cash Collateral”).
(xx)    No Control. None of the Prepetition Secured Parties controls the Debtors or their properties or operations, has authority to determine the manner in which any of the Debtors’ operations are conducted, or is a control person or insider of the Debtors or any of their affiliates by virtue of the actions taken with respect to, in connection with, related to, or arising from this Interim Order, the DIP Facilities, the DIP Loan Documents or the Prepetition Debt Documents.
F.    Findings Regarding Postpetition Financing.
(i)    Request for Postpetition Financing. The Debtors seek authority to (a) enter into the DIP Facilities on the terms described herein and in the DIP Loan Documents and (b) use Cash Collateral on the terms described herein and in the DIP Loan Documents in order to administer

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the Chapter 11 Cases and fund their operations. At the Final Hearing, the Debtors will seek final approval of the DIP Loan Documents, the proposed postpetition financing arrangements, and use of Cash Collateral arrangements pursuant to the Final Order. Notice of the Final Hearing and Final Order will be provided in accordance with this Interim Order.
(ii)    Good Cause. Good cause has been shown for entry of this Interim Order.
(iii)    Priming of Prepetition Liens. The priming of the Prepetition Liens on the Prepetition Collateral under section 364(d)(1) of the Bankruptcy Code, as contemplated by this Interim Order and the DIP Facilities and as further described below, will enable the Debtors to obtain the DIP Facilities and to preserve and maximize the value of their estates to the benefit of their stakeholders. The Prepetition RBL Agent, on behalf of the Prepetition RBL Secured Parties, consents to the priming of the Prepetition Senior Liens as provided by and subject to the terms of this Interim Order and the DIP Loan Documents and does not object to the adequate protection as provided in and subject to the terms of this Interim Order; provided, that nothing in this Interim Order or the DIP Loan Documents shall (x) be construed as the affirmative consent by the Prepetition RBL Secured Parties for the use of Cash Collateral other than on the terms set forth in this Interim Order and the DIP Loan Documents, (y) be construed as a consent by the Prepetition RBL Secured Parties to the terms of any other financing, other than the DIP Facilities, or any other lien encumbering the Prepetition Collateral other than the DIP Liens (whether senior or junior) or (z) prejudice, limit or otherwise impair the rights of the Prepetition RBL Secured Parties (subject to the Intercreditor Agreements) to seek new, different or additional adequate protection, or to assert the interests of any of the Prepetition RBL Secured Parties. The Prepetition FLMO Term Loan Agent, on behalf of the Prepetition FLMO Secured Parties, has consented or (pursuant to the Collateral Agency Agreement) is deemed to consent to the priming of the Prepetition Senior Liens, the use of Cash

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Collateral and the adequate protection pursuant to the DIP Facilities as provided in this Interim Order on the date hereof and the DIP Loan Documents and does not object to the adequate protection as provided in and subject to the terms of this Interim Order; provided, that nothing in this Interim Order or the DIP Loan Documents shall (x) be construed as the affirmative consent by the Prepetition FLMO Secured Parties for the use of Cash Collateral other than on the terms set forth in this Interim Order and the DIP Loan Documents as in effect on the date hereof, (y) be construed as a consent by the Prepetition FLMO Secured Parties to the terms of any other financing, other than the DIP Facilities as in effect on the date hereof, or any other lien encumbering the Prepetition Collateral other than the DIP Liens (whether senior or junior) or (z) prejudice, limit or otherwise impair the rights of the Prepetition FLMO Secured Parties (subject to the Intercreditor Agreements) to seek new, different or additional adequate protection, or to assert the interests of any of the Prepetition FLMO Secured Parties. The Prepetition FLLO Term Loan Agent, on behalf of the Prepetition FLLO Secured Parties, has consented or (pursuant to the Pari Passu Intercreditor Agreement) is deemed to consent to the priming of the Prepetition FLLO Liens, the use of Cash Collateral and the adequate protection pursuant to the DIP Facilities as provided in this Interim Order on the date hereof and the DIP Loan Documents and does not object to the adequate protection as provided in and subject to the terms of this Interim Order; provided, that nothing in this Interim Order or the DIP Loan Documents shall (x) be construed as the affirmative consent by the Prepetition FLLO Secured Parties for the use of Cash Collateral other than on the terms set forth in this Interim Order and the DIP Loan Documents as in effect on the date hereof, (y) be construed as a consent by the Prepetition FLLO Secured Parties to the terms of any other financing, other than the DIP Facilities as in effect on the date hereof, or any other lien encumbering the Prepetition Collateral other than the DIP Liens (whether senior or junior) or (z) prejudice, limit or otherwise impair the rights of the Prepetition

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FLLO Secured Parties (subject to the Intercreditor Agreements) to seek new, different or additional adequate protection, or to assert the interests of any of the Prepetition FLLO Secured Parties. The Prepetition Second Lien Collateral Trustee, on behalf of the Prepetition Second Lien Secured Parties, has consented or (pursuant to the Second Lien Intercreditor Agreement) is deemed to consent to the priming of the Prepetition Second Liens, the use of Cash Collateral and the adequate protection provided in this Interim Order and the DIP Loan Documents and does not object to the adequate protection as provided in and subject to the terms of this Interim Order; provided, that nothing in this Interim Order or the DIP Loan Documents shall (x) be construed as the affirmative consent by the Prepetition Second Lien Secured Parties for the use of Cash Collateral other than on the terms set forth in this Interim Order and the DIP Loan Documents, (y) be construed as a consent by the Prepetition Second Lien Secured Parties to the terms of any other financing, other than the DIP Facilities, or any other lien encumbering the Prepetition Collateral other than the DIP Liens (whether senior or junior) or (z) prejudice, limit or otherwise impair the rights of the Prepetition Second Lien Secured Parties (subject to the Intercreditor Agreements) to seek new, different or additional adequate protection, or to assert the interests of any of the Prepetition Second Lien Secured Parties;.
(iv)    Immediate Need for Postpetition Financing and Use of Cash Collateral. The Debtors’ need to use Cash Collateral and to obtain credit pursuant to the Senior DIP Facility as provided for herein is immediate and necessary to avoid serious and irreparable harm to the Debtors, their estates, their creditors and other parties-in-interest, and to enable the Debtors to, among other things, fund the costs of these Chapter 11 Cases, make payroll and satisfy other working capital and general corporate purposes, administer and preserve the value of their estates. The Debtors’

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need to obtain credit pursuant to the Junior DIP Facility to refinance the Prepetition RBL Obligations is a critical requirement to permit the Debtors to obtain financing under the Senior DIP Facility insofar as the Senior DIP Lenders have informed the Debtors that they will not make the Senior DIP Facility available without such refinancing. Repayment in full of the Prepetition RBL Obligations with the initial proceeds of the DIP Loans is appropriate because (i) the aggregate value of the Prepetition Collateral securing the Prepetition RBL Obligations exceeds the aggregate amount of the Prepetition RBL Obligations, (ii) the Prepetition RBL Lenders’ senior liens and over-secured claims effectively preclude a non-consensual priming debtor-in-possession or exit financing facility and will require the payment in full of the Prepetition RBL Obligations in connection with these Chapter 11 Cases, (iii) it is a condition to closing the Senior DIP Credit Agreement, which provides liquidity to fund these Chapter 11 Cases and working capital during these Chapter 11 Cases, that the initial proceeds of the DIP Loans be used to repay the Prepetition RBL Obligations so that the Debtors’ assets that secure the Prepetition RBL Obligations on a first lien basis will be available to secure on a priming lien basis the Senior DIP Obligations, and (iv) the Restructuring Support Agreement5 among the Debtors and the Consenting Creditors (as defined therein) requires the Debtors to use the initial proceeds from the DIP Loans to repay Prepetition RBL Obligations and the failure to make such payment would give the Consenting Creditors the right to terminate the Restructuring Support Agreement. The ability of the Debtors to finance their operations, maintain business relationships with their vendors and suppliers, and pay their employees requires the availability of working capital from the Senior DIP Facility and the use of Cash Collateral. The Debtors’ inability to access the interim financing under the DIP Facilities and use Cash Collateral
__________

[5]
“Restructuring Support Agreement” refers to that certain Restructuring Support Agreement, dated as of July 15, 2020, by and among CRC and each of its affiliates party thereto, the Consenting 2016 Term Loan Lenders, the Consenting 2017 Term Loan Lenders, the Consenting Second Lien Noteholders, and Ares.

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will immediately and irreparably harm the Debtors, their estates, their creditors, and the Debtors’ chances to successfully reorganize. The Debtors do not have sufficient available sources of unencumbered working capital and financing to operate their businesses or maintain their properties in the ordinary course of business without the DIP Facilities and authorized use of Cash Collateral. The terms of the DIP Facilities, the DIP Loan Documents and this Interim Order are fair and reasonable, reflect the Debtors’ exercise of sound business judgment and are supported by reasonably equivalent value.
(v)    No Credit Available on More Favorable Terms. The DIP Facilities are the best sources of debtor-in-possession financing available to the Debtors. Given their current financial condition, financing arrangements, and capital structure, the Debtors have been unable to obtain financing from sources other than the DIP Lenders on terms more favorable than those provided under the DIP Facilities and the DIP Loan Documents. The Debtors have been unable to obtain sufficient unsecured credit allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code. The Debtors also have been unable to obtain sufficient credit (a) having priority over administrative expenses of the kind specified in sections 503(b), 507(a) and 507(b) of the Bankruptcy Code, (b) secured by a lien on property of the Debtors and their estates that is not otherwise subject to a lien, or (c) secured solely by a junior lien on property of the Debtors and their estates that is subject to a lien. Postpetition financing is not otherwise available without granting each DIP Agent, for the benefit of itself and the respective DIP Secured Parties: (1) the DIP Liens (as defined below) on all DIP Collateral, as set forth herein; (2) the Superpriority DIP Claims (as defined below); and (3) the refinancing of the Prepetition RBL Obligations as set forth herein and the other protections set forth in this Interim Order. After considering all alternatives, the Debtors have properly concluded, in the exercise of their sound business judgment, that the DIP Facilities

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represent the best financing available to them at this time, and is in the best interests of all of their stakeholders.
(vi)    Use of Proceeds of the DIP Facilities and Cash Collateral. As a condition to entry into the DIP Credit Agreements, the extension of credit under the DIP Facilities and the authorization to use Cash Collateral (including, without limitation, the proceeds of the DIP Facilities), the DIP Agents, the DIP Lenders, and the Prepetition Secured Parties require, and the Debtors have agreed, that Cash Collateral and the proceeds of the DIP Facilities shall be used only in a manner consistent with the terms and conditions of the DIP Loan Documents and this Interim Order (including to refund, refinance, replace and repay the RBL Loans and to reimburse any drawn amount of the DIP Letters of Credit), and solely in accordance with the Approved Budget (subject to Permitted Variances).
G.    Adequate Protection. The Prepetition Secured Parties have consented, or have been deemed to consent, as applicable, to the subordination of their respective liens to the DIP Liens nd the Carve Out, and the Prepetition Secured Parties have agreed, or have been deemed to agree, to permit the Debtors’ use of Prepetition Collateral (including Cash Collateral), in each case, in accordance with and subject to the terms hereof, the Approved Budget (subject to Permitted Variances) and the DIP Loan Documents. Subject to the Intercreditor Agreements, the Prepetition Secured Parties are entitled, pursuant to sections 361, 362, 363, 364 and 507 of the Bankruptcy Code, to adequate protection against the diminution in value of their respective interests in the Prepetition Collateral (including Cash Collateral) for any reason provided for and allowed by the Bankruptcy Code (collectively, the “Diminution in Value”), including, without limitation, any diminution resulting from the sale, lease or use by the Debtors of the Prepetition Collateral, the priming of the Prepetition Liens by the DIP Liens pursuant to the DIP Documents and this Interim

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Order, the payment of any amounts under the Carve Out or pursuant to this Interim Order, the Final Order or any other order of the Court or provision of the Bankruptcy Code or otherwise, and the imposition of the Automatic Stay.
H.    Sections 506(c), 552(b), and Waiver of Marshaling. As a material inducement to the DIP Lenders to agree to provide the DIP Facilities, and in light of (a) the DIP Secured Parties’ agreement to subordinate their liens and superpriority claims to the Carve Out to the extent set forth herein, and (b) the Prepetition Secured Parties’ agreement to (i) subordinate the Prepetition Liens and the Adequate Protection Liens (as defined below) to the DIP Liens, the Superpriority DIP Claims and the Carve Out (to the extent provided herein), and (ii) consent to the use of Cash Collateral in accordance with and subject to the Approved Budget (subject to Permitted Variances), the DIP Loan Documents and the terms of this Interim Order: (a) the DIP Agents, the DIP Lenders and the Prepetition Secured Parties are each entitled to receive a waiver of (x) the provisions of section 506(c) of the Bankruptcy Code and (y) application of the equitable doctrine of marshaling and other similar doctrines; and (b) the Prepetition Secured Parties are each entitled to receive a waiver of any “equities of the case” exceptions or claims under section 552(b) of the Bankruptcy Code, in each case, subject to the terms and conditions set forth in this Interim Order;
I.    Good Faith of the DIP Agents and the DIP Lenders.
(i)    Willingness to Provide Financing. The DIP Secured Parties have indicated a willingness to provide postpetition financing to the Debtors subject to, among other things: (a) the entry by the Court of this Interim Order and the Final Order; (b) approval by the Court of the terms and conditions of the DIP Facilities and the DIP Loan Documents; and (c) entry of findings by the Court that such financing is essential to the Debtors’ estates, that the DIP Agents and the DIP Secured Parties are extending postpetition credit to the Debtors pursuant to the DIP Loan Documents and

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this Interim Order in good faith, and that the DIP Agents’ and DIP Secured Parties’ claims, superpriority claims, security interests and liens and other protections granted pursuant to this Interim Order and the DIP Loan Documents will have the protections provided in section 364(e) of the Bankruptcy Code and will not be affected by any subsequent reversal, modification, vacatur, amendment, reargument or reconsideration of this Interim Order or any other order.
(ii)    Business Judgment and Good Faith Pursuant to Section 364(e). The terms and conditions of the DIP Facilities, including the extension of credit, the fees, and other amounts paid and to be paid thereunder, and the Cash Collateral arrangements described therein and herein: (a) are fair and reasonable; (b) are the best available to the Debtors under the circumstances; (c) reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties; and (d) are supported by reasonably equivalent value and fair consideration. The DIP Facilities and the use of Cash Collateral were negotiated in good faith and at arms’ length among the Debtors, the DIP Agents, the DIP Secured Parties and the applicable Prepetition Secured Parties. The credit to be extended under the DIP Facilities shall be deemed to have been so advanced, made, used and/or extended in good faith, and for valid business purposes and uses, within the meaning of section 364(e) of the Bankruptcy Code, and the DIP Agents and the DIP Secured Parties are therefore entitled to the protection and benefits of section 364(e) of the Bankruptcy Code and this Interim Order.
J.    Notice. Notice of the Interim Hearing and the emergency relief requested in the Motion has been provided by the Debtors, whether by email, facsimile, overnight courier or hand delivery, to certain parties-in-interest, including: (a) the U.S. Trustee; (b) the Debtors’ 30 largest unsecured creditors (on a consolidated basis), (c) those persons who have formally appeared in

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these chapter 11 cases and requested service pursuant to Bankruptcy Rule 2002; (d) the Securities and Exchange Commission; (e) the Internal Revenue Service; (f) all other applicable government agencies to the extent required by the Bankruptcy Rules or the Bankruptcy Local Rules; (g) counsel to the Senior DIP Agent; (h) counsel to the Junior DIP Agent; (i) counsel to the ad hoc group of Prepetition FLMO Secured Parties and Prepetition FLLO Secured Parties (which includes as members the Junior DIP Lenders) (the “Ad Hoc First Lien Group”); (j) counsel to the ad hoc group of Prepetition Second Lien Noteholders; (k) counsel to the Prepetition RBL Agent; (l) counsel to the Prepetition FLMO Term Loan Agent; (m) counsel to the Prepetition FLLO Term Loan Agent; (n) counsel to the Prepetition Second Lien Collateral Trustee; and (o) all other known parties with liens of record on assets of the Debtors as of the Petition Date (collectively, the “Notice Parties”). The Debtors have made reasonable efforts to afford the best notice possible under the circumstances and such notice is good and sufficient to permit the interim relief set forth in this Interim Order.
K.    Necessity of Immediate Entry. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Interim Order, the Debtors’ businesses, properties and estates will be immediately and irreparably harmed. The Court concludes that entry of this Interim Order is in the best interest of the Debtors’ estates and creditors.
NOW THEREFORE, based upon the foregoing findings and conclusions, the Motion, the First Day Declarations, the Mendelsohn Declaration and the record made before the Court with respect to the Motion at the Interim Hearing and otherwise, and after due consideration, and good and sufficient cause appearing therefor,
IT IS HEREBY ORDERED, THAT:

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1.    Motion Approved. The Motion is hereby granted on an interim basis, on the terms and conditions set forth in this Interim Order and the DIP Loan Documents. All formal and informal objections to the interim relief sought in the Motion or to the entry of this Interim Order, to the extent not withdrawn or resolved, and all reservation of rights included therein, are hereby overruled.
2.    Authorization of the DIP Facilities.
(a)    Each DIP Facility is hereby approved. The Debtors are hereby expressly and immediately authorized and empowered (a) to establish the Senior DIP Facility and the Junior DIP Facility, (b) to execute, deliver and perform under the Senior DIP Loan Documents and the Junior DIP Loan Documents, and to borrow, incur, guarantee (as applicable), perform and pay the Senior DIP Obligations and the Junior DIP Obligations and create and grant the DIP Liens in the DIP Collateral in favor of the Senior DIP Agent for the benefit of the Senior DIP Secured Parties and in favor of the Junior DIP Agent for the benefit of the Junior DIP Secured Parties, in each case, in accordance with and subject to the terms of this Interim Order, the Approved Budget (subject to Permitted Variances) and the Senior DIP Loan Documents and Junior DIP Loan Documents, as applicable, (c) to execute, deliver and perform under any and all other instruments, certificates, agreements and documents which may be requested by either DIP Agent or the DIP Secured Parties, and (d) to take any and all other actions, which may be required, necessary or prudent for the performance by the applicable Debtors under the Senior DIP Facility, the Junior DIP Facility, the Senior DIP Loan Documents or the Junior DIP Loan Documents, the creation and perfection of the DIP Liens or to implement any of the transactions contemplated by the Senior DIP Loan Documents, the Junior DIP Loan Documents or this Interim Order. Without limiting the foregoing, the Debtors are hereby authorized and directed to pay, in accordance with this Interim Order (subject to paragraph 22(c) hereof), all Senior DIP Obligations and Junior DIP Obligations, which amounts are hereby

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approved, shall not be subject to further approval of this Court and shall be non-refundable and not subject to challenge in any respect. Upon execution and delivery, the Senior DIP Loan Documents and the Junior DIP Loan Documents shall represent valid and binding obligations of the Debtors, enforceable against each of the Debtors and their estates, and the Senior DIP Obligations and Junior DIP Obligations shall be due and payable, in each case, in accordance with the terms of this Interim Order (subject to paragraph 22(c) hereof) and the Senior DIP Loan Documents and Junior DIP Loan Documents, respectively.
(b)    For purposes hereof, the term “Senior DIP Obligations” means all “Obligations” (or any similar term that has a comparable meaning) as defined in the Senior DIP Credit Agreement, and shall include, without limitation, principal, interest, fees, costs, premiums, original issue discount, expenses, charges, prepayment premiums or similar amounts, any obligations in respect of indemnity claims, whether contingent or absolute, or any other amounts that are or may become due under the Senior DIP Loan Documents, including the Commitment Letter and the Fee Letter, in each case, whether or not such obligations arose before or after the Petition Date, as such amounts become earned, due and payable under the Senior DIP Loan Documents, without the need to obtain further Court approval. For purposes hereof, the term “Junior DIP Obligations” means all “Obligations” (or any similar term that has a comparable meaning) as defined in the Junior DIP Credit Agreement, and shall include, without limitation, principal, interest, fees, costs, premiums, original issue discount, expenses, charges, prepayment premiums or similar amounts, any obligations in respect of indemnity claims, whether contingent or absolute, or any other amounts that are or may become due under the Junior DIP Loan Documents whether or not such obligations arose before or after the Petition Date, as such amounts become earned, due and

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payable under the Junior DIP Loan Documents, without the need to obtain further Court approval. The rights and remedies, and priority of payments, as between the Senior DIP Obligations and the Junior DIP Obligations are set forth in this Interim Order, which provisions shall govern notwithstanding anything to the contrary in any Senior DIP Loan Documents or Junior DIP Loan Documents. For purposes hereof, the term “DIP Obligations” means the Senior DIP Obligations and the Junior DIP Obligations.
(c)    All outstanding RBL Letters of Credit are hereby deemed reissued as DIP Letters of Credit under the Senior DIP Facility.
(d)    In addition, the Debtors shall pay to each Junior DIP Lender an Exit Premium (the “Exit Premium”) in an amount equal to 2.50% of the aggregate principal amount of such Junior DIP Lender’s allocated share of the Junior DIP Facility commitments in effect on the closing date of the Junior DIP Facility (the “Junior DIP Facility Closing Date”) (prior to the funding the loans thereunder), which Exit Premium shall be payable by the Debtors in common stock of the reorganized Debtors solely on the effective date of the Plan (as defined in the Restructuring Support Agreement) at a price per share corresponding to the Set-Up Equity Value (as defined in the Restructuring Support Agreement); provided that the Exit Premium shall be payable without prejudice to Ares’ rights under the Restructuring Support Agreement; and provided further that no Exit Premium shall be payable by the Debtors unless the Restructuring Support Agreement has been executed and delivered by both of (a) each Junior DIP Lender holding 2017 Term Loan Claims (as defined in the Restructuring Support Agreement) and (b) the holders of at least two-thirds in principal amount of the Deficiency/Unsecured Debt Claims (as defined in the Restructuring Support Agreement).  The Exit Premium shall be deemed fully earned on the Junior DIP Facility Closing Date and payable on the effective date of the Plan (as defined in the Restructuring Support Agreement) but shall not

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be payable in any circumstance other than on the Plan Effective Date (as defined in the Restructuring Support Agreement).  Notwithstanding any contrary provision of this Order, any party in interest may request reconsideration of the authorization of this Exit Premium within fourteen (14) days of the entry of this Order and the Court may rescind, modify or condition such authorization as it determines appropriate in response to a timely request for reconsideration.  If no request for reconsideration is timely received, the authorization of the Exit Premium shall be subject to Section 364(e) and the applicable provisions of this Order to the same extent as the authorization of the other terms of the Junior DIP Facility.
3.    Authorization to Borrow. To prevent immediate and irreparable harm to the Debtors’ estates, the Debtors are hereby authorized to borrow the Senior DIP Loans from the Senior DIP Lenders under the Senior DIP Facility, issue DIP Letters of Credit (including by having all RBL Letters of Credit deemed issued as DIP Letters of Credit) and use Senior DIP Loans under the New Money Subfacility to pay any reimbursement obligations in respect of any drawn DIP Letters of Credit (and the DIP Guarantors are hereby authorized to unconditionally guarantee, on a joint and several basis, the repayment of the Senior DIP Facility) up to an aggregate principal amount of $349,010,655.62, comprised of (a) $266,139,598.62 of Senior DIP Loans under the Senior New Money Subfacility, of which (i) $150,139,598.62 is available to deem the RBL Letters of Credit as being issued under the Senior New Money Subfacility as DIP Letters of Credit, and (ii) an additional amount not to exceed $31,000,000 is available to issue new DIP Letters of Credit to backstop surety bonds, and (iii) up to $85,000,000 is available for new money Senior DIP Loans and (b) the $82,871,057.00 Senior Roll-Up Subfacility, in each case subject to the terms and conditions set forth in this Interim Order and the Senior DIP Loan Documents. Subject to and effective upon entry of the Final Order, the Debtors shall be authorized to borrow the full amount of the Senior DIP

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Loans from the Senior DIP Lenders under the Senior DIP Facility ($483,010,655.62). To prevent immediate and irreparable harm to the Debtors’ estates, the Debtors are also hereby authorized to borrow the full amount of the Junior DIP Loans ($650,000,000) from the Junior DIP Lenders under the Junior DIP Facility (and the DIP Guarantors are hereby authorized to unconditionally guarantee, on a joint and several basis, the repayment of the Junior DIP Facility), subject to the terms and conditions set forth in this Interim Order and the Junior DIP Loan Documents. The Debtors are authorized and directed to use the proceeds of the Senior Roll-Up Subfacility ($82,871,057.00) and the Junior DIP Facility on the closing date of the Senior DIP Facility and the Junior DIP Facility to repay the outstanding RBL Loans, which repayment shall be subject to paragraph 29 hereof. The Senior DIP Secured Parties and Junior DIP Secured Parties shall have no obligation to make any loan or advance under the respective DIP Loan Documents or, with respect to the Senior DIP Secured Parties, issue any DIP Letter of Credit unless all of the conditions precedent to the making of such extension of credit under the applicable DIP Loan Documents and this Interim Order have been satisfied in full or waived in accordance with such DIP Loan Documents.
4.    DIP Obligations. This Interim Order and the Senior DIP Loan Documents and the Junior DIP Loan Documents shall evidence the Senior DIP Obligations and Junior DIP Obligations respectively, which DIP Obligations shall, upon execution of the Senior DIP Loan Documents and Junior DIP Loan Documents, as applicable, be valid, binding and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any estate representative or trustee appointed in any of the Chapter 11 Cases, or any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or in any other proceedings superseding or related to any of the foregoing, and/or upon the dismissal of any of the Chapter 11 Cases or any such successor cases (collectively, the “Successor Cases”), and their creditors and other parties-in-

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interest, in each case, in accordance with the terms of this Interim Order and the applicable DIP Loan Documents. All obligations incurred, payments made, and transfers or grants of security and liens set forth in this Interim Order and/or the DIP Loan Documents by any Debtor are granted to or for the benefit of the Debtors for fair consideration and reasonably equivalent value, and are granted contemporaneously with the making of the loans and/or commitments and other financial accommodations secured thereby. Subject to paragraph 29 hereof with respect to the repayment of the Prepetition RBL Obligations, no obligation, payment, transfer, or grant of security or lien hereunder and/or under any DIP Loan Documents (including any Senior DIP Obligation, Junior DIP Obligations or DIP Liens) shall be stayed, restrained, voidable, avoidable, or recoverable, under the Bankruptcy Code or under any applicable law (including, without limitation, under sections 502(d), 544 and 547 to 550 of the Bankruptcy Code or under any applicable state Uniform Voidable Transfer Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law), or subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counter-claim, cross-claim, defense, or any other challenge under the Bankruptcy Code or any applicable law or regulation by any person or entity.
5.    DIP Liens.
(a)    As security for the Senior DIP Obligations, immediately upon entry of this Interim Order, and effective as of the Petition Date, the Senior DIP Agent, for the benefit of itself and each of the other Senior DIP Secured Parties, is hereby granted continuing, valid, binding, enforceable, non-avoidable and automatically and properly perfected security interests in and liens (collectively, the “Senior DIP Liens”) on all DIP Collateral as collateral security for the prompt and

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complete performance and payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Senior DIP Obligations. Subject in all respects to the priorities and relative rights set forth herein, as security for the Junior DIP Obligations, immediately upon entry of this Interim Order, and effective as of the Petition Date, the Junior DIP Agent, for the benefit of itself and each of the other Junior DIP Secured Parties, is hereby granted continuing, valid, binding, enforceable, non-avoidable and automatically and properly perfected security interests in and liens (collectively, the “Junior DIP Liens”, together with the Senior DIP Liens, the “DIP Liens”) on all DIP Collateral as collateral security for the prompt and complete performance and payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Junior DIP Obligations.
(b)    The term “DIP Collateral” means, without limitation, all assets and properties (whether tangible, intangible, real, personal or mixed) of the Debtors, whether now owned by or owing to, or hereafter acquired by, or arising in favor of, the Debtors (including under any trade names, styles, or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Debtors, and regardless of where located, including, without limitation, all of the Debtors’ rights, title and interest in: (i) all Prepetition Collateral (including any Cash Collateral); (ii) all cash and cash equivalents; (iii) all funds in any deposit account, securities account or other account of the Debtors and all money, cash, cash equivalents, instruments and other property deposited therein or credited thereto from time to time; (iv) all accounts and other receivables; (v) all contract rights; (vi) all instruments, documents and chattel paper; (vii) all securities (whether or not marketable); (viii) all goods, as-extracted collateral, furniture, equipment, inventory and fixtures; (ix) all real property interests; (x) all interests in leaseholds, (xi) all franchise rights; (xii) all patents, tradenames, trademarks (other than intent-to-use trademarks), copyrights, licenses and all other

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intellectual property; (xiii) all general intangibles, tax or other refunds, or insurance proceeds; (xiv) all equity interests, capital stock, limited liability company interests, partnership interests and financial assets; (xv) all investment property; (xvi) all supporting obligations; (xvii) all letters of credit issued to the Debtors and letter of credit rights; (xviii)  commercial tort claims, claims and causes of action and all substitutions; (xix) all books and records (including, without limitation, customers lists, credit files, computer programs, printouts and other computer materials and records); (xxi) to the extent not covered by the foregoing, all other assets or properties of the Debtors, whether tangible, intangible, real, personal or mixed; (xxii) all oil reserves; (xxiii) all proceeds and products of each of the foregoing clauses (i)-(xxii) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, including any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Debtor from time to time with respect to any of the foregoing; and (xxiv) all proceeds or property recovered in connection with actions under chapter 5 of the Bankruptcy Code (“Avoidance Actions”), provided, that (x) the DIP Liens on proceeds and property recovered in connection with Avoidance Actions shall attach only upon entry of the Final Order and (y) the DIP Collateral shall not include any property that would have been Excluded Property (as defined in the Senior DIP Credit Agreement) prior to giving effect to this Interim Order.
(c)    To the fullest extent permitted by the Bankruptcy Code or applicable law, any provision of any lease, loan document, easement, use agreement, proffer, covenant, license, contract, organizational document, or other instrument or agreement that requires the consent or the payment of any fees or obligations to any governmental entity or non-governmental entity in order for the Debtors to pledge, grant, mortgage, sell, assign, or otherwise transfer any fee or leasehold interest or the proceeds thereof or other DIP Collateral, shall have no force or effect with

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respect to the grant, attachment or perfection of DIP Liens on such leasehold interests or other applicable DIP Collateral or the proceeds of any assignment and/or sale thereof by any Debtor in favor of the DIP Secured Parties in accordance with the terms of the applicable DIP Loan Documents and this Interim Order or in favor of the Prepetition Secured Parties in accordance with this Interim Order.
6.    Priority of Senior DIP Liens.
(a)    The Senior DIP Liens shall have the following priorities:
(i)    pursuant to section 364(c)(2) of the Bankruptcy Code, the Senior DIP Liens shall be valid, enforceable, non-avoidable and automatically and fully perfected first priority liens on and security interests in all DIP Collateral that is not otherwise subject to valid, perfected, non-avoidable and enforceable liens in existence on or as of the Petition Date or valid liens perfected (but not granted) after the Petition Date to the extent such post-petition perfection is permitted by section 546(b) of the Bankruptcy Code, subject only to the Carve Out, including without limitation, any and all unencumbered cash, hydrocarbons and other inventory generated or produced after the Petition Date, accounts receivable, inventory, general intangibles, contracts, securities, chattel paper, owned real estate, real property leaseholds, fixtures, machinery, equipment, vehicles, deposit accounts, patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property, capital stock of the subsidiaries of the Debtors and the proceeds of all of the foregoing (collectively, such DIP Collateral, “Unencumbered Assets”);
(ii)    pursuant to section 364(c)(3) of the Bankruptcy Code, the Senior DIP Liens shall be valid, enforceable, non-avoidable and automatically and fully perfected junior liens on and security interests in all DIP Collateral other than Prepetition Collateral, that on or as of the Petition Date is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition

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Date or to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, subject only to the Carve Out and such Permitted Prior Liens; and
(iii)    pursuant to section 364(d)(1) of the Bankruptcy Code, the Senior DIP Liens shall be valid, enforceable, non-avoidable automatically and fully perfected first priority senior priming liens on and security interests in all DIP Collateral that also constitutes Prepetition Collateral, wherever located, which senior priming liens and security interests in favor of the Senior DIP Agent shall prime and be senior to each of the Prepetition Liens, and shall be subject only to the Carve Out.
(b)    Except as expressly set forth herein, the Senior DIP Liens and the Senior Superpriority DIP Claims: (i) shall not be made subject to or pari passu with (A) any lien, security interest or claim heretofore or hereinafter granted in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates, any trustee or any other estate representative appointed or elected in the Chapter 11 Cases or any Successor Cases and/or upon the dismissal of any of the Chapter 11 Cases or any Successor Cases, (B) any lien that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or otherwise, and (C) any intercompany or affiliate lien or claim; and (ii) shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code or, subject to entry of the Final Order, section 506(c) of the Bankruptcy Code.
7.    Priority of Junior DIP Liens.
(a)    The Junior DIP Liens shall have the following priorities:
(i)    pursuant to section 364(c)(2) of the Bankruptcy Code, the Junior DIP Liens shall be valid, enforceable, non-avoidable and automatically and fully perfected second priority

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liens on and security interests in all Unencumbered Assets, subject only to the Carve Out, the Senior DIP Liens and RBL Adequate Protection Liens (as defined below);
(ii)    pursuant to section 364(c)(3) of the Bankruptcy Code, the Junior DIP Liens shall be valid, enforceable, non-avoidable and automatically and fully perfected junior liens on and security interests in all DIP Collateral other than Prepetition Collateral, that on or as of the Petition Date is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition Date or to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected after the Petition Date as permitted by section 546(b) of the Bankruptcy Code, subject only to the Carve Out, such Permitted Prior Liens, the Senior DIP Liens and any RBL Adequate Protection Liens; and
(iii)    pursuant to section 364(d)(1) of the Bankruptcy Code, the Junior DIP Liens shall be valid, enforceable, non-avoidable automatically and fully perfected second priority senior priming liens on and security interests in all DIP Collateral that also constitutes Prepetition Collateral, wherever located, which senior priming liens and security interests in favor of the Junior DIP Agent shall prime and be senior to each of the Prepetition Liens (other than any liens securing the Prepetition RBL Obligations), and shall be subject only to the Carve Out, Permitted Prior Liens, the Senior DIP Liens and liens securing the Prepetition RBL Obligations.
(b)    Except as expressly set forth herein (including paragraph 22(c) hereof), the Junior DIP Liens and the Junior Superpriority DIP Claims: (i) shall not be made subject to or pari passu with (A) any lien, security interest or claim heretofore or hereinafter granted in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates, any trustee or any other estate representative appointed or elected in the Chapter 11 Cases or any Successor Cases and/or upon the dismissal of any of the Chapter 11 Cases or any

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Successor Cases, (B) any lien that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or otherwise, and (C) any intercompany or affiliate lien or claim; and (ii) shall not be subject to sections 510, 549, 550 or 551 of the Bankruptcy Code or, subject to entry of the Final Order, section 506(c) of the Bankruptcy Code.
8.    Superpriority DIP Claims.
(a)    Senior Superpriority Claims. Subject only to the Carve Out, immediately upon entry of this Interim Order, and effective as of the Petition Date, the Senior DIP Agent, for itself and for the benefit of the Senior DIP Lenders, is hereby granted, pursuant to section 364(c)(1) and 364(e) of the Bankruptcy Code, an allowed superpriority administrative expense claim in each of the Chapter 11 Cases or any Successor Cases (the “Senior Superpriority DIP Claims”), on account of the Senior DIP Obligations, (a) with priority over any and all administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses, unsecured claims, or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 364(c)(1), 365, 503(a), 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy, or attachment, and (b) which shall at all times be senior to the rights of the Debtors or their estates, and any trustee appointed in the Chapter 11 Cases or any Successor Cases to the extent permitted by law. The Senior Superpriority DIP Claims shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, shall be against each Debtor on a joint and several basis.

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(b)    Junior Superpriority Claims. Subject only to the Carve Out, the Senior Superpriority Claims and the RBL Adequate Protection Claims, immediately upon entry of this Interim Order, and effective as of the Petition Date, the Junior DIP Agent, for itself and for the benefit of the Junior DIP Lenders, is hereby granted, pursuant to section 364(c)(1) and 364(e) of the Bankruptcy Code, an allowed superpriority administrative expense claim in each of the Chapter 11 Cases or any Successor Cases (the “Junior Superpriority DIP Claims”, and together with the Senior Superpriority DIP Claims, the “Superpriority DIP Claims”), on account of the Junior DIP Obligations, (a) with priority over any and all administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses, unsecured claims, or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 364(c)(1), 365, 503(a), 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy, or attachment, and (b) which shall at all times be senior to the rights of the Debtors or their estates, and any trustee appointed in the Chapter 11 Cases or any Successor Cases to the extent permitted by law. The Junior Superpriority DIP Claims shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, shall be against each Debtor on a joint and several basis.
9.    Use of DIP Facility Proceeds. From and after the Closing Date, the Debtors shall be permitted to use the proceeds of the DIP Facilities and Cash Collateral only for the following purposes, in each case, solely in accordance with and subject to this Interim Order, the DIP Loan

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Documents and the Approved Budget (subject to Permitted Variances): (a) to pay interest, fees, costs and expenses related to the DIP Loans; (ii) to pay the reasonable, documented and invoiced fees, costs and expenses of the estate professionals retained in the Chapter 11 Cases and approved by the Court (the “Estate Professionals”); (iii) to pay the fees, costs, disbursements and expenses of the DIP Secured Parties to the extent provided by the respective DIP Loan Documents; (iv) to make all permitted payments of costs of administration of the Chapter 11 Cases; (v) to pay such prepetition expenses as are consented to in writing by the Senior DIP Agent and the Majority Junior DIP Lenders (as defined below) and approved by the Court; (vi) to satisfy any adequate protection obligations owing under this Interim Order; (vii) to fully repay the Prepetition RBL Obligations; and (viii) for general corporate and working capital purposes of the Debtors during the Chapter 11 Cases.
10.    Authorization to Use Cash Collateral. The Debtors are authorized to use Cash Collateral in accordance with the Approved Budget (subject to Permitted Variances) and subject to the terms and conditions of the DIP Loan Documents and this Interim Order, provided that the Prepetition Secured Parties are granted the Adequate Protections as hereinafter set forth. Nothing in this Interim Order shall authorize the disposition of any assets of the Debtors or their estates outside the ordinary course of business, or any of the Debtors’ use of any Cash Collateral or other proceeds resulting therefrom, except as permitted under this Interim Order and the DIP Loan Documents and in accordance with the Approved Budget (subject to Permitted Variances). The Prepetition Liens in the Prepetition Collateral, subject to the Intercreditor Agreements, shall continue to attach to the Cash Collateral irrespective of the commingling of the Cash Collateral with other cash of the Debtors (if any). Any failure by the Debtors on or after the Petition Date to comply with the segregation requirements of section 363(c)(4) of the Bankruptcy Code in respect of any

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Cash Collateral shall not be used as a basis to challenge the Prepetition Obligations, or the extent, validity, enforceability or perfected status of the Prepetition Liens.
11.    Adequate Protection. In consideration for the Debtors’ use of the Prepetition Collateral (including Cash Collateral), and to protect the Prepetition Secured Parties against any Diminution in Value of their respective interests in the Prepetition Collateral, the Prepetition Secured Parties shall receive, subject to the Intercreditor Agreements, the following adequate protection:
(a)    RBL Adequate Protection Liens. Pursuant to sections 361, 363(e) and 364(d) of the Bankruptcy Code, the Prepetition Senior Secured Collateral Agent, for the benefit of the Prepetition RBL Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, is hereby granted continuing, valid, binding, enforceable and automatically perfected postpetition security interests and liens on all DIP Collateral (the “RBL Adequate Protection Liens”) (i) to the extent of any Diminution in Value and (ii) to the extent of any remaining unpaid portion of any Prepetition RBL Obligations (including any indemnity claims arising after the Petition Date and any Prepetition RBL Obligations subsequently reinstated after the repayment thereof because such payment (or any portion thereof) is required to be returned or repaid and the liens securing the Prepetition RBL Obligations shall not have been avoided), which security interests and liens will be junior only to the Senior DIP Liens, the Permitted Prior Liens and the Carve Out, and shall be senior in priority to all other liens, including the Junior DIP Liens, the FLMO Adequate Protection Liens (as defined below), the FLLO Adequate Protection Liens (as defined below), the Second Lien Adequate Protection Liens (as defined below) and the Prepetition Liens; provided, that the RBL Adequate Protection Liens, the rights and remedies with respect thereto and the right to receive DIP Collateral and proceeds therefrom shall be subject in all respects to the terms and conditions of the Collateral Agency Agreement, and, without limiting the foregoing or any other

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terms of the Collateral Agency Agreement, any DIP Collateral proceeds distributed on account of the RBL Adequate Protection Liens shall be made in accordance with the Allocation Provisions contained in Section 3.06 of the Collateral Agency Agreement. Except for with respect to the Senior DIP Liens, the Permitted Prior Liens and the Carve Out, the Senior Adequate Protection Liens shall not be made subject to or pari passu with any lien or security interest heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition RBL Obligations are discharged. The RBL Adequate Protection Liens shall not be subject to sections 549 or 550 of the Bankruptcy Code. No lien or interest avoided and preserved for the benefit of the estates pursuant to section 551 of the Bankruptcy Code shall be pari passu with or senior to the RBL Adequate Protection Liens.
(b)    RBL Adequate Protection Claim. Pursuant to section 507(b) of the Bankruptcy Code, the Prepetition RBL Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, are hereby granted an allowed superpriority administrative expense claim (the “RBL Adequate Protection Claim”) to the extent of any Diminution in Value and to the extent any unpaid portion of any Prepetition RBL Obligations (including any indemnity claims arising after the Petition Date and any Prepetition RBL Obligations subsequently reinstated after the repayment thereof because such payment (or any portion thereof) is required to be returned or repaid and the liens securing the Prepetition RBL Obligations shall not have been avoided), which claim shall be junior to the Senior Superiority DIP Claims and the Carve Out, but shall be senior to and have priority over any other administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or

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any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment. The RBL Adequate Protection Claim shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code and shall be against each Debtor on a joint and several basis. Except for the Senior Superiority DIP Claims and the Carve Out, the RBL Adequate Protection Claim shall not be made subject to or pari passu with any claim heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition RBL Obligations are paid in full.
(c)    RBL Interest. As further adequate protection for the Prepetition RBL Secured Parties, the Debtors shall pay to the Prepetition RBL Agent for the ratable benefit of the Prepetition RBL Lenders, (i) no later than the earlier of (x) three (3) business days after entry of this Interim Order and (y) the closing date of the DIP Facilities, all accrued and unpaid interest, fees and costs due and payable under the Prepetition RBL Loan Documents as of such earlier date, in each case, calculated based on the applicable non-default rate set forth in the Prepetition RBL Credit Agreement; and (ii) to the extent any Prepetition RBL Obligations remain outstanding following the date described in the foregoing clause (i) (including any amount that is outstanding after any Prepetition RBL Obligations are reinstated), on the last business day of each calendar month

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beginning the last business day of July, all accrued and unpaid postpetition interest, fees and costs due and payable under the Prepetition RBL Loan Documents, in each case, calculated based on the ABR non-default rate as set forth in the Prepetition RBL Credit Agreement. All parties’ rights are reserved as to whether any interest paid pursuant to the foregoing clause (ii) shall be subject to recharacterization by the Court as payment of principal to the extent the Prepetition RBL Obligations are determined to be under-secured for purposes of section 506(b) of the Bankruptcy Code.
(d)    Prepetition Fees and Expenses. The Debtors shall pay all prepetition and postpetition reasonable and documented fees, costs and expenses incurred by (i) the Prepetition RBL Agent, including all reasonable and documented fees and expenses of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Norton Rose Fulbright US LLP (“Norton Rose Fulbright”), Opportune LLP (“Opportune”) and such other consultants or other professionals as may be retained by the Prepetition RBL Agent in accordance with the terms of the Prepetition RBL Credit Agreement, (collectively, the “RBL Agent Professionals”), (ii) one primary counsel and one local counsel retained by the Prepetition Senior Secured Collateral Agent, (iii) the Prepetition FLMO Term Loan Agent, including all reasonable and documented fees and expenses of Emmet, Marvin & Martin LLP (“Emmet Marvin”), (iv) the Prepetition FLLO Term Loan Agent, including all reasonable and documented fees and expenses of Emmet Marvin, (v) the Junior DIP Agent, including all documented fees and expenses of Ropes & Gray LLP (“Ropes”), (vi) the Ad Hoc First Lien Group (including all reasonable and documented fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), Evercore Inc. (“Evercore”), Haynes and Boone, LLP (“Haynes and Boone”), Cox, Castle & Nicholson LLP (“Cox Castle”), Trimeric Corporation (“Trimeric”), Cornerstone Engineering,

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Inc. (“Cornerstone”), ERM Consulting and Engineering Inc. (“ERM”), and Rapp & Krock, PC (“Rapp & Krock,” collectively, the “Ad Hoc First Lien Group Professionals”)), and (vii) Ares, including all reasonable and documented fees and expenses of incurred by Ares in connection with the Debtors’ restructuring, including, but not limited to, Kirkland & Ellis LLP, Lazard, Ramboll Group A/S, E3 Consulting, Netherland, Sewell & Associates, Inc., Brownstein Hyatt Farber Schreck, LLP, Mayer Brown LLP, Capstone LLC, Lockston Companies, and Petru Corporation. The Debtors shall continue to pay any such fees, costs and expenses incurred by the Prepetition RBL Agent, including the reasonable and documented fees and expenses of the RBL Agent Professionals (including any such fees, costs and expenses incurred defending any Challenge) notwithstanding the repayment of the Prepetition RBL Obligations. The invoices for the reasonable and documented fees and expenses to be paid pursuant to this paragraph shall not be required to comply with the U.S. Trustee guidelines and shall not be required to contain time detail (and may contain redactions of privileged, confidential or otherwise sensitive information), and shall be provided to counsel to the Debtors, with a copy to the U.S. Trustee and counsel to any Committee appointed in the Chapter 11 Cases (collectively, the “Fee Notice Parties”). If no objection to payment of the requested fees and expenses are made, in writing and delivered to the applicable professionals and counsel to the Debtors (which delivery may be made via electronic mail) by any of the Fee Notice Parties within ten (10) calendar days after delivery of such invoices (the “Fee Objection Period”), then, without further order of, or application to, the Court or notice to any other party, such fees and expenses shall be promptly paid by the Debtors. If an objection (solely as to reasonableness) is made by any of the Fee Notice Parties within the Fee Objection Period to payment of the requested fees and expenses, then only the disputed portion of such fees and expenses shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Court, and the

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undisputed portion shall be promptly paid by the Debtors. Notwithstanding the foregoing, the Debtors are authorized and directed to pay on the Closing Date the reasonable and documented fees, costs and expenses of the RBL Agent Professionals and Ad Hoc First Lien Group Professionals incurred on or prior to such date without the need to provide notice to any other party or otherwise comply with the procedures set forth in this paragraph.
(e)    FLMO Adequate Protection Liens. To the extent of any Diminution in Value, pursuant to sections 361, 363(e) and 364(d) of the Bankruptcy Code, the Prepetition Senior Secured Collateral Agent, for the benefit of the Prepetition FLMO Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, is hereby granted continuing, valid, binding, enforceable and automatically perfected postpetition security interests and liens on all DIP Collateral (the “Prepetition FLMO Adequate Protection Liens”), which security interests and liens will be junior only to the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens and the Carve Out, and shall be senior in priority to all other liens, including the FLLO Adequate Protection Liens, the Second Lien Adequate Protection Liens) and the Prepetition Liens; provided, that the FLMO Adequate Protection Liens, the rights and remedies with respect thereto and the right to receive DIP Collateral and proceeds therefrom shall be subject in all respects to the terms and conditions of the Collateral Agency Agreement, and, without limiting the foregoing or any other terms of the Collateral Agency Agreement, any DIP Collateral proceeds distributed on account of the FLMO Adequate Protection Liens shall be made in accordance with the Allocation Provisions contained in Section 3.06 of the Collateral Agency Agreement. Except for with respect to the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens and the Carve Out, the FLMO Adequate Protection Liens shall not be made subject to or pari passu with any lien or security

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interest heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition FLMO Obligations are paid in full. The FLMO Adequate Protection Liens shall not be subject to sections 549 or 550 of the Bankruptcy Code. No lien or interest avoided and preserved for the benefit of the estates pursuant to section 551 of the Bankruptcy Code shall be pari passu with or senior to the FLMO Adequate Protection Liens.
(f)    FLMO Adequate Protection Claim. To the extent of any Diminution in Value, pursuant to section 507(b) of the Bankruptcy Code, the Prepetition FLMO Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, are hereby granted an allowed superpriority administrative expense claim (the “FLMO Adequate Protection Claim”), which claim shall be junior to the Superpriority DIP Claims, the RBL Adequate Protection Claim and the Carve Out, but shall be senior to and have priority over any other administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment. The FLMO Adequate Protection Claim shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, shall be against each Debtor on a

44

joint and several basis, and shall be payable from and have recourse to all DIP Collateral. Except for the Superpriority DIP Claims, the RBL Adequate Protection Claim and the Carve Out, the FLMO Adequate Protection Claim shall not be made subject to or pari passu with any claim heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition FLMO Obligations are paid in full.
(g)    FLLO Adequate Protection Liens. To the extent of any Diminution in Value, pursuant to sections 361, 363(e) and 364(d) of the Bankruptcy Code, the Prepetition FLLO Term Loan Agent, for the benefit of itself and the other Prepetition FLLO Secured Parties, immediately upon the entry of this Interim Order and effective as of the Petition Date, is hereby granted continuing, valid, binding, enforceable and automatically perfected postpetition security interests and liens on all DIP Collateral (the “FLLO Adequate Protection Liens”), which security interests and liens will be junior only to the Carve Out, the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens and the FLMO Adequate Protection Liens, and shall be senior in priority to all other liens, including the Second Lien Adequate Protection Liens and the Prepetition Liens; provided, that the RBL Adequate Protection Liens, the FLMO Adequate Protection Liens and the FLLO Adequate Protection Liens, the rights and remedies with respect thereto and the right to receive DIP Collateral or proceeds therefrom shall be subject in all respects to the terms and conditions of the Pari Passu Intercreditor Agreement, and, without limiting the foregoing or any other terms of the Pari Passu Intercreditor Agreement, any DIP Collateral proceeds distributed on account of the FLLO Adequate Protection Liens shall be made in accordance with the Allocation

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Provisions contained in Section 6.01 of the Pari Passu Intercreditor Agreement. Except for with respect to the Carve Out, the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens, the FLMO Adequate Protection Liens and the FLLO Adequate Protection Liens shall not be made subject to or pari passu with any lien or security interest heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition FLLO Obligations are paid in full. The FLLO Adequate Protection Liens shall not be subject to sections 549 or 550 of the Bankruptcy Code. No lien or interest avoided and preserved for the benefit of the estates pursuant to section 551 of the Bankruptcy Code shall be pari passu with or senior to the FLLO Adequate Protection Liens.
(h)    FLLO Adequate Protection Claim. To the extent of any Diminution in Value, pursuant to section 507(b) of the Bankruptcy Code, the Prepetition FLLO Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, are hereby granted an allowed superpriority administrative expense claim (the “FLLO Adequate Protection Claim”), which claim shall be junior to the Superpriority DIP Claims, the RBL Adequate Protection Claim, the FLMO Adequate Protection Claim and the Carve Out, but shall be senior to and have priority over any other administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy

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Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment. The FLLO Adequate Protection Claim shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, shall be against each Debtor on a joint and several basis, and shall be payable from and have recourse to all DIP Collateral. Except for the Superpriority DIP Claims, the RBL Adequate Protection Claim, the FLMO Adequate Protection Claim and the Carve Out, the FLLO Adequate Protection Claim shall not be made subject to or pari passu with any claim heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition FLLO Obligations are paid in full.
(i)    Second Lien Adequate Protection Liens. To the extent of any Diminution in Value, pursuant to sections 361, 363(e) and 364(d) of the Bankruptcy Code, the Prepetition Second Lien Collateral Trustee, for the benefit of itself and the other Prepetition Second Lien Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, is hereby granted continuing, valid, binding, enforceable and automatically perfected postpetition security interests and liens on all DIP Collateral (the “Second Lien Adequate Protection Liens”, and together with the RBL Adequate Protection Liens, the FLMO Adequate Protection Liens and the FLLO Adequate Protection Liens, the “Adequate Protection Liens”), which security interests and liens will be junior to the Carve Out, the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens, the FLMO Adequate Protection Liens, the FLLO Adequate Protection Liens, the Prepetition Senior Liens and the Prepetition FLLO Liens, and shall be senior in priority to all other

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liens. Except with respect to the Carve Out, the DIP Liens, the Permitted Prior Liens, the RBL Adequate Protection Liens, the FLMO Adequate Protection Liens the FLLO Adequate Protection Liens, the Prepetition Senior Liens and the Prepetition FLLO Liens, the Second Lien Adequate Protection Liens shall not be made subject to or pari passu with any lien or security interest heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition Second Lien Note Obligations are paid in full. The Second Lien Adequate Protection Liens shall not be subject to sections 549 or 550 of the Bankruptcy Code. No lien or interest avoided and preserved for the benefit of the estates pursuant to section 551 of the Bankruptcy Code shall be pari passu with or senior to the Second Lien Adequate Protection Liens.
(j)    Second Lien Adequate Protection Claim. To the extent of any Diminution in Value, pursuant to section 507(b) of the Bankruptcy Code, the Prepetition Second Lien Secured Parties, immediately upon entry of this Interim Order and effective as of the Petition Date, are hereby granted an allowed superpriority administrative expense claim (the “Second Lien Adequate Protection Claim”, and together with the RBL Adequate Protection Claim, the FLMO Adequate Protection Claim and the FLLO Adequate Protection Claim, the “Adequate Protection Claims”), which claim shall be junior to the Superpriority DIP Claims, the RBL Adequate Protection Claim, the FLMO Adequate Protection Claim, the FLLO Adequate Protection Claim and the Carve Out, but shall be senior to and have priority over any other administrative expense claims, unsecured claims and all other claims against the Debtors or their estates in any of the Chapter 11 Cases or any Successor Cases, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in or ordered

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pursuant to sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment. The Second Lien Adequate Protection Claim shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, shall be against each Debtor on a joint and several basis, and shall be payable from and have recourse to all DIP Collateral. Except for the Superpriority DIP Claims, the RBL Adequate Protection Claim, the FLMO Adequate Protection Claim, the FLLO Adequate Protection Claim and the Carve Out, the Second Lien Adequate Protection Claim shall not be made subject to or pari passu with any claim heretofore or hereinafter granted or created in any of the Chapter 11 Cases or any Successor Cases and shall be valid and enforceable against the Debtors, their estates and any successors thereto, including, without limitation, any trustee appointed in any of the Chapter 11 Cases or any Successor Cases until such time as the Prepetition Second Lien Obligations are paid in full.
(k)    Additional Adequate Protection.
(i)    Information; Access to Books and Records. The Debtors will provide to the Prepetition RBL Agent (so long the Prepetition RBL Obligations have not been discharged), the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee (and subject to any restrictions on posting material non-public information to public lenders set forth in the

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Prepetition Debt Documents) any and all reports and information required to be delivered pursuant to the DIP Credit Agreement, including any Updated Budget and variance reports.
(ii)    Maintenance of Collateral. The Debtors shall continue to maintain and insure the Prepetition Collateral in amounts and for the risks, and by the entities, as required under the Prepetition RBL Documents (as long as the Prepetition RBL Obligations have not been discharged), the Prepetition FLMO Tem Loan Documents the Prepetition FLLO Term Loan Documents and the Prepetition Second Lien Documents.
(l)    Termination of Consent to Use Cash Collateral. Upon indefeasible payment in full of all DIP Obligations, the following events shall permit Majority Prepetition FMLO Secured Parties to immediately seek to terminate the Debtors’ right to use Cash Collateral pursuant to this Interim Order, and to immediately seek relief from the automatic stay to proceed to protect, enforce and exercise all other rights and remedies provided under the Prepetition FLMO Term Loan Documents or applicable law: (1) the Debtors fail to satisfy any Milestone in Section 10.15 of the Senior DIP Credit Agreement; (2) the Debtors fail to update the Approved Budget as contemplated by the Senior DIP Credit Agreement or to comply with the provisions relating to permitted variances from such Approved Budget; (3) the Debtors file, support, make a written proposal or counterproposal to any party relating to, or take any other similar action in furtherance of a chapter 11 plan, sale process or other restructuring transaction that (A) does not provide for the indefeasible payment on the effective date thereof of all claims on account of the Prepetition FLMO Obligations in full in cash or (B) is not approved by the Required FLMO Term Lenders (as defined below) (in each case, a “Non-Consensual Action”); or (4) the Debtors provide notice to counsel to the Ad Hoc First Lien Group of any such Non-Consensual Action (the “Non-Consensual Restructuring Notice”).

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The Debtors shall provide a Non-Consensual Restructuring Notice to counsel to the Ad Hoc First Lien Group not less than seven (7) days before taking any Non-Consensual Action provided, that the Debtors’ obligation to provide such notice will terminate in the event that either (x) the Restructuring Support Agreement has been terminated by the Debtors due to a material breach by the Required Consenting Creditors or (y) the Backstop Commitment Agreement has been terminated due to the Backstop Parties terminating their Backstop Commitments (each, as defined in the Restructuring Support Agreement).
(m)    Adequate Protection Reservation. The receipt by the Prepetition Secured Parties of the adequate protection provided pursuant to this Interim Order shall not be deemed an admission that the interests of the Prepetition Secured Parties are indeed adequately protected. Further, this Interim Order shall not prejudice or limit the rights of the Prepetition RBL Secured Parties (so long any Prepetition RBL Obligations are outstanding) or the other Prepetition Secured Parties (subject to the terms of the applicable Intercreditor Agreements) to seek additional relief with respect to the use of Cash Collateral or for additional adequate protection, including without limitation in the event of termination of the Restructuring Support Agreement or any failure of any of the milestones in the Restructuring Agreement to be timely achieved, provided that (a) any such additional or alternative adequate protection approved by the Court in respect of the Prepetition RBL Obligations shall at all times be subordinate and junior to the Carve Out, the Senior DIP Obligations and the Senior DIP Liens granted under this Interim Order and the DIP Loan Documents and (b) any such additional or alternative adequate protection approved by the Court in respect of the Prepetition FLMO Obligations, Prepetition FLLO Obligations and Prepetition Second Obligations shall at all times be subordinate and junior to the Carve Out, the Superpriority DIP Claims, the DIP Obligations and the DIP Liens granted under this Interim Order and the DIP Loan

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Documents. Without limiting the foregoing, nothing herein shall impair or modify the application of section 507(b) of the Bankruptcy Code in the event that the adequate protection provided hereunder is insufficient to compensate for any Diminution in Value during any of the Chapter 11 Cases.
12.    Amendments. (x) The Debtors, the Senior DIP Agent and the Senior DIP Secured Parties, are hereby authorized to enter into the Senior DIP Loan Documents and implement, in accordance with the terms of the Senior DIP Loan Documents one or more amendments, waivers, consents or other modifications to and under the Senior DIP Loan Documents, in each case in such form as the Debtors, the Senior DIP Agent and the Majority Lenders (as defined in the Senior DIP Credit Agreement) (the “Majority Senior DIP Lenders”) may agree, and no further approval of the Court shall be required for non-material amendments, waivers, consents or other modifications to and under the Senior DIP Loan Documents (and any reasonable fees and expenses paid in connection therewith); and (y) the Debtors, the Junior DIP Agent and the Junior DIP Secured Parties, are hereby authorized to enter into the Junior DIP Loan Documents and implement, in accordance with the terms of the Junior DIP Loan Documents one or more amendments, waivers, consents or other modifications to and under the Junior DIP Loan Documents, in each case in such form as the Debtors, the Junior DIP Agent and the Majority Lenders (as defined in the Junior DIP Credit Agreement) (the “Majority Junior DIP Lenders”) may agree, and no further approval of the Court shall be required for non-material amendments, waivers, consents or other modifications to and under the Junior DIP Loan Documents (and any reasonable fees and expenses paid in connection therewith); provided, however, that in the case of both of the foregoing clauses (x) and (y), the Debtors shall provide notice of any material amendment, waiver, consent or other modification under the Senior DIP Loan Documents or Junior DIP Loan Documents, as applicable, to counsel to any Committee,

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counsel to the applicable non-amending DIP Agent, counsel to the applicable non-amending DIP Secured Parties, and the United States Trustee three (3) calendar days prior to the effective date thereof to the extent practicable. If no objections are timely received (or if the U.S. Trustee, such DIP Agent, such DIP Secured Parties or the Committee indicate via electronic mail or otherwise that they have no objection) to a material amendment within three (3) calendar days from the date of delivery of such notice, the Debtors may proceed to execute such amendment, which shall become effective immediately upon execution.
13.    Budget Covenants.
(a)    Initial Budget and Updated Budget. The use of Cash Collateral and borrowings and other extensions of credit under the DIP Loan Documents shall be in accordance with the Approved Budget (subject to Permitted Variances). The Debtors have prepared and delivered to the Senior DIP Agent and Majority Junior DIP Lenders, and the Senior DIP Agent and Majority Junior DIP Lenders have approved, an initial budget, a copy of which is attached hereto as Exhibit 3 (the “Initial Budget”), which reflects the Debtors’ anticipated cash receipts and all anticipated necessary and required disbursements of the DIP Borrower and its restricted subsidiaries, including (i) individual line items for “Total Receipts,” “Total Operating Disbursements,” “Professional Fees,” “Operating AP Payments,” “Payroll/Payroll Taxes,” and “Elk Hills Power Capacity/Reimbursement” and (ii) anticipated uses of the DIP Facilities for such period, for each calendar week during the period from the Petition Date through and including the end of the thirteenth (13th) calendar week following the Petition Date. The Initial Budget, and each Updated Budget (as defined below), once approved in accordance herewith, shall be deemed the “Approved Budget” for all purposes hereof until superseded by another Approved Budget pursuant to the provisions set forth below.

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(b)    Updated Budget. Beginning on July 28, 2020, and every four (4) weeks thereafter while any DIP Obligations are outstanding, the Debtors shall prepare in good faith and deliver to the DIP Agents, the DIP Agents’ professional advisors, and the professional advisors to the Majority Junior DIP Lenders an updated 13-week cash flow forecast consistent in form and substance with the Initial Budget and otherwise in form and substance acceptable to the Senior DIP Agent, the Majority Senior DIP Lenders, and reasonably acceptable to the Majority Junior DIP Lenders, as and to the extent required by the DIP Credit Agreements (each such updated forecast, an “Updated Budget”). Each Updated Budget shall be accompanied by such supporting documentation in accordance with the terms of the DIP Credit Agreements. For the avoidance of doubt, no amendment, modification or update to an Approved Budget shall be effective without the approval of the Senior DIP Agent, Majority Senior DIP Lenders and, so long as no Senior DIP Event of Default (as defined below) has occurred and is continuing, the Majority Junior DIP Lenders, and in accordance with the terms of the applicable DIP Credit Agreements.
(c)    Variance Reporting. The Debtors are subject to the variance reporting and testing as set forth in, and in accordance with the terms of, the DIP Credit Agreements. Concurrently with the delivery of each Updated Budget, the Debtors shall deliver to the DIP Agents, the DIP Agents’ professional advisors, and the professional advisors to the Majority Junior DIP Lenders the weekly cash balance reporting and variance reporting required under the DIP Credit Agreements. Variances in excess of the Permitted Variance (as defined in each DIP Credit Agreement) from the Approved Budget, and any proposed changes to the Approved Budget, shall be subject to written agreement by the Debtors and the Senior DIP Agent and, so long as no Senior DIP Event of Default has occurred and is continuing, the Majority Junior DIP Lenders, in each case without further notice, motion or application to, order of, or hearing before, the Court.

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14.    Modification of Automatic Stay. The automatic stay imposed by section 362(a) of the Bankruptcy Code is hereby modified as necessary to permit: (a) the Debtors to grant the DIP Liens and the Superpriority DIP Claims, and to perform such acts as the DIP Agents or the Majority Senior DIP Lenders or Majority Junior DIP Lenders may request to assure the perfection and priority of the DIP Liens; (b) the Debtors to take all appropriate action to grant the Adequate Protection Liens and the Adequate Protection Claims set forth herein, and to take all appropriate action to ensure that the Adequate Protection Liens granted hereunder are perfected and maintain the priority set forth herein; (c) the Debtors to incur all liabilities and obligations, including all the DIP Obligations, to the DIP Secured Parties and the Prepetition Secured Parties as contemplated under this Interim Order and/or the DIP Loan Documents; (d) the Debtors to pay all amounts referred to, required under, in accordance with, and subject to the DIP Loan Documents and this Interim Order; (e) the DIP Secured Parties and the Prepetition Secured Parties to retain and apply payments made in accordance with the DIP Loan Documents and/or this Interim Order; (f) subject to paragraph 22 hereof, the DIP Agents and the DIP Lenders to exercise, upon the occurrence and during the continuance of an Event of Default (as defined in the Senior DIP Credit Agreement) (a “Senior DIP Event of Default”) or an Event of Default (as defined in the Junior DIP Credit Agreement) (a “Junior DIP Event of Default”), subject to the Remedies Notice Period (as defined below), all rights and remedies provided for in the DIP Loan Documents and take any or all actions provided therein; (g) the Debtors to perform under the DIP Loan Documents and any and all other instruments, certificates, agreements and documents which may be required, necessary or prudent for the performance by the applicable Debtors under the DIP Loan Documents and any transactions contemplated therein or in this Interim Order; and (h) the implementation of all of the terms, rights, benefits, privileges, remedies and provisions of this Interim Order and the DIP Loan Documents, in each case, without

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further notice, motion or application to, or order of, or hearing before, this Court, subject to the terms of this Interim Order.
15.    Perfection of DIP Liens and Postpetition Liens. This Interim Order shall be sufficient and conclusive evidence of the validity, perfection and priority of all security interests and liens granted herein, including, without limitation, the DIP Liens and the Adequate Protection Liens, without the necessity of executing, filing or recording any financing statement, mortgage, notice or other instrument or document that may otherwise be required under the law or regulation of any jurisdiction or the taking of any other action (including, for the avoidance of doubt, entering into any securities or deposit account control agreement or taking possession of any possessory collateral) to validate or perfect (in accordance with applicable law) such liens, or to entitle the Prepetition Secured Parties and the DIP Secured Parties to the priorities granted herein. Notwithstanding the foregoing, each of the Senior DIP Agent, Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, without any further consent of any party, is authorized to execute, file or record, and the Senior DIP Agent, Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, as applicable, may require the execution, filing or recording, as each, in its sole discretion deems necessary, of such financing statements, mortgages, notices of lien, and other similar documents to enable the Senior DIP Agent, the Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, as applicable, to further validate, perfect, preserve and enforce the DIP Liens or

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other liens and security interests granted hereunder, or perfect in accordance with applicable law or to otherwise evidence the DIP Liens and/or the Adequate Protection Liens, as applicable, and all such financing statements, mortgages, notices, and other documents shall be deemed to have been executed, filed or recorded as of the Petition Date; provided, however, that no such execution, filing or recordation shall be necessary or required in order to create or perfect the DIP Liens and/or the Adequate Protection Liens. The Debtors are authorized and directed to execute and deliver promptly upon demand to the Senior DIP Agent, the Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, as applicable, all such financing statements, notices, and other documents as the Senior DIP Agent, the Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, as applicable, may reasonably request. The Senior DIP Agent, the Junior DIP Agent, the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee, each in its discretion, may file a photocopy of this Interim Order as a financing statement with any filing or recording office or with any registry of deeds or similar office, in addition to or in lieu of such financing statements, notices of lien, or similar instruments, and in such event, the filing or recording office shall be authorized to file or record such photocopy of this Interim Order.
16.    Protection of DIP Lenders’ Rights and Adequate Protection Liens. So long as there are any DIP Obligations outstanding, the Prepetition Secured Parties (other than the Prepetition RBL Secured Parties as set forth in paragraph 22(c) hereof) shall (a) absent the written consent of

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the DIP Agents, have no right to, and take no action to, foreclose upon or recover in connection with the liens granted thereto pursuant to the Prepetition Debt Documents or this Interim Order or otherwise seek or exercise any enforcement rights or remedies against any DIP Collateral or in connection with the debt and obligations underlying the Prepetition Debt Documents or the Adequate Protection Liens, including, without limitation, in respect of the occurrence or continuance of any Event of Default (as defined in each of the applicable Prepetition Debt Documents), (b) be deemed to have consented to any release of DIP Collateral authorized under the DIP Loan Documents (but not any proceeds of such transfer, disposition or sale to the extent remaining after payment in full in cash of the DIP Obligations), (c) not file any further financing statements, patent filings, trademark filings, copyright filings, mortgages, memoranda of lease, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in the DIP Collateral unless, solely as to this clause (c), the DIP Agents file financing statements or other documents to perfect the liens granted pursuant to the DIP Loan Documents and/or this Interim Order, or as may be required by applicable state law to continue the perfection of valid and unavoidable liens or security interests as of the date of filing, and (d) deliver or cause to be delivered, at the Debtors’ costs and expense (for which the Prepetition RBL Agent, the Prepetition Senior Secured Collateral Agent, the Prepetition FLMO Term Loan Agent, the Prepetition FLLO Term Loan Agent and the Prepetition Second Lien Collateral Trustee shall be reimbursed upon submission to the Debtors of invoices or billing statements), any termination statements, releases and/or assignments (to the extent provided for herein) in favor of the DIP Agents and the DIP Lenders or other documents necessary to effectuate and/or evidence the release, termination and/or assignment of Adequate Protection Liens, the Prepetition Senior Liens, the Prepetition FLLO Liens or the Prepetition Second

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Liens on any portion of the DIP Collateral subject to any sale or disposition approved or arranged for by any DIP Agent.
17.    Protection of DIP Lenders Rights. To the extent any Prepetition Secured Party has possession of any Prepetition Collateral or DIP Collateral or has control with respect to any Prepetition Collateral or DIP Collateral, or has been noted as secured party on any certificate of title for a titled good constitution Prepetition Collateral or DIP Collateral, then such Prepetition Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the Senior DIP Agent, the Senior DIP Secured Parties, the Junior DIP Agent and the Junior DIP Secured Parties, and such Prepetition Secured Party and the applicable Prepetition RBL Agent, Prepetition FLMO Term Loan Agent, Prepetition FLLO Term Loan Agent, or the Prepetition Second Lien Collateral Trustee shall comply with the instruction of the Senior DIP Agent, acting at the direction of the Majority Senior DIP Lenders, with respect to the exercise of such control. To the extent that the Senior DIP Agent or any other Senior DIP Secured Party has possession of any Prepetition Collateral or DIP Collateral or has control with respect to any Prepetition Collateral or DIP Collateral, or has been noted as secured party on any certificate of title for a titled good constituting Prepetition Collateral or DIP Collateral, then such Senior DIP Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the Junior DIP Agent and the Junior DIP Secured Parties, subject to the priorities set forth in paragraph 6 above and other terms of this Order; provided that following the Discharge of the Senior DIP Obligations, the Senior DIP Agent shall deliver Junior DIP Agent, at

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the Debtors’ sole cost and expense, the Prepetition Collateral or DIP Collateral in its possession together with any necessary endorsements to the extent required by the Junior DIP Documents.
18.    Proceeds of Subsequent Financing. Without limiting the provisions of the immediately preceding paragraph, if the Debtors, any trustee, any examiner with enlarged powers or any responsible officer subsequently appointed in any of the Chapter 11 Cases or any Successor Cases shall obtain credit or incur debt pursuant to sections 364(b), (c), or (d) of the Bankruptcy Code in violation of this Interim Order or the DIP Loan Documents at any time prior to the indefeasible payment in full in cash of all of the DIP Obligations, the satisfaction of the Superpriority DIP  Claims, and the termination of the DIP Agents’ and the DIP Lenders’ obligations to extend credit under the DIP Facilities and this Interim Order, including subsequent to the confirmation of any plan with respect to any or all of the Debtors and the Debtors’ estates, then unless otherwise agreed by the DIP Agents all of the cash proceeds derived from such credit or debt shall immediately be turned over first, to the Senior DIP Agent to be applied to the Senior DIP Obligations pursuant to the Senior DIP Credit Agreement until the Discharge of Senior DIP Obligations (as defined below) occurs and second (but subject to paragraph 22(c) hereof), to the Junior DIP Agent to be applied to the Junior DIP Obligations pursuant to the Junior DIP Credit Agreement.
19.    Maintenance of DIP Collateral. The Debtors shall continue to maintain all property, operational and other insurance as required and as specified in the DIP Loan Documents. The Debtors shall provide the DIP Agents and their respective counsel (for distribution to the DIP Secured Parties) with commercially reasonable evidence of such insurance upon a request to counsel for the Debtors. Upon entry of this Interim Order and to the fullest extent provided by applicable law, the DIP Agents (on behalf of the DIP Secured Parties) shall be, and shall be deemed to be, without any

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further action or notice, named as additional insureds and lender’s loss payees on each insurance policy maintained by the Debtors that in any way relates to the DIP Collateral. The Debtors shall also maintain the cash management system in effect as of the Petition Date, as modified by this Interim Order and any order of the Court authorizing the continued use of the cash management system.
20.    Disposition of DIP Collateral. The Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the DIP Collateral (or enter into any binding agreement to do so) other than in the ordinary course of business without the prior written consent of the Majority Senior DIP Lenders or as otherwise provided for in the Senior DIP Loan Documents and, so long as no Senior DIP Event of Default has occurred and is continuing, the prior written consent of the Majority Junior DIP Lenders or as otherwise provided for in the Junior DIP Loan Documents.
21.    Termination Date. Each of the following shall constitute a termination event under this Interim Order (each a “Termination Event”, and the date upon which such Termination Event occurs, the “Termination Date”), unless waived in writing (delivery by email or other electronic means being sufficient) by both DIP Agents and the Majority Junior DIP Lenders: (a) the occurrence of the maturity date of either DIP Facility; (b) the date that is thirty-five (35) days after the Petition Date if the Final Order, in form and substance acceptable to each DIP Agent and the Majority Junior DIP Lenders, has not been entered by the Court; (c) the occurrence of a Senior DIP Event of Default; or (d) the occurrence of a Junior DIP Event of Default.
22.    Rights and Remedies Upon Termination Event.
(a)    Upon the occurrence and during the continuation of a Termination Event, either DIP Agent may (and any automatic stay otherwise applicable to the DIP Secured Parties,

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whether arising under sections 105 or 362 of the Bankruptcy Code or otherwise, but subject to the terms of this Interim Order (including this paragraph) is hereby modified, without further notice to, hearing of, or order from this Court, to the extent necessary to permit each DIP Agent to, upon delivery of written notice (a “Termination Notice”) (including by e-mail) to lead restructuring counsel to the Debtors, lead restructuring counsel to the other DIP Agent, lead restructuring counsel to the other applicable DIP Secured Parties, lead restructuring counsel to any Committee, lead restructuring counsel to the Prepetition RBL Agent, lead restructuring counsel to the Prepetition Senior Secured Collateral Agent, lead restructuring counsel to the Prepetition FLMO Term Loan Agent, lead restructuring counsel to the Prepetition FLLO Term Loan Agent, lead restructuring counsel to the Prepetition Second Lien Collateral Trustee and the U.S. Trustee, (the “Remedies Notice Parties”), unless the Court orders otherwise prior to five (5) business days after delivery of such Termination Notice (such five (5) business day period, the “Remedies Notice Period”): (a) immediately terminate and/or revoke the Debtors’ right under this Interim Order and any other Senior DIP Loan Documents or Junior DIP Loan Documents, as applicable, to use any Cash Collateral; (b) terminate the applicable DIP Facility and any applicable DIP Loan Document as to any future liability or obligation of the Senior DIP Secured Parties or Junior DIP Secured Parties, as applicable, but without affecting any of the DIP Obligations or the DIP Liens securing such DIP Obligations; (c) declare all Senior DIP Obligations or Junior DIP Obligations, as applicable, to be immediately due and payable; and (d) invoke the right to charge interest at the default rate under the Senior DIP Loan Documents or Junior DIP Loan Documents, as applicable. Upon delivery of such Termination Notice by either DIP Agent, without further notice or order of the Court, the DIP Secured Parties’ and the Prepetition Secured Parties’ consent to use Cash Collateral and the Debtors’ ability to incur additional DIP Obligations hereunder will, subject to the expiration of the

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Remedies Notice Period, automatically terminate and the DIP Secured Parties will have no obligation to provide any DIP Loans or other financial accommodations.
(b)    Following a Termination Event, but prior to exercising the remedies set forth in this sentence below, the Senior DIP Secured Parties shall be required to file a motion with the Court seeking emergency relief (the “Stay Relief Motion”) on five (5) business days’ notice to the Remedies Notice Parties (which shall run concurrently with the Remedies Notice Period) for a further order of the Court modifying the automatic stay in the Chapter 11 Cases to permit the Senior DIP Secured Parties (but not the Junior DIP Secured Parties) to: (a) freeze monies or balances in the Debtors’ accounts; (b) immediately set-off any and all amounts in accounts maintained by the Debtors with the Senior DIP Agent or the Senior DIP Secured Parties against the Senior DIP Obligations, (c) enforce any and all rights against the DIP Collateral, including, without limitation, foreclosure on all or any portion of the DIP Collateral, collection of accounts receivable, occupying the Debtors’ premises, sale or disposition of the DIP Collateral; and (d) take any other actions or exercise any other rights or remedies permitted under this Interim Order, the Senior DIP Loan Documents or applicable law. The rights and remedies of the Senior DIP Secured Parties specified herein are cumulative and not exclusive of any rights or remedies that the Senior DIP Secured Parties have under the Senior DIP Loan Documents or otherwise. If the Senior DIP Secured Parties are permitted by the Court to take any enforcement action with respect to the DIP Collateral following the hearing on the Stay Relief Motion, the Debtors shall cooperate with the Senior DIP Secured Parties in their efforts to enforce their security interest in the DIP Collateral, and shall not take or direct any entity to take any action designed or intended to hinder or restrict in any respect such Senior DIP Secured Parties from enforcing their security interests in the DIP Collateral. Until the Discharge of Senior DIP Obligations, the Junior DIP Agent and Junior DIP

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Secured Parties shall not have the right to exercise or enforce any rights and remedies against the Debtors or the DIP Collateral (other than as set forth in paragraph 22(a) above). Following the Discharge of Senior DIP Obligations, the Junior DIP Agent on behalf of the Junior DIP Secured Parties may exercise the rights and remedies set forth in this paragraph 22(b).
(c)    Notwithstanding anything herein to the contrary in this Interim Order or any DIP Loan Document, until the Senior DIP Obligations are indefeasibly paid in full in cash (other than (i) secured hedge obligations that, at the time of such determination, are allowed by the person to whom such secured hedge obligations are owing to remain outstanding or are not required to be repaid or cash collateralized pursuant to the provisions of any document governing such secured hedge obligations or have been assigned or novated concurrently with such payment, (ii) secured cash management obligations and (iii) contingent indemnification obligations not then due and payable), the commitments to advance credit thereunder are terminated and all issued and undrawn DIP Letters of Credit are replaced or cash collateralized in accordance with the Senior DIP Credit Agreement (collectively, the “Discharge of Senior DIP Obligations”), the Junior DIP Agent and the Junior DIP Secured Parties shall not receive or retain any payments, distributions or other amounts on account of the Junior DIP Obligations (other than the agency fees, the upfront  fee, the Exit Premium and expenses payable under the Junior DIP Loan Documents and this Interim Order, including professional fees and expenses), whether such payments, distributions or amounts are from proceeds of the DIP Collateral or refinancing of the Junior DIP Facility or from any other source (including debt or equity issued or distributed in connection with a plan of reorganization or any proceeds of such debt or equity) and whether such payments, distributions or amounts are distributed or made in connection with or pursuant to a plan of reorganization or liquidation, sale pursuant to section 363 of the Bankruptcy Code, foreclosure or otherwise. If the

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Junior DIP Agent or any Junior DIP Secured Parties receive any payments, distributions or other amounts in violation of this paragraph 22(c), then the Junior DIP Agent (to the extent the Junior DIP Agent has actual notice of such violation and has not distributed such amounts to the other Junior DIP Secured Parties) or such Junior DIP Secured Party, as applicable, shall hold such amounts in trust for the benefit of the Senior DIP Agent, the Senior DIP Secured Parties, the Prepetition RBL Agent and the Prepetition RBL Secured Parties and shall promptly turn over such amounts to the Senior DIP Agent. Notwithstanding the foregoing, so long as a Senior DIP Event of Default has not occurred and is continuing, the Junior DIP Secured Parties shall be entitled to receive interest at the contract rate as and when due and the upfront fee in connection with the closing of the Junior DIP Facility. For any Prepetition RBL Obligations that remain outstanding after the closing of the Junior DIP Facility, including any amount due and payable on account of indemnity claims that are Prepetition RBL Obligations and any Prepetition RBL Obligations that are subsequently reinstated after the repayment thereof because such payment (or any portion thereof) is required to be returned or repaid, the liens securing such Prepetition RBL Obligations shall be subordinate to the Senior DIP Liens and the Junior DIP Liens; provided that, any such Prepetition RBL Obligations shall be (i) deemed Senior DIP Obligations for all purposes of this paragraph 22 and (ii) subject to the Senior DIP Purchase Option (as defined below) (notwithstanding anything to the contrary in the Collateral Agency Agreement). The term “Discharge of Senior DIP Obligations” as used in this Interim Order shall be deemed to require the repayment of such Prepetition RBL Obligations in full in cash.
(d)    The payment in full of the Prepetition RBL Obligations on and at all times following the Closing Date with the proceeds of the DIP Facilities as set forth in the DIP Loan Documents  and this Interim Order shall constitute a “Discharge of Existing Senior Obligations”

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subject to, and as such term is defined in, the Collateral Agency Agreement for all purposes thereunder.
(e)    Senior DIP Purchase Option. At any time upon written notice to the Senior DIP Agent (the “Senior DIP Purchase Notice”), any group of Junior DIP Lenders holding a majority in principal amount of the Junior DIP Loans or any group of Prepetition FLMO Term Loan Lenders holding a majority in principal amount of the Prepetition FLMO Term Loans (any such group, the “Senior DIP Purchasers”) shall have the right, without the consent of the Debtors, to purchase from the Senior DIP Secured Parties all (but not less than all) Senior DIP Obligations (including, for the avoidance of doubt and notwithstanding anything to the contrary herein or in the Collateral Agency Agreement all Senior DIP Obligations that are refinanced, refunded, or replaced) (such right, the “Senior DIP Purchase Option”) for a purchase price in an amount equal to (i) the amount of Senior DIP Obligations outstanding (including principal, fees, reasonable attorneys’ fees and legal expenses (but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time, provided that “Senior DIP Obligations” shall include all contingent or actual rights and claims relating to, arising from, or in connection with the reservation of rights under paragraph 29, whether asserted as Senior DIP Obligations, Prepetition RBL Obligations, or otherwise, provided further that in the case of secured hedge obligations, the Senior DIP Purchasers shall cause the applicable agreements governing such hedge obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such hedge obligations, calculated using the market quotation method and after giving effect to any netting arrangements and (ii) a cash collateral deposit in such amount as the Senior DIP Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit

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constituting Senior DIP Obligations that may be come due and payable after such sale (but in any event in an amount not to exceed 105% of the amount then reasonably estimated by the Senior DIP Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Senior DIP Agent as security solely to reimburse the issuers of letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Senior DIP Purchasers (except as otherwise be required by applicable law or any order of any court or other governmental authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit. The Senior DIP Purchasers shall have twenty (20) Business Days following delivery of the Senior DIP Purchase Notice to consummate the purchase of the Senior DIP Obligations contemplated by this paragraph 22(e) and the right to purchase the Senior DIP Obligations under this paragraph 22(e) shall terminate thereafter unless such twenty (20) Business Day period is extended by the Senior DIP Agent in its sole discretion, provided that if the Senior DIP Purchasers shall fail to consummate such purchase within such twenty (20) Business Day period, no Junior DIP Lenders or Prepetition FLMO Term Loan Lenders shall be permitted to exercise the Senior DIP Purchase Option until the date that is at least five (5) Business Days following the expiration of such twenty (20) Business Day period.
(f)    Junior DIP Purchase Option. Upon written notice to the Junior DIP Agent (the “Junior DIP Purchase Notice”) any group of Prepetition FLMO Term Loan Lenders holding a majority in aggregate principal amount of the Prepetition FLMO Term Loans (the “Junior DIP Purchasers”) shall have the right, without the consent of the Debtors, to purchase from the Junior DIP Secured Parties all (but not less than all) Junior DIP Obligations (including, for the avoidance of doubt and notwithstanding anything to the contrary herein all Junior DIP Obligations that are

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refinanced, refunded, or replaced (such right, the “Junior DIP Purchase Option”) for a purchase price in an amount equal to the amount of Junior DIP Obligations outstanding (including principal, fees, reasonable attorneys’ fees and legal expenses (but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time)). The Junior DIP Purchasers shall have twenty (20) Business Days following delivery of the Junior DIP Purchase Notice to consummate the purchase of the Junior DIP Obligations contemplated by this paragraph 22(f) and the right to purchase the Junior DIP Obligations under this paragraph 22(f) shall terminate thereafter unless such twenty (20) Business Day period is extended by the Majority Junior DIP Lenders in their sole discretion; provided that if the Junior DIP Purchasers shall fail to consummate such purchase within such twenty (20) Business Day period, no Prepetition FLMO Term Loan Lenders shall be permitted to exercise the Junior DIP Purchase Option until the date that is at least five (5) Business Days following the expiration of such twenty (20) Business Day period.
(g)    In connection with the Senior DIP Purchase Option and the Junior DIP Purchase Option, the Senior DIP Purchasers or the Junior DIP Purchasers, as applicable, shall deliver to the applicable DIP Agent any customary agreements, documents or instruments to which the applicable DIP Agent may reasonably request pursuant to which the Senior DIP Purchasers or the Junior DIP Purchasers, as applicable, shall expressly assume and adopt all obligations of the applicable DIP Agent and DIP Secured Parties.
(h)    Notwithstanding anything to the contrary contained in this Order, upon the occurrence and continuation of Termination Event, the DIP Lenders, the Prepetition Senior Loan Parties, or their agents, may enter upon a leased premises for the purposes of exercising remedies after an Event of Default only in accordance with (a) a separate written agreement by and between

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the DIP Lender or Prepetition Senior Loan Parties, as applicable, and any applicable landlord; (b) pre-existing rights of the DIP Lender or Prepetition Senior Loan Parties, as applicable, and any applicable landlord under applicable non-bankruptcy law, (c) consent of the applicable landlords, or (d) entry of an order of this Court obtained by motion of the applicable DIP Lender, Prepetition Senior Loan Parties, or their agents, on such notice to the landlord as shall be required by this Court.
23.    Good Faith under Section 364(e) of the Bankruptcy Code; No Modification or Stay of this Interim Order. The DIP Secured Parties have acted in good faith in connection with the DIP Facilities, the DIP Loan Documents, the interim financing provided by the DIP Facilities, and with this Interim Order, and their reliance on this Interim Order is in good faith. Based on the findings set forth in this Interim Order and the record made during the Interim Hearing, and in accordance with section 364(e) of the Bankruptcy Code, in the event any or all of the provisions of this Interim Order are hereafter modified, reversed, amended or vacated by a subsequent order of the Court or any other court, the DIP Secured Parties and the Prepetition Secured Parties are entitled to the benefits and protections provided in section 364(e) of the Bankruptcy Code. Any such modification, reversal, amendment or vacatur shall not affect the validity and enforceability of any advances previously made or made hereunder, or lien, claim or priority authorized or created hereby. Any security interests, liens or claims granted to the DIP Secured Parties arising prior to the effective date of any such modification, reversal, amendment or vacatur of this Interim Order shall be governed in all respects by the original provisions of this Interim Order, including entitlement to all rights, remedies, privileges and benefits granted herein.
24.    DIP and Other Expenses. The Debtors are authorized and directed to pay, in cash and on a current basis, all reasonable and documented fees, costs, disbursements and expenses of

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the DIP Agents and the Ad Hoc First Lien Group incurred at any time, to the extent provided by the DIP Loan Documents and this Interim Order, whether or not the transactions contemplated hereby are consummated, including, without limitation, legal, accounting, collateral examination, monitoring and appraisal fees and expenses, agency fees, financial advisory fees and expenses, fees and expenses of other consultants and indemnification and reimbursement of fees and expenses (including, without limitation, the reasonable and documented prepetition and postpetition fees, costs and expenses of (A) Simpson Thacher and Norton Rose Fulbright; (B) Opportune; (C) Davis Polk, Haynes and Boone, Cox Castle, Trimeric, Cornerstone, ERM, and Rapp & Krock; (D) Evercore; (E) Ropes & Gray, and (F) any other necessary or appropriate counsel, advisors, professionals or consultants in connection with advising the DIP Agents or the Ad Hoc First Lien Group (collectively the “DIP Secured Party Advisors”)). The invoices for such fees and expenses shall not be required to comply with the U.S. Trustee guidelines, may be in summary form only (and may contain redactions of privileged, confidential or otherwise sensitive information), and shall not be subject to application or allowance by the Court. Such fees and expenses shall not be subject to any offset, defense, claim, counterclaim or diminution of any type, kind or nature whatsoever. The invoices for fees and expenses to be paid pursuant to this paragraph 24 shall be provided to the Fee Notice Parties. Within ten (10) calendar days after delivery of such invoices, the (“Fee Objection Period”), then, without further order of, or application to, the Court or notice to any other party, such fees and expenses shall be promptly paid by the Debtors. If an objection (solely as to reasonableness) is made by any of the Fee Notice Parties within the Fee Objection Period to payment of the requested fees and expenses, then only the disputed portion of such fees and expenses shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Court, and the undisputed portion shall be promptly paid by the Debtors.

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Notwithstanding the foregoing, the Debtors are authorized and directed to pay on the Closing Date the fees and expenses of the DIP Secured Party Advisors incurred on or prior to such date without the need to provide notice to any other party or otherwise comply with the procedures set forth in this paragraph 24.
25.    Indemnification. The Debtors are authorized to jointly and severally indemnify and hold harmless each of the DIP Agents (solely in their capacity as DIP Agents), each DIP Secured Party (solely in its capacity as a DIP Secured Party) and each other party entitled to an indemnity in accordance and subject to the terms and conditions set forth in the DIP Credit Agreements.
26.    Proofs of Claim. The DIP Secured Parties and each of the Prepetition Secured Parties shall not be required to file proofs of claim in any of the Chapter 11 Cases or any Successor Cases for any claim against the Debtors for payment of the Prepetition Obligations arising under the Prepetition Debt Documents. The statements of claims in respect of such indebtedness set forth in this Interim Order, together with any evidence accompanying this Motion and presented at the Interim Hearing, are deemed sufficient to and do constitute proofs of claim in respect of such debt and such secured status. However, in order to facilitate the processing of claims, to ease the burden upon the Court and to reduce any unnecessary expense to the Debtors’ estates, each of the Prepetition RBL Agent, Prepetition FLMO Term Loan Agent, Prepetition FLLO Term Loan Agent and Prepetition Second Lien Collateral Trustee is authorized to file in the Debtors’ lead chapter 11 case In re California Resources Corporation, Case No. 20-33568 (DRJ), a master proof of claim on behalf of its respective Prepetition Secured Parties on account of any and all of their respective claims arising under the applicable Prepetition Debt Documents and hereunder (each, a “Master Proof of Claim”) against each of the Debtors. Upon the filing of any such Master Proof of Claim, the Prepetition RBL Agent, Prepetition FLMO Term Loan Agent, Prepetition FLLO Term Loan

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Agent or Prepetition Second Lien Collateral Trustee, as applicable, shall be deemed to have filed a proof of claim in the amount set forth opposite its name therein in respect of its claims of any type or nature whatsoever with respect to the applicable Prepetition Debt Documents, and the claim of each applicable Prepetition Secured Party (and each of its successors and assigns) named in a Master Proof of Claim shall be treated as if such entity had filed a separate proof of claim in each of the Chapter 11 Cases. The Master Proofs of Claim shall not be required to identify whether any such party acquired its claim from another party and the identity of any such party or to be amended to reflect a change in the holders of the claims set forth therein or a reallocation among such holders of the claims asserted therein resulting from the transfer of all or any portion of such claims. The Master Proofs of Claim shall not be required to attach any instruments, agreements or other documents evidencing the obligations owing by each of the Debtors to the applicable Prepetition Secured Parties. Any proof of claim filed by the Prepetition RBL Agent, Prepetition FLMO Term Loan Agent, Prepetition FLLO Term Loan Agent or Prepetition Second Lien Collateral Trustee shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by any of the Prepetition Secured Parties. Any order entered by the Court in relation to the establishment of a bar date in any of the Chapter 11 Cases or Successor Cases shall not apply to the DIP Secured Parties or Prepetition Secured Parties.
27.    Carve Out.
(a)    Carve Out. Subject to the terms and conditions set forth herein, the DIP Liens, Superpriority DIP Claims, Prepetition Liens, Adequate Protection Liens and Adequate Protection Claims shall be subject to the payment of the Carve Out. As used in this Interim Order, the “Carve Out” means, without duplication, the following expenses, subject, in each case, to application of any retainers that may be held by the applicable professionals as well as proceeds

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from unencumbered assets then currently available: (I) the payment of unpaid fees, expenses and disbursements incurred after delivery of a Carve Out Trigger Notice (as defined below) in connection with the Chapter 11 Cases by professionals employed by the Debtors pursuant to sections 327, 328 or 363 of the Bankruptcy Code and by professionals employed by any Committee pursuant to sections 328 or 1103 of the Bankruptcy Code in the aggregate amount not in excess of $7 million for all such professionals (the “Case Professionals”) to the extent such fees, expenses and disbursements are allowed by the Court at any time, regardless of whether allowed by interim order, procedural order or otherwise, excluding for purposes of this clause (I) any success fee, completion fee, transaction fee or similar investment banking fee (the amounts described in this clause (I), the “Wind-Down Carve Out Amounts”); (II) all accrued and unpaid professional fees and disbursements incurred by Case Professionals on or prior to the delivery of a Carve Out Trigger Notice to the extent allowed by the Court at any time, regardless of whether allowed by interim order, procedural order or otherwise (the amounts described in this clause (II), collectively, the “Pre-Trigger Amount Professional Fees”); (III) all fees to be paid to the clerk of the Court and to the U.S. Trustee pursuant to 28 U.S.C. § 1930 and 31 U.S.C. § 3717 plus interest at the statutory rate; and (IV) all reasonable and documented fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in aggregate amount not in excess of $100,000. As used in this Interim Order, the term “Carve Out Trigger Notice” means the delivery by the Senior DIP Agent of a written notice to the Debtors, the U.S. Trustee and counsel to any Committee following the occurrence and during the continuation of a Termination Event, expressly stating that the Wind-Down Carve Out Amounts are invoked. Upon the Debtors’ receipt of a Carve Out Trigger Notice, the Wind-Down Carve Out Amounts and the Pre-Trigger Amount Professional Fees (collectively, the “Carved-Out Professional Fees”) shall immediately be funded by the Debtors to an

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escrow account (the “Professional Fee Escrow”) with an escrow agent selected by the Debtors and approved by the Senior DIP Agent (which such approval shall not be unreasonably withheld, conditioned or delayed) pursuant to an escrow agreement reasonably acceptable to the Senior DIP Agent, from any and all available Cash Collateral or cash held by the Debtors and, if the then-available cash and Cash Collateral is not sufficient to cover the Carved-Out Professional Fees, the first proceeds from the sale of the DIP Collateral until the Carved-Out Professional Fees are fully funded into the Professional Fee Escrow; provided, that the funding of the Pre-Trigger Amount Professional Fees into the Professional Fee Escrow shall be based on good faith estimates obtained by the applicable professionals. The Professional Fee Escrow shall be subject to a first-priority lien securing the Carved-Out Professional Fees, a second priority lien securing the Senior DIP Obligations, a third priority lien securing the Junior DIP Obligations and a fourth priority lien securing the Adequate Protection Claims. Notwithstanding anything to the contrary herein, upon the delivery of a Carve Out Trigger Notice, the Senior DIP Agent or the Junior DIP Agent shall be required to transfer cash that it sweeps, receives or forecloses upon at any time from and after the delivery of a Carve Out Trigger Notice into the Professional Fee Escrow until such time as the Carved-Out Professional Fees have been fully funded into the Professional Fee Escrow. For the avoidance of doubt, upon delivery of a Carve Out Trigger Notice, in no instance shall any DIP Obligations or Prepetition Obligations be repaid until the Professional Fee Escrow is fully funded or as further set forth in other order(s) of the Court. So long as no Carve Out Trigger Notice has been delivered, the Debtors shall be permitted to pay compensation and reimbursement of expenses to Case Professionals allowed and payable under sections 330 and 331 of the Bankruptcy Code, but solely to the extent the same are allowed at any time by the Court, regardless of whether allowed by interim order, procedural order or otherwise; provided, that, for the avoidance of doubt, the

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payment of such compensation and reimbursement of such expenses prior to the delivery of a Carve Out Trigger Notice shall not reduce the applicable Wind-Down Carve Out Amount. No portion of the Carve Out may be used in contravention of the restrictions or the limitations on the use of the Carve Out set forth in this Interim Order.
(b)    The DIP Agents and the DIP Lenders shall retain automatically perfected and continuing security interests in any residual amount in the Professional Fee Escrow Account available following satisfaction in full of all obligations benefiting from the Carve-Out (the “Residual Carve-Out Amount”). Promptly (but in no event later than 5 business days) following the satisfaction in full of all obligations benefiting from the Carve-Out, the Debtors shall deliver the Residual Carve-Out Amount, if any, to the Senior DIP Agent (or, following a Discharge of Senior DIP Obligations, the Junior DIP Agent).
(c)    No Direct Obligation to Pay Professional Fees. Neither the DIP Agents, the DIP Secured Parties nor the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Case Professionals incurred in connection with the Chapter 11 Cases or any Successor Cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agents, DIP Secured Parties or Prepetition Secured Parties in any way to pay compensation to or to reimburse expenses of any Case Professionals, or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.
(d)    Payment of Carve Out After Carve Out Trigger Notice. Any payment or reimbursement made on or after the date of the delivery of the Carve Out Trigger Notice in respect of any Carved-Out Professional Fees accrued or incurred after delivery of the Carve Out Trigger Notice shall permanently reduce the Wind-Down Carve Out Amount on a dollar-for-dollar basis.
28.    Limitations on the DIP Facilities, the DIP Collateral, the Prepetition Collateral, the Cash Collateral and the Carve Out. No DIP Collateral, Prepetition Collateral, DIP Loans, Cash

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Collateral, proceeds of any of the foregoing, any portion of the Carve Out or any other amounts may be used, directly or indirectly, by any of the Debtors, any Committee, if any, or any trustee or other estate representative appointed in the Chapter 11 Cases or any Successor Cases or any other person or entity (or to pay any professional fees, disbursements, costs or expenses incurred in connection therewith): (a) to object to, prevent, hinder, or delay the DIP Agents’, the DIP Secured Parties’ enforcement or realization upon any of the DIP Collateral, Prepetition Collateral or Cash Collateral, once a Termination Event occurs; (b) to use or seek to use Cash Collateral other than as provided pursuant to this Interim Order or, except to the extent permitted under the terms of the DIP Loan Documents, selling or otherwise disposing of DIP Collateral, in each case, without the consent of both DIP Agents; (c) to seek authorization to obtain liens or security interests that are senior to, or on a parity with, the DIP Liens or the Superpriority DIP Claims, the Adequate Protection Liens, the Adequate Protection Claims or the Prepetition Liens; (d) to request or seek any modification of this Interim Order in any manner not approved by both DIP Agents to the extent such modification would adversely affect the rights of the DIP Secured Parties or the Prepetition Secured Parties; or (e) to investigate (including by way of examinations or discovery proceedings), prepare, assert, join, commence, support or prosecute any challenge (including any litigation or other action) for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief against any or all of the DIP Agents, DIP Secured Parties or Prepetition Secured Parties, or their respective affiliates, assigns or successors and the respective officers, directors, employees, agents, attorneys, representatives and other advisors of the foregoing, with respect to any transaction, occurrence, omission, action or other matter (including formal or informal discovery  proceedings  in anticipation thereof) with respect to (A) any claims or causes of action arising under

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chapter 5 of the Bankruptcy Code, (B) any so-called “lender liability” claims and causes of action, (C) any action with respect to the amount, validity, enforceability, priority and extent of, or asserting any defense, counterclaim, or offset to, the DIP Obligations, the Superpriority DIP Claims, the DIP Liens, the DIP Loan Documents, the Adequate Protection Liens, the Adequate Protection Claims, the Prepetition RBL Loan Documents, the Prepetition RBL Obligations, the Prepetition FLMO Term Loan Documents, the Prepetition FLMO Obligations, the Prepetition FLLO Term Loan Documents, the Prepetition FLLO Obligations, the Prepetition Senior Liens, the Prepetition FLLO Liens, the Prepetition Second Lien Documents, the Prepetition Second Lien Note Obligations or the Prepetition Second Liens, (D) any action seeking to challenge, invalidate, modify, set aside, avoid, marshal, recharacterize or subordinate (other than as contemplated by the Intercreditor Agreements), in whole or in part, the DIP Obligations, the DIP Liens, the Superpriority DIP Claims, the DIP Collateral, the Prepetition Collateral, the Prepetition Liens, the Adequate Protection Liens, the Adequate Protection Claims or the Prepetition Obligations, (E) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to the DIP Secured Parties hereunder or under any of the DIP Loan Documents or prepetition agreements including the Elk Hills Power Agreements (as defined in the Restructuring Support Agreement) or to any of the Prepetition Secured Parties hereunder or under any of the Prepetition Debt Documents (in each case, including, without limitation, claims, proceedings or actions that might prevent, hinder or delay any of the DIP Agents’ or the DIP Lenders’ assertions, enforcements, realizations or remedies on or against the DIP Collateral in accordance with the applicable DIP Loan Documents and this Interim Order and/or the Final Order (as applicable)), or (F) objecting to, contesting, or interfering with, in any way, the DIP Agents’ and the DIP Secured Parties’ enforcement or realization upon any of the DIP Collateral once a Senior DIP Event of Default or Junior DIP Event of Default has occurred;

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provided, however, that no more than $75,000 in the aggregate of the DIP Collateral, the Carve Out, and proceeds from the borrowings under the DIP Facilities or Prepetition Collateral, may be used by any Committee to investigate claims and/or liens of the Prepetition Secured Parties. For the avoidance of doubt, the Debtor reserves the right to contest, and to use Cash Collateral to contest, the existence or extent of any Diminution in Value for purposes of any Adequate Protection Claim or Adequate Protection Lien.
29.    Reservation of Certain Third Party Rights and Bar of Challenges and Claims.
(a)    Each stipulation, admission, and agreement contained in this Interim Order including, without limitation, the Debtors’ stipulations set forth in paragraph E hereof (collectively, the “Stipulations”), shall be binding on the Debtors upon entry of this Interim Order. The Stipulations shall be binding on any successor to the Debtors (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors in the Chapter 11 Cases or any Successor Cases) under all circumstances and for all purposes, and the Debtors are deemed to have irrevocably waived and relinquished all Challenges (as defined below) as of the Petition Date.
(b)    Upon expiration of the Challenge Period (as defined below), the Stipulations shall be binding upon all other parties in interest (including without limitation, any Committee, if appointed) and any other person or entity acting or seeking to act on behalf of the Debtors’ estates, in all circumstances and for all purposes, unless (1) any Committee or a party in interest (in each case, to the extent requisite standing is obtained pursuant to an order of this Court entered prior to the expiration of the Challenge Period) has timely and duly filed an adversary proceeding or contested matter (subject to the limitations contained herein) (each, a “Challenge Proceeding”) by the expiration of the Challenge Period (as defined below), objecting to or challenging the amount,

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validity, perfection, enforceability, priority or extent of the Prepetition Obligations, the Prepetition Liens or the Prepetition Debt Documents, or otherwise asserting or prosecuting any avoidance action or any other claim, counterclaim, cause of action, objection, contest or defense (a “Challenge”) against any of the Prepetition Secured Parties, or any of their respective affiliates, subsidiaries, officers, directors, managers, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and the respective successors and assigns thereof (in each case, in their respective capacities as such), arising under, in connection with or related to the Prepetition Obligations, the Prepetition Liens or the Prepetition Debt Documents and (2) there is entered a final non-appealable order in favor of the plaintiff in any such timely filed Challenge Proceeding; provided, however, that any pleadings filed in any Challenge Proceeding shall set forth with specificity the basis for such Challenge (and any Challenges not so specified prior to the expiration of the Challenge Period shall be deemed forever, waived, released and barred).
(c)    Only those parties in interest who properly obtain standing and commence a Challenge within the Challenge Period may prosecute such Challenge. As to (x) any parties in interest, including any Committee, who do not obtain standing and fail to file a Challenge prior to the expiration of the Challenge Period, or if any such Challenge is filed and overruled, or (y) any and all matters that are not expressly the subject of a timely Challenge: (1) any and all such Challenges by any party (including, without limitation, any Committee, any chapter 11 trustee, any examiner or any other estate representative appointed in the Chapter 11 Cases, or any chapter 7 trustee, any examiner or any other estate representative appointed in any Successor Cases), shall be deemed to be forever waived and barred; (2) all of the findings, Debtors’ stipulations, waivers,  releases, affirmations and other Stipulations hereunder as to the priority, extent, allowability, validity and perfection as to all Prepetition Obligations, Prepetition Liens and Prepetition Debt Documents,

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shall be of full force and effect and forever binding upon the applicable Debtors’ bankruptcy estates and all creditors, interest holders and other parties in interest in the Chapter 11 Cases and any Successor Cases; (3) the Debtors’ estates, all creditors, interest holders and other parties in interest in the Chapter 11 Cases and any Successor Cases shall be deemed to have released, waived and discharged the Prepetition Secured Parties (in each case, whether in their prepetition or postpetition capacity), together with each of their respective successors, assigns, affiliates, parents, subsidiaries, partners, controlling persons, representatives, agents, attorneys, advisors, financial advisors, consultants, professionals, officers, directors, members, managers, shareholders, and employees, from any and all claims and causes of action arising out of, based upon or related to, in whole or in part, the Prepetition Obligations; (4) the Prepetition Obligations shall constitute allowed claims and shall not be subject to any defense, claim, counterclaim, recharacterization, subordination, offset, avoidance, for all purposes in these Chapter 11 Cases and any Successor Cases; (5) the Prepetition Debt Documents shall be deemed to have been valid, as of the Petition Date, and enforceable against each of the Debtors in the Chapter 11 Cases and any Successor Cases; and (6) the Prepetition Liens shall be deemed to have been, as of the Petition Date, legal, valid, binding, perfected, security interests and liens, not subject to recharacterization, subordination, avoidance or other defense;
(d)    The “Challenge Period” shall mean the earlier of (a) sixty (60) days after the formation of any Committee, but in no event later than seventy-five (75) days after the Petition Date, (b) if no Committee is formed, seventy-five (75) days after the Petition Date and (c) the date of confirmation of a chapter 11 plan. The Challenge Period may only be extended (A) with the written consent of the Prepetition RBL Agent with respect to the Prepetition RBL Obligations, the

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Prepetition RBL Loan Documents or the Prepetition Senior Liens; the Prepetition FLMO Term Loan Agent with respect to the Prepetition FLMO Obligations, the Prepetition FLMO Term Loan Documents or the Prepetition Senior Liens; the Prepetition FLLO Term Loan Agent with respect to the Prepetition FLLO Obligations, the Prepetition FLLO Term Loan Documents or the Prepetition FLLO Liens; or the Prepetition Second Lien Collateral Trustee with respect to the Prepetition Second Lien Obligations, the Prepetition Second Lien Documents or the Prepetition Second Liens, or (B) by the Court, upon a motion for cause shown, in each case, prior to the expiration of the Challenge Period.
(e)    In the event there is a timely successful Challenge by a final non-appealable order, pursuant and subject to the limitations contained in this paragraph 29, to the repayment of any of the Prepetition RBL Obligations pursuant to this Interim Order based upon a successful challenge to the validity, enforceability, extent, perfection or priority of the Prepetition RBL Obligations or the liens securing the same, this Court shall determine the remedies as to the portion of the Prepetition RBL Obligations subject to the successful Challenge, which may include the unwinding the repayment of and reinstating such Prepetition RBL Obligations, and all parties’ rights are fully reserved in respect of any such potential remedies . If any amount of Prepetition RBL Obligations are reinstated or required to be repaid to the Debtors or any third party, any portion of such Prepetition RBL Obligations that are secured by valid and enforceable liens shall benefit from the RBL Adequate Protection Claims and the RBL Adequate Protection Liens and the Prepetition RBL Agent reserves all of its rights to seek additional or different adequate protection.
(f)    Notwithstanding anything to the contrary herein: (x) if any Challenge is timely commenced and standing is timely obtained, the Stipulations shall, upon expiration of the

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Challenge Period, nonetheless remain binding and preclusive (as provided in paragraph 29(b) hereof) on all parties-in-interest (other than the party that has brought such Challenge in connection therewith and then only with respect to the Stipulations that are subject to the Challenge and not to any Stipulations not subject to the Challenge), except to the extent that such Stipulations were expressly and successfully challenged in such Challenge Proceeding as set forth in a final, non-appealable order of a court of competent jurisdiction; and (y) the Prepetition Secured Parties reserve all of their respective rights to contest on any grounds any Challenge and preserve any and all of their rights to appeal and stay any orders issued in connection with a successful Challenge. Nothing in this Interim Order vests or confers on any Person (as defined in the Bankruptcy Code), including any Committee or any non-statutory committees appointed in the Chapter 11 Cases, standing or authority to pursue any cause of action belonging to the Debtors or their estates, and all rights to object to such standing are expressly reserved.
30.    No Third Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect or incidental beneficiary.
31.    Section 506(c). In partial consideration for, among other things, the Carve Out and the payments made under the Approved Budget to administer the Chapter 11 Cases with the use of Cash Collateral, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases at any time shall be charged against the DIP Secured Parties or the Prepetition Secured Parties, any of the DIP Obligations or the Prepetition Obligations, or any of the DIP Collateral or the Prepetition Collateral pursuant to sections 105 or 506(c) of the Bankruptcy Code or otherwise for any costs and expenses incurred in connection with the preservation, protection, enhancement or realization by the DIP Secured Parties upon the DIP Collateral, or by the Prepetition

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Secured Parties upon the Prepetition Collateral, as applicable or otherwise, without the prior express written consent of the affected DIP Agent, Prepetition RBL Agent, Prepetition Senior Secured Collateral Agent, Prepetition FLLO Term Loan Agent, Prepetition FLMO Term Loan Agent or Prepetition Second Lien Collateral Trustee, in their sole discretion (but subject to the Intercreditor Agreements where applicable), provided that the foregoing shall be without prejudice to the terms of the Final Order with respect to the period from and after entry of the Final Order. For the avoidance of doubt, consent to the Carve Out or the approval of any budget hereunder shall not be deemed a consent under this paragraph. Nothing contained in this Interim Order shall be deemed to consent by the Senior DIP Agent, the Junior DIP Agent, the DIP Secured Parties, or the Prepetition Secured Parties to any charge, lien, assessment, or claims against any DIP Collateral, under section 506(c) of the Bankruptcy Code or otherwise.
32.    Section 552(b). The Prepetition Secured Parties are and shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Secured Parties or the Prepetition Obligations, provided that the foregoing shall be without prejudice to the terms of the Final Order with respect to the period from and after the entry of the Final Order.
33.    Waiver of Marshaling for DIP Secured Parties. Subject to entry of the Final Order, the DIP Secured Parties shall not be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to any of the DIP Collateral.  All parties preserve until the Final Order any rights they may have (and solely to the extent they are not contractually prohibited from doing so) to argue that the DIP Lenders should be required under the equitable doctrine of marshalling or any similar equitable remedy to look first to currently encumbered assets for repayment of, or recovery on, the DIP Loans.

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34.    Waiver of Marshaling for Prepetition Secured Parties. Subject to the Final Order, in no event shall the Prepetition Secured Parties be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to any of the Prepetition Collateral, provided, that, in the event that either (x) the Restructuring Support Agreement has been terminated by the Debtors due to a material breach by the Required Consenting Creditors or (y) the Backstop  Commitment Agreement has been terminated due to the Backstop Parties terminating their Backstop Commitments, the Prepetition Secured Parties shall be subject to, and retain all arguments and defenses in connection with, such doctrines.
35.    Right to Credit Bid. Pursuant to section 363(k) of the Bankruptcy Code, (a) the Senior DIP Agent, on behalf of the Senior DIP Secured Parties (subject to the terms of the Senior DIP Loan Documents) shall have the right to “credit bid” (without the need to submit a deposit) up to the full amount of the Senior DIP Obligations, in connection with any sale or other disposition of all or any portion of the DIP Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code, and shall automatically be deemed a “qualified bidder” with respect to any such sale or disposition of DIP Collateral; and (b) the Junior DIP Agent, on behalf of the Junior DIP Secured Parties (subject to the terms of the Junior DIP Loan Documents) shall have the right to “credit bid” up to the full amount of the Junior DIP Obligations, in connection with any sale or other disposition of all or any portion of the DIP Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code but only if such bid by the Junior DIP Agent includes a cash payment

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sufficient to provide for the Discharge of Senior DIP Obligations and the Discharge of Senior DIP Obligations occurs immediately after giving effect to such credit bid.
36.    Rights Preserved. Notwithstanding anything herein to the contrary, the entry of this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly: (a) the rights of the DIP Secured Parties to seek any other or supplemental relief in respect of the Debtors; (b) the rights of the DIP Secured Parties under the DIP Loan Documents, the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, the right to (i) request modification of the automatic stay of section 362 of the Bankruptcy Code, (ii) request dismissal of any of the Chapter 11 Cases, conversion of any or all of the Chapter 11 Cases to a case under chapter 7, or appointment of a chapter 11 trustee or examiner with expanded powers, or (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans of reorganization; or (c) any other rights, claims, or privileges (whether legal, equitable or otherwise) of the DIP Secured Parties; provided, that notwithstanding the foregoing, in no event shall the Junior DIP Agent or Junior DIP Secured Parties seek additional or supplemental relief in respect of the Debtors or propose any chapter 11 plan or plan of reorganization, in each case that is inconsistent with the payment priority of the Senior DIP Obligations and Prepetition RBL Obligations set forth in paragraph 22(c). Notwithstanding anything herein to the contrary, the entry of this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the Debtors’ or any party-in-interest’s right to oppose any of the relief requested in accordance with the immediately preceding sentence, except as expressly set forth in this Interim Order.
37.    Intercreditor Agreements. Nothing in this Interim Order shall amend or otherwise modify the terms or enforceability of the Intercreditor Agreements, including without limitation,

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the turnover and bankruptcy-related provisions contained therein, and the Intercreditor Agreements shall each remain in full force and effect. The rights of the Prepetition Secured Parties shall at all times remain subject to the Intercreditor Agreements.
38.    No Waiver by Failure to Seek Relief. The failure, at any time or times hereafter, of the DIP Secured Parties and the Prepetition Secured Parties, to require strict performance by the Debtors of any provision of this Interim Order shall not waive, affect or diminish any right of such parties thereafter to demand strict compliance and performance therewith. No delay on the part of any party in the exercise of any right or remedy under this Interim Order shall preclude any other or further exercise of any such right or remedy or the exercise of any other right or remedy. No consents by any of the DIP Secured Parties or the Prepetition Secured Parties shall be implied by any inaction or acquiescence by any of the DIP Secured Parties or the Prepetition Secured Parties.
39.    Binding Effect of this Interim Order. Immediately upon, and effective as of, entry by the Court, this Interim Order shall inure to the benefit of the Debtors, the DIP Secured Parties and the Prepetition Secured Parties and it shall become valid and binding upon the Debtors, the DIP Secured Parties and the Prepetition Secured Parties and any and all other creditors of the Debtors, any Committee or other committee appointed in the Chapter 11 Cases, any and all other parties in interest and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed as legal representative of any of the Debtors in any of the Chapter 11 Cases, or upon dismissal of any of the Chapter 11 Cases. Further, upon entry of this Interim Order, the DIP Obligations shall constitute allowed claims for all purposes in each of the Chapter 11 Cases.
40.    No Modification to Interim Order. Until and unless the DIP Obligations and the Prepetition RBL Obligations, the Prepetition FLMO Obligations, and the Prepetition FLLO

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Obligations have been indefeasibly paid in full in cash, the Debtors irrevocably waive the right to seek and shall not seek or consent to, directly or indirectly: without the prior written consent of the DIP Agents, the Majority Junior DIP Lenders, the Prepetition RBL Agent, Prepetition FLMO Term Lenders holding more than 50% of the loans under the Prepetition FLMO Credit Agreement (the “Required FLMO Term Lenders”) and the Prepetition FLLO Term Lenders holding more than 50% of the loans under the Prepetition FLLO Credit Agreement (the “Required FLLO Term Lenders”) (a) a priority claim for any administrative expense or unsecured claim against the Debtor (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation any administrative expense of the kind specified in sections 503(b), 506(c), 507(a) or 507(b) of the Bankruptcy Code) in the Chapter 11 Cases, equal or superior to the Superpriority DIP Claims, the RBL Adequate Protection Claims, the FLMO Adequate Protection Claims or the FLLO Adequate Proection Claims other than the Carve Out; (b) any order authorizing the use of Cash Collateral resulting from the DIP Collateral or the Prepetition Collateral that is inconsistent with this Interim Order; or (c) any lien on any of the DIP Collateral or Prepetition Collateral with priority equal or superior to the DIP Liens, the Senior Adequate Protection Liens or the FLLO Adequate Proection Liens except as specifically provided in the DIP Loan Documents or this Interim Order. The Debtors irrevocably waive any right to seek any amendment, vacatur, stay, modification or extension of this Interim Order without the prior written consent, as provided in the foregoing, of the DIP Agents, the Majority Junior DIP Lenders, the Required FLMO Term Lenders and the Required FLLO Term Lenders, and Ares to the extent such amendment, vacatur, stay, modification or extension is adverse to Ares. Until the Discharge of Senior DIP Obligations, the Junior DIP Agent and the Junior DIP Secured Parties may not seek to amend, modify, vacate, supplement or waive the terms of this Interim Order in a manner adverse to the interests or rights of the Senior DIP Secured Parties or,

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prior to the Prepetition RBL Obligatoins being discharged, the Prepetition RBL Secured Parties, in either case without the prior written consent of the Senior DIP Agent and the Prepetition RBL Agent, as applicable.
41.    Order Controls. In the event of any inconsistency between the terms and conditions of the DIP Loan Documents, any other document or any other order of the Court and of this Interim Order, the provisions of this Interim Order shall govern and control.
42.    Limits on Lender Liability. Nothing in this Interim Order or in any of the DIP Loan Documents or the Prepetition Debt Documents or any other documents related to this transaction shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Secured Parties or the Prepetition Secured Parties of any liability for any claims arising from any and all activities by the Debtors in the operation of their businesses in connection with the Debtors’ postpetition restructuring efforts.
43.    Survival. The provisions of this Interim Order and any actions taken pursuant hereto shall survive, and shall not be modified, impaired or discharged by, entry of any order that may be entered (a) confirming any plan of reorganization in any of the Chapter 11 Cases, (b) converting any or all of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (c) dismissing any or all of the Chapter 11 Cases, or (d) pursuant to which the Court abstains from hearing any of the Chapter 11 Cases. The terms and provisions of this Interim Order, including the claims, liens, security interests, and other protections (as applicable) granted to the DIP Secured Parties and the Prepetition Secured Parties pursuant to this Interim Order, notwithstanding the entry of any such order, shall continue in any of the Chapter 11 Cases, following dismissal of any of the Chapter 11 Cases, or any Successor Cases, and shall maintain their priority as provided by this Interim Order. The DIP Protections (as defined below), as well as the terms and provisions concerning the

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reimbursement and indemnification of the DIP Secured Parties shall continue in any of the Chapter 11 Cases following dismissal of any of the Chapter 11 Cases, termination of the provisions of this Interim Order, and/or the indefeasible payment in full of the DIP Obligations.
44.    Dismissal. If any order dismissing any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code), that (i) the rights, privileges, benefits and protections afforded herein and in the DIP Loan Documents, including the DIP Liens and the Superpriority DIP Claims (collectively, the “DIP Protections”), shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all DIP Obligations have been paid in full (and that all DIP Protections shall, notwithstanding such dismissal, remain binding on all parties in interest), and (ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such DIP Protections.
45.    Entry of this Interim Order/Waiver of Applicable Stay. The Clerk of the Court is hereby directed to forthwith enter this Interim Order on the docket of the Court maintained in regard to the Chapter 11 Cases. This Interim Order shall be effective upon its entry and not subject to any stay (all of which are hereby waived), notwithstanding anything to the contrary contained in Bankruptcy Rule 4001(a)(3).
46.    Final Hearing. The final hearing with respect to the relief requested in the Motion shall be held on August 14, 2020 at 9:00 A.M. (prevailing Central Time) (the “Final Hearing”).  Any objections or responses to entry of the proposed Final Order shall be filed on or before 4:00 p.m. (prevailing Central Time) on __________, 2020 and served on the following parties: (a) the Debtors, California Resources Corporation, 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355 (Attn: Michael L. Preston); (b) proposed counsel to the Debtors,

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Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (Attn: Alexa J. Kranzley) and Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (Attn: Paul E. Heath); (c) counsel to the administrative agent for the Debtors’ Senior DIP Facility, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (Attn: Sandy Qusba and Nicholas A. Baker) and Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201-7932 (Attn: Louis Strubeck and Jason L. Boland); (d) counsel to the Ad Hoc First Lien Group, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 11017 (Attn: Damian S. Schaible and Angela M. Libby); (e) counsel to Ares, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York, 10022 (Attn: Steven Serajeddini); (f) counsel to the ad hoc group of Prepetition Second Lien Noteholders; (g) counsel to any statutory committee appointed in these chapter 11 cases; (h) the U.S. Trustee; and (i) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002. In the event the Court modifies any of the provisions of this Interim Order or other documents following the Final Hearing, such modifications shall not affect the rights and priorities of the DIP Agents and the DIP Lenders pursuant to this Interim Order with respect to the DIP Collateral and any portion of the DIP Facilities that arises, or is incurred or is advanced prior to such modifications (or otherwise arising prior to such modifications), and this Interim Order shall remain in full force and effect except as specifically modified pursuant to the Final Hearing.
47.    Effect of this Interim Order. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 and 9024 or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.

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48.    Retention of Jurisdiction. The Court shall retain exclusive jurisdiction to hear, determine and, if applicable, enforce the terms of, any and all matters arising from or related to the DIP Facilities and/or this Interim Order.

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EXHIBIT H
FORM OF NOTICE OF CONVERSION OR CONTINUATION
[__________], 202[__]1

To:
Alter Domus Products Corp., as Administrative Agent under that certain Junior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among California Resources Corporation, a Delaware corporation and debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Alter Domus Products Corp., as Administrative Agent (such terms and each other capitalized term used but not defined herein having the meaning provided in Article I of the Credit Agreement).

Ladies and Gentlemen:
The undersigned, the Borrower, refers to the Credit Agreement, and hereby gives you notice irrevocably, pursuant to Section 2.6(a) of the Credit Agreement, of the [conversion] [continuation] of the Loans specified below:

(i)	The Business Day of the proposed date of [conversion] [continuation] is [ ], 202[ ].

(ii)	The aggregate amount of the Loans to be [converted] [continued] is $[ ]. [Such Loans are subject to an interest rate Hedge Agreement, which is attached hereto.]

(iii)
The Loans shall be [converted into] [continued as] [LIBOR Loans] [ABR Loans]. [Such Loans shall be automatically continued as LIBOR Loans for each Interest Period until the expiration of the term of the interest rate Hedge Agreement attached hereto, which expires on __________________].

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:
__________

[1]
To be submitted prior to 1:00 p.m. (New York City time) at least (1) three (3) Business Days prior to the date of conversion or continuation, in the case of a continuation of or conversion to LIBOR Loans, or (2) one (1) Business Day prior to the date of conversion, in the case of conversion into ABR Loans.

H-1